____________________________________________________________________________________________________________________________________________________________

CREDIT AGREEMENT
Dated as of November 18, 2005

among

CC TOLLGATE LLC, a Delaware limited liability company,
as Borrower

the LENDERS and L/C ISSUER herein named

WELLS FARGO BANK, National Association,
as Agent Bank

____________________________________________________________________________________________________________________________________________________________

TABLE OF CONTENTS

RECITALS 1

ARTICLE I - DEFINITIONS 2

Section 1.01. Definitions   2
Section 1.02. Interpretation and Construction   36
Section 1.03. Use of Defined Terms   37
Section 1.04. Cross-References   37
Section 1.05. Exhibits and Schedules   37

ARTICLE II - AMOUNT AND TERMS OF THE C/T LOAN 37

Section 2.01. The C/T Loan   37
Section 2.02. Term of C/T Loan   38
Section 2.03. The C/T Note, Interest Rate, Scheduled Amortization and Excess Cash Flow Payments   38
Section 2.04. Construction Disbursements   39

ARTICLE II B - AMOUNT AND TERMS OF THE REVOLVING CREDIT FACILITY 40

Section 2.05. The Revolving Credit Facility   40
Section 2.06. Use of Proceeds of the Revolving Credit Facility   40
Section 2.07. Notice of Borrowings   41
Section 2.08. Conditions of Borrowings   42
Section 2.09. The Revolving Credit Note and Interest Rate   42
Section 2.10. Issuance of Letters of Credit   43

ARTICLE II C - SECURITY, FEES AND OTHER PROVISIONS OF THE BANK FACILITIES 47

Section 2.11. Security for the Bank Facilities   47
Section 2.12. Place and Manner of Payment   47
Section 2.13. Fees   49
Section 2.14. Late Charges and Default Rate   50
Section 2.15. Net Payments   50
Section 2.16. Completion Guaranty Agreement   51

ARTICLE III - REQUIREMENTS FOR THE OCCURRENCE OF THE CLOSING DATE AND ALL BORROWINGS AND CONSTRUCTION DISBURSEMENTS 51

i

A. Closing Conditions 51

Section 3.01. Credit Agreement   51
Section 3.02. The Notes and Completion Guaranty   52
Section 3.03. Security Documentation   52
Section 3.04. Other Loan Documents   52
Section 3.05. Articles of Organization, Operating Agreement, Resolutions, Certificates of Good Standing, and Closing Certificate   52
Section 3.06. Opinion of Counsel   53
Section 3.07. Title Insurance   53
Section 3.08. Survey   53
Section 3.09. Payment of Taxes   53
Section 3.10. Insurance   53
Section 3.11. Payment of Fees and Existing Bank Debt   54
Section 3.12. Reimbursement for Expenses and Fees   54
Section 3.13. Schedules   54
Section 3.14. Environmental Reports   54
Section 3.15. No Injunction or Other Litigation   55
Section 3.16. Additional Documents and Statements   55
Section 3.17. Subordinations   55
Section 3.18. Notice of Borrowing   55
Section 3.19. Certain Statements   55
Section 3.20 Comfort Letter   56

B.	Conditions Precedent to Initial Construction Disbursement	56

Section 3.21. Receipt of Proceeds of Subordinated Debt   56
Section 3.22. Construction Cost Analysis and Required Borrower Construction Expenditures   56
Section 3.23. Construction Schedule, Plans and Specifications and Construction Budgets   57
Section 3.24. Construction Agreements   57
Section 3.25. Architect’s Contract.   57
Section 3.26. Major Subcontractor’s Construction Contracts   57
Section 3.27. Evidence of Availability of Utilities for Construction Projects   57
Section 3.28. Regulatory Approvals, Permits, Consents, Etc.   58
Section 3.29. Assignment of Architect’s Contract   58
Section 3.30. Assignment of Casino General Contractor’s Agreement   58
Section 3.31. Assignment of Garage General Contractor’s Agreement   58
Section 3.32. Major Subcontractor Assignments   58

Section 3.33. Soil Test Report   58
Section 3.34. Notice by Disburser   58

ARTICLE IV - REPRESENTATIONS AND WARRANTIES 58

Section 4.01. Organization; Power and Authorization   58
Section 4.02. No Conflict With, Violation of or Default Under Laws or Other Agreements   59
Section 4.03. Litigation   59
Section 4.04. Agreements Legal, Binding, Valid and Enforceable   59
Section 4.05. Information and Financial Data Accurate; Financial Statements; No Adverse Event   60
Section 4.06. Governmental Approvals   60
Section 4.07. Payment of Taxes   60
Section 4.08. Title to Properties   61
Section 4.09. No Untrue Statements   61
Section 4.10. Brokerage Commissions   61
Section 4.11. No Defaults   62
Section 4.12. Availability of Utility Services   62
Section 4.13. Policies of Insurance   62
Section 4.14. Management Agreement and Subordinated Notes   62
Section 4.15. Spaceleases   62
Section 4.16. Equipment Leases and Contracts   62
Section 4.17. Gaming Permits   63
Section 4.18. Environmental Certificate   63
Section 4.19. Investment Company Act   63
Section 4.20. Public Utility Holding Company Act   63
Section 4.21. Labor Relations   63
Section 4.22. Trademarks, Patents, Licenses, Franchises, Formulas and Copyrights   63
Section 4.23. Contingent Liabilities   63
Section 4.24. Subsidiaries   64
Section 4.25. The Construction Projects   64
Section 4.26. General Contractor Agreements, Architect Contract and Interior Designer’s Contract   64

ARTICLE V - GENERAL COVENANTS OF BORROWER 64

Section 5.01. FF&E   64
Section 5.02. Permits; Licenses and Legal Requirements   64
Section 5.03. Protection Against Lien Claims   65
Section 5.04. Restrictions on Payment or Prepayment of Subordinated Debt and Management Fees   65

Section 5.05. No Change in Character of Business or Location of Chief Executive Office   66
Section 5.06. Preservation and Maintenance of Properties and Assets; Acquisition of Additional Property   66
Section 5.07. Repair of Properties and Assets   66
Section 5.08. Financial Statements; Reports; Certificates and Books and Records   67
Section 5.09. Insurance   68
Section 5.10. Taxes   73
Section 5.11. Permitted Encumbrances Only   74
Section 5.12. Advances   74
Section 5.13. Further Assurances   74
Section 5.14. Indemnification   75
Section 5.15. Inspection of the Collateral and Appraisal   76
Section 5.16. Compliance With Other Loan Documents   76
Section 5.17. Suits or Actions Affecting Borrower   76
Section 5.18. Compliance with Gaming Authorities   76
Section 5.19. Tradenames, Trademarks and Servicemarks   76
Section 5.20. Notice of Hazardous Materials   76
Section 5.21. Compliance with Access Laws   77
Section 5.22. Compliance with Management Agreement   77
Section 5.23. Interest Rate Protection   78

ARTICLE VI - FINANCIAL COVENANTS 78

Section 6.01. Total Leverage Ratio   78
Section 6.02. Senior Leverage Ratio   79
Section 6.03. Adjusted Fixed Charge Coverage Ratio   80
Section 6.04. Minimum Annualized EBITDAM   80
Section 6.05. Limitation on Indebtedness   80
Section 6.06. Restriction on Distributions   82
Section 6.07. Capital Expenditures Requirements   83
Section 6.08. Contingent Liability(ies)   84
Section 6.09. Investment Restrictions   84
Section 6.10. Total Liens   84
Section 6.11. No Change of Control   84
Section 6.12. Sale of Assets, Consolidation, Merger, or Liquidation   84
Section 6.13. ERISA   85
Section 6.14. Margin Regulations   86
Section 6.15. Transactions with Affiliates   86
Section 6.16. Limitation of Subsidiaries   86
Section 6.17. Change in Accounting Principles   86

ARTICLE VII - EVENTS OF DEFAULT 87

Section 7.01. Events of Default   87
Section 7.02. Default Remedies   90
Section 7.03. Application of Proceeds   91
Section 7.04. Notices   92
Section 7.05. Agreement to Pay Attorney's Fees and Expenses   92
Section 7.06. No Additional Waiver Implied by One Waiver   92
Section 7.07. Licensing of Agent Bank and Lenders   92
Section 7.08. Exercise of Rights Subject to Applicable Law   92
Section 7.09. Discontinuance of Proceedings   93

ARTICLE VIII - DAMAGE, DESTRUCTION AND CONDEMNATION 93

Section 8.01. No Abatement of Payments   93
Section 8.02. Distribution of Capital Proceeds Upon Occurrence of Fire, Other Perils or Condemnation   93

ARTICLE IX - CONSTRUCTION DISBURSEMENT PROCEDURES 95

Section 9.01. Commencement and Completion of the Construction Projects   95
Section 9.02. Master Set of Plans and Specifications   96
Section 9.03. Construction of the Construction Projects Entirely on the Real Property   96
Section 9.04. List and Assignment of Major Subcontracts   96
Section 9.05. Construction Projects Sign   97
Section 9.06. Inspection of Construction Progress and Lenders’ Consultant   97
Section 9.07. Advance of Construction Disbursements   97
Section 9.08. Restriction on Construction Disbursements   98
Section 9.09. Construction Disbursement Requests and Lien Releases   98
Section 9.10. A Construction Disbursement Does Not Mean Approval of Work or Materials   98
Section 9.11. Method of Disbursement   99
Section 9.12. Changes in the Construction Budgets and Work to be Performed Under the Plans and Specifications   99
Section 9.13. Conditions Precedent to Construction Disbursement   100
Section 9.14. No Obligation to See to Proper Application of Construction Disbursements   102
Section 9.15. No Construction Disbursements Required in Event of Default   103
Section 9.16. No Construction Disbursements Required if Cloud on Title Exists   103

v

Section 9.17. Indorsement from Title Insurance Company   103
Section 9.18. Ownership of all Materials Used on the Construction Projects   103
Section 9.19. Accuracy of Representations and Warranties   103
Section 9.20. Waiver of Requirements by Requisite Lenders   104
Section 9.21. Disbursement of Retainage   104
Section 9.22. Construction Disbursements if a Lender Fails to Provide Funds   106
Section 9.23. Possession and Completion of Construction   106

ARTICLE X - AGENCY PROVISIONS 107

Section 10.01. Appointment.   107
Section 10.02. Nature of Duties   108
Section 10.03. Disbursement of Borrowings and Construction Disbursements   108
Section 10.04. Distribution and Apportionment of Payments   109
Section 10.05. Rights, Exculpation, Etc.   111
Section 10.06. Reliance   111
Section 10.07. Indemnification   112
Section 10.08. Agent Individually   112
Section 10.09. Successor Agent Bank; Resignation of Agent Bank; Removal of Agent Bank   112
Section 10.10. Consent and Approvals   113
Section 10.11. Agency Provisions Relating to Collateral   115
Section 10.12. Lender Actions Against Collateral   117
Section 10.13. Ratable Sharing   117
Section 10.14. Delivery of Documents   118
Section 10.15. Notice of Events of Default   118

ARTICLE XI - GENERAL TERMS AND CONDITIONS 119

Section 11.01. Amendments and Waivers   119
Section 11.02. Failure to Exercise Rights   120
Section 11.03. Notices and Delivery   121
Section 11.04. Modification in Writing   122
Section 11.05. Other Agreements   122
Section 11.06. Counterparts   122
Section 11.07. Rights, Powers and Remedies are Cumulative   123
Section 11.08. Continuing Representations   123
Section 11.09. Successors and Assigns   123
Section 11.10. Assignment of Loan Documents by Borrower or Syndication Interests by Lenders   123
Section 11.11. Action by Lenders   125

Section 11.12. Time of Essence   125
Section 11.13. Choice of Law and Forum   125
Section 11.14. Arbitration   126
Section 11.15. Waiver of Jury Trial   126
Section 11.16. Scope of Approval and Review   127
Section 11.17. Severability of Provisions   127
Section 11.18. Cumulative Nature of Covenants   127
Section 11.19. Cost to Prevailing Party   127
Section 11.20. Expenses   127
Section 11.21. Setoff   128
Section 11.22. Confidentiality   129
Section 11.23. Security and Loan Documentation   129
Section 11.24. Schedules Attached   129

Schedule 2.01(a) - Schedule of Lenders' Proportions in Bank Facility
Schedule 2.03(d) - C/T Loan Reduction Schedule
Schedule 3.13(b) - Schedule of Significant Litigation
Schedule 4.15  - Schedules of Spaceleases
Schedule 4.16  - Schedules of Equipment Leases and Contracts
Schedule 4.23 - Schedule of Contingent Liabilities
Schedule 5.09(k) - Schedule of General Contractor Minimum Insurance Requirements

Section 11.25. Exhibits Attached   130

Exhibit A - C/T Note
Exhibit B	-	Revolving Credit Note
Exhibit C	-	Notice of Borrowing - Form
Exhibit D	-	Construction Disbursement Request - Form
Exhibit E	-	Payment Subordination Agreement - Form
Exhibit F	-	Compliance Certificate - Form
Exhibit G	-	Legal Opinion - Form
Exhibit H	-	Management Subordination Agreement - Form
Exhibit I	-	Authorized Officer Certificate - Form
Exhibit J	-	Closing Certificate - Form
Exhibit K	-	Assignment and Assumption Agreement - Form
Exhibit L	-	Real Property Description
Exhibit M	-	Financial Requirement Analysis - Form
Exhibit N	-	Lender’s Disbursement Budget - Form
Exhibit O	-	Completion Guaranty - Form
Exhibit P	-	Cash Collateral Pledge Agreement - Form

CREDIT AGREEMENT

THIS CREDIT AGREEMENT ("Credit Agreement") is made and entered into as of the 18th day of November, 2005, by and among CC TOLLGATE LLC, a Delaware limited liability company (hereinafter sometimes referred to as "Tollgate" and at other times hereinafter referred to as the "Borrower"), each financial institution whose name is set forth on the signature pages of this Credit Agreement and each lender which may hereafter become a party to this Credit Agreement pursuant to Section 11.10(b) (each individually a "Lender" and collectively the "Lenders"), WELLS FARGO BANK, National Association, as the issuer of letters of credit following the Closing Date (in such capacity, together with its successors and assigns, the "L/C Issuer") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the Lenders and L/C Issuer collectively referred to as the "Banks").

R E C I T A L S:

WHEREAS:

A.  In this Credit Agreement all capitalized words and terms shall have the respective meanings and be construed herein as hereinafter provided in Section 1.01 of this Credit Agreement and shall be deemed to incorporate such words and terms as a part hereof in the same manner and with the same effect as if the same were fully set forth.

B.  Borrower is the owner and developer of the Casino Project and the Parking Garage Project.

C.  Borrower desires to establish a construction and term loan and a revolving credit facility for the purpose of financing a portion of the costs of the development, construction, start-up costs, equipping and furnishing of the Construction Projects and following the Completion Date, to be used for working capital and general corporate purposes.

D.  Lenders are willing to (i) establish the C/T Loan in the principal amount of Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000.00), and (ii) establish the Revolving Credit Facility in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) including a letter of credit subfacility for the issuance of Letters of Credit up to the maximum aggregate amount of One Million Dollars ($1,000,000.00) at any time outstanding, in each case, for the uses and purposes hereinafter set forth and on the terms and subject to the conditions, covenants and understandings hereinafter set forth and contained in each of the Loan Documents.

NOW, THEREFORE, in consideration of the foregoing, and other valuable considerations as hereinafter described, the parties hereto do promise, covenant and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  Definitions. For the purposes of this Credit Agreement, each of the following terms shall have the meaning specified with respect thereto, unless a different meaning clearly appears from the context:

"Adjusted Fixed Charge Coverage Ratio" as of the end of any fiscal period shall mean with reference to the Borrower:

For the fiscal period under review the sum of: (i) Annualized EBITDAM, less (ii) the aggregate amount of actually paid Distributions, including, without limitation, all Tax Distributions actually paid, less (iii) the aggregate amount of Maintenance Capital Expenditures, less (iv) the aggregate amount of Management Fees paid in cash

Divided by (÷)

The sum of: (i) actually paid Interest Expense (expensed and capitalized), plus (ii) principal payments or reductions (without duplication) required to be made on all outstanding Indebtedness (exclusive of any Excess Cash Flow Payments), plus (iii) the current portion of Capitalized Lease Liabilities, in each case of (i) through (iii) determined for the fiscal period under review.

"Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

"Agent Bank" shall mean WFB in its capacity as administrative and collateral agent for Lenders and L/C Issuer.

"Aggregate Outstandings" shall mean the aggregate of the Funded C/T Outstandings plus the aggregate of the Funded RLC Outstandings and L/C Exposure as of any given date of determination

"Aggregate RLC Commitment" shall mean reference to the aggregate amount committed by Lenders for advance to or on behalf of the Borrower as Borrowings under the Revolving Credit Facility up to the maximum principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) at any time outstanding.

"Agreed Rate" shall mean the greater of (i) eight and one-half percent (8.5%) per annum, and (ii) the Prime Rate plus four percent (4.0%) per annum.

"Annualized EBITDAM" shall mean with reference to the Borrower, as of the last day of each Fiscal Quarter (a) EBITDAM for the fiscal period consisting of that Fiscal Quarter and the three (3) immediately preceding Fiscal Quarters, or (b) with respect to any such fiscal period in which Borrower has operated the Casino Facility for at least one (1) full Fiscal Quarter but less than four (4) full Fiscal Quarters, such amount as is necessary to reflect the annualization of EBITDAM using the following calculations:

(i) if Borrower has operated the Casino Facility for one (1) full Fiscal Quarter, the EBITDAM for that Fiscal Quarter shall be multiplied by four (4);

(ii) if Borrower has operated the Casino Facility for two (2) full Fiscal Quarters, the EBITDAM for those Fiscal Quarters shall be multiplied by two (2); and

(iii) if Borrower has operated the Casino Facility for three (3) full Fiscal Quarters, the EBITDAM for those Fiscal Quarters shall be multiplied by four-thirds (4/3).

"Architect" shall mean Parkhill-Ivins, P.C., 1480 Humboldt Street, Denver, Colorado 80218, the architect that has been engaged by Borrower for the purpose of preparing the Structural Plans and Specifications for the design of the Construction Projects.

"Architect's Consent" shall mean that certain Architect's Consent and Agreement which is to be executed by the Architect and delivered to Agent Bank, on behalf of the Lenders, prior to the Initial Construction Disbursement, for the purpose, among other things, of evidencing the Architect's: (i) consent to Assignment of Architect's Contract; (ii) agreement not to modify the Architect's Contract without Agent Bank's consent; and (iii) agreement to continue performance under the Architect's Contract on behalf of Agent Bank subject to the terms and conditions set forth therein.

"Architect's Contract" shall mean the Standard Form of Agreement between Owner and Architect, AIA Document B141-1997 Part 1 dated December 16, 2004, executed by and between Architect and Borrower under the terms of which Architect agrees to provide architectural services in connection with the design of the Construction Projects including, but not limited to, preparation of the Plans and Specifications.

"Assigned Major Subcontract(s)" shall have the meaning set forth in Section 9.04(b).

"Assignment and Assumption Agreement" shall mean the document evidencing an assignment of a Syndication Interest by any Lender to an Eligible Assignee in the form of the Assignment, Assumption and Consent Agreement marked "Exhibit K", affixed hereto and by this reference incorporated herein and made a part hereof.

"Assignment of Architect's Contract" shall mean the Assignment of Architect's Contract with Plans and Specifications pursuant to which, among other things, Borrower's rights under the Architect's Contract are assigned to Agent Bank on behalf of Lenders as additional security for the Bank Facilities.

"Assignment of Entitlements, Contracts, Rents and Revenues" shall mean the assignment to be executed by Borrower on or before the Closing Date, whereby Borrower presently assigns to Agent Bank on behalf of Lenders, in consideration of Bank Facilities (reserving a revocable license to retain use and enjoy): (a) all of its right, title and interest under all Spaceleases and Equipment Leases and Contracts relating to the Casino Facility, (b) all of its right, title and interest in and to all permits, licenses and contracts relating to the Casino Facility, except Gaming Permits and those permits, licenses and contracts which are unassignable, and (c) all rents, issues, profits, revenues and income from the Real Property and the Casino Facility and any other business activity conducted on the Real Property, together with any and all future expansions thereof, related thereto or used in connection therewith, as such assignment may be amended, modified, extended, renewed or restated from time to time.

"Assignment of Casino General Contractor's Agreement" shall mean the Assignment of Casino General Contractor's Agreement under which Borrower's rights under the Casino General Contractor's Agreement are assigned to Agent Bank on behalf of Lenders as additional security for the Bank Facilities.

"Assignment of Garage General Contractor's Agreement" shall mean the Assignment of Garage General Contractor's Agreement under which Borrower's rights under the Garage General Contractor's Agreement are assigned to Agent Bank on behalf of Lenders as additional security for the Bank Facilities.

"Assignments" shall mean collective reference to the Assignment of Entitlements, Contracts, Rents and Revenues, Assignment of Architect's Contract, Assignment of Garage General Contractor's Agreement, Assignment of Casino General Contractor's Agreement and Major Subcontractor Assignments.

"Authorized Officer(s)" shall mean, relative to the Borrower, those of the respective officers and/or managers whose signatures and incumbency shall have been certified to Agent Bank and the Banks as required in Section 3.05(iv) of the Credit Agreement with the authority and responsibility to deliver Notices of Borrowing, Construction Disbursement Requests, Compliance Certificates and all other requests, notices, reports, consents, certifications and authorizations on behalf of Borrower.

"Available RLC Borrowings" shall mean, at any time, and from time to time, the aggregate amount available to Borrower for a Borrowing under the Revolving Credit Facility or issuance of a Letter of Credit, in each instance not exceeding the amount of the Aggregate RLC Commitment, as of each date of determination.

"Bank Facilities" shall mean collective reference to the C/T Loan and the Revolving Credit Facility, including the L/C Facility.

"Bank Facilities Termination" shall mean indefeasible payment in full of all sums owing under the Bank Facilities and each of the Loan Documents, the occurrence of the Stated Expiry Date or other termination of all outstanding Letters of Credit, and the irrevocable termination of: (i) the obligation of Lenders to advance Borrowings under the Revolving Credit Facility and (ii) the obligation of L/C Issuer to issue Letters of Credit under the L/C Facility.

"Banking Business Day" means, with respect to any Borrowing, Construction Disbursement or payment, any day, excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of California and/or Nevada, or is a day on which banking institutions located in California and/or Nevada are required or authorized by law or other governmental action to close.

"Bankruptcy Code" shall mean the United States Bankruptcy Code, as amended, 11 U.S.C. Section 101, et seq.

"Banks" shall have the meaning set forth in the Preamble to this Credit Agreement.

"Borrower" shall have the meaning set forth in the Preamble to this Credit Agreement.

"Borrower Construction Budget" shall mean the line item breakdown for those Construction Completion Costs of the Construction Projects which are not a part of the Casino General Contractor's Agreement, Casino General Contractor Budget, Garage General Contractor's Agreement or Garage General Contractor Budget.

"Borrower Construction Expenditures" shall mean collective reference to the aggregate amount of funds which may be required to be advanced by Borrower at any time and from time to time for payment of the costs and expenses for construction and development of the Construction Projects in accordance with the Construction Budgets, other than from the Bank Facilities or from third party purchase money financing.

"Borrower Operating Agreement" shall mean collective reference to: (i) the Limited Liability Company Agreement of Borrower dated as of October 12, 2004, and (ii) the First Amendment to Limited Liability Company Agreement dated March 21, 2005, without regard to any amendment or modification thereof unless made with the written consent of Agent Bank.

"Borrowing(s)" shall mean such amounts as Borrower may request from Lenders from time to time to be advanced under the Revolving Credit Facility by Notice of Borrowing during the Revolving Credit Period in the manner provided in Section 2.07(a) or at the request of Agent Bank pursuant to Section 2.10.

"CCI" shall mean Century Casinos, Inc., a Delaware corporation.

"CCI Subordinated Debt" shall mean the Indebtedness evidenced by the CCI Subordinated Note.

"CCI Subordinated Note" shall mean the promissory note executed by Borrower dated August 2, 2005, payable to the order of CCI, in the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000.00), which promissory note and all security documents securing repayment of such promissory note shall be subordinated to the Bank Facilities and the Security Documentation by execution of a Lien and Payment Subordination Agreement in a form acceptable to Agent Bank as provided in Section 3.17.

"CCTI" shall mean Century Casinos Tollgate, Inc., a Delaware corporation.

"CCVLLC" shall mean Central City Venture, LLC, a Colorado limited liability company.

"CCVLLC Subordinated Debt" shall mean the Indebtedness evidenced by the CCVLLC Subordinated Note.

"CCVLLC Subordinated Note" shall mean the unsecured promissory note executed by Borrower dated December 30, 2004, payable to the order of the CCVLLC, in the principal amount of One Million Dollars ($1,000,000.00), which promissory note shall not bear interest in excess of eight percent (8%) per annum and shall be subordinated to the Bank Facilities by execution of a Payment Subordination Agreement in a form acceptable to Agent Bank as provided in Section 3.17.

"C/T Loan" shall mean the agreement of Lenders to fund Construction Disbursements up to the maximum aggregate amount of Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000.00) during the Construction Period, subject to the terms and conditions set forth in the Credit Agreement and the C/T Note.

"C/T Loan Reduction Schedule" shall mean the C/T Loan Reduction Schedule marked Schedule 2.03(d) affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the Scheduled Term Amortization Payments on each Term Payment Date under the C/T Loan.

"C/T Note" shall mean the Construction and Term Promissory Note, a copy of which is marked "Exhibit B", affixed hereto and by this reference incorporated herein and made a part hereof, to be executed by Borrower on the Closing Date, payable to the order of Agent Bank on behalf of the Lenders, evidencing the C/T Loan, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

"Capital Expenditures" shall mean, for any period, without duplication, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during that period and including Capitalized Lease Liabilities) by Borrower during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed or capital asset accounts reflected in the balance sheet of Borrower (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by Borrower to the extent of (a) the gross amount of such purchase price less (b) the cash proceeds of trade-in credit of the equipment being traded in at such time), but excluding capital expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or refinanced from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation of or the exercise of the power of eminent domain with respect to such assets being replaced or restored.

"Capital Proceeds" shall mean the net proceeds paid in Cash (after deducting all reasonable expenses incurred in connection therewith) available to Borrower from: (i) partial or total condemnation or destruction of any part of the Collateral, (ii) insurance proceeds received in connection with damage to or destruction of any part of the Collateral, (iii) the sale or other disposition of any portion of the Collateral in accordance with the provisions of this Credit Agreement (not including, however, any proceeds received by Borrower from a sale of FF&E if such FF&E is replaced by items of equivalent value and utility, in each case such exclusion to apply only during any period in which no Event of Default has occurred and is continuing), and (iv) any other extraordinary receipt of proceeds not in the ordinary course of business and treated, for accounting purposes, as capital in nature directly relating to the Collateral.

"Capitalized Lease Liabilities" means all monetary obligations of the Borrower under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Credit Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

"Cash" shall mean, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP.

"Cash Collateral Account" shall mean the restricted depository savings account to be established by Borrower or Agent Bank on behalf of Borrower with L/C Issuer at its offices located at 5340 Kietzke Lane, Suite 201, Reno, Nevada 89511, or at such other office located in the United States as may be designated from time to time by L/C Issuer, for the purpose of depositing Cash collateral for the aggregate L/C Exposure upon the occurrence of any Event of Default.

"Cash Collateral Pledge Agreement" shall mean the Pledge and Assignment of Savings Account Agreement to be executed by Borrower in favor of L/C Issuer as of the Closing Date as the same may be amended or modified from time to time under the terms of which all sums held from time to time in the Cash Collateral Account are pledged in favor of L/C Issuer to secure repayment of any funding required under any outstanding Letters of Credit, a copy of the form of which Cash Collateral Pledge Agreement is marked "Exhibit P", affixed to the Credit Agreement and by this reference incorporated herein and made a part hereof.

"Cash Equivalents" shall mean, when used in connection with any Person, that Person's Investments in:

(a) Government Securities due within one (1) year after the date of the making of the Investment;

(b) readily marketable direct obligations of any State of the United States of America given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Corporation, in each case due within one (1) year from the making of the Investment;

(c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptance of, and repurchase agreements covering Government Securities executed by, any bank incorporated under the laws of the United States of America or any State thereof and having on the date of such Investment combined capital, surplus and undivided profits of at least Two Hundred Fifty Million Dollars ($250,000,000.00), or total assets of at least Five Billion Dollars ($5,000,000,000.00), in each case due within one (1) year after the date of the making of the Investment;

(d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least Five Hundred Million Dollars ($500,000,000.00), or total assets of at least Fifteen Billion Dollars ($15,000,000,000.00) in each case due within one year after the date of the making of the Investment;

(e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934 having on the date of the Investment capital of at least One Hundred Million Dollars ($100,000,000.00), due within thirty (30) days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

(f) readily marketable commercial paper of corporations doing business in and incorporated under the laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clauses (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, in each case due within three hundred sixty-five (365) days after the date of the making of the Investment;

(g) "money market preferred stock" issued by a corporation incorporated under the laws of the United States of America or any State thereof given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Corporation, in each case having an investment period not to exceed fifty (50) days; provided that (i) the amount of all such Investments issued by the same issuer does not exceed Five Million Dollars ($5,000,000.00) and (ii) the aggregate amount of all such Investments does not exceed Fifteen Million Dollars ($15,000,000.00); and

(h) a readily redeemable "money market mutual fund" sponsored by a bank described in clauses (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and having on the date of such Investment total assets of at least One Billion Dollars ($1,000,000,000.00).

"Casino Facility" shall mean the improvements and the casino business and related activities to be conducted on the Real Property following completion of the Casino Project.

"Casino General Contractor" shall mean Sprung Construction, Inc., 3001 Larimer Street, Denver, Colorado 80205, the general contractor that has been engaged by Borrower for construction of the Casino Project.

"Casino General Contractor Budget" shall mean the line item breakdown for construction costs, materials, labor and other payments to be made under the Casino General Contractor's Agreement, together with all amendments, revisions and modifications thereto.

"Casino General Contractor's Agreement" shall mean the Standard Form of Agreement Between Owner and Contractor, AIA Document A111-1997 dated April 6, 2005, executed by and between Borrower and Casino General Contractor for the construction of the Casino Project consistent with the Casino General Contractor Budget, together with the General Conditions, AIA Document A201-1997.

"Casino General Contractor's Consent" shall mean a Contractor's Consent and Agreement to be executed by the Casino General Contractor and delivered to Agent Bank, on behalf of the Lenders, prior to the Initial Construction Disbursement Date, for the purpose, among other things, of evidencing the Casino General Contractor's: (i) consent to the Assignment of Casino General Contractor's Agreement; (ii) agreement not to modify the Casino General Contractor's Agreement without Agent Bank's consent; and (iii) agreement to continue performance under the Casino General Contractor's Agreement on behalf of Agent Bank subject to the terms and conditions set forth therein.

"Casino Project" shall mean a renovation of approximately forty-one thousand (41,000) square feet of existing building space currently contained in eight (8) individual and distinct historic building structures. The renovation is expected to yield gaming space for approximately six hundred twenty-five (625) slot machines (with capacity for eight hundred (800)), approximately twelve (12) table games and approximately thirty (30) hotel rooms to be located on the top floor of the Casino Project. An additional twenty-nine thousand (29,000) square feet of additional casino space will be designated as new construction, all substantially in accordance with the Plans and Specifications, which shall include all items of improvement and related costs as set forth on the Construction Budgets.

"Central City" shall mean the City of Central, Colorado, a home rule municipality.

"Change of Control" shall mean the occurrence of the following event:

a. CCTI shall own less than sixty-five percent (65.0%) of the Membership Units, as defined in the Operating Agreement of Borrower.

"Closing Certificate" shall have the meaning ascribed to such term in Section 3.05(v).

"Closing Date" shall mean the date upon which: (i) each condition precedent required under Article IIIA of this Credit Agreement has been satisfied or waived and (ii) the Security Documentation have been filed and/or recorded in accordance with and in the manner required herein and by the Closing Instructions; or such other date as to which Agent Bank and Borrower agree in writing.

"Closing Disbursements" shall mean collective reference to disbursements and/or Borrowings, as applicable, made on the Closing Date from the C/T Loan for the purposes set forth in Section 2.01(b) and/or the Revolving Credit Facility for the purposes set forth in Section 2.06(a)(i).

"Closing Instructions" shall mean the Closing Instructions to be given by Agent Bank to Title Insurance Company at or prior to the Closing Date setting forth the requirements of Lenders for the issuance of the Title Insurance Policy and other conditions for the closing of the Bank Facilities, as may be amended or modified prior to the Closing Date to the reasonable satisfaction of Agent Bank.

"Collateral" shall mean collective reference to all of Borrower's right, title and interest in and to: (i) the Real Property and the personal property, FF&E, contract rights, leases, stock, intangibles and other interests of the Borrower which are subject to the liens, pledges and security interests created by the Security Documentation; (ii) all rights of the Borrower assigned and/or pledged as additional security pursuant to the terms of the Loan Documents and Security Documentation; (iii) any and all other property and/or intangible rights, interest or benefits inuring to or in favor of the Borrower which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Agent Bank on behalf of the Lenders to secure payment of the Bank Facilities; and (iv) any and all proceeds of the foregoing.

"Collateral Properties" shall mean collective reference to the real properties, improvements and associated FF&E which are pledged and encumbered as Collateral securing repayment of the Bank Facilities from time to time, which shall consist of the Real Property, together with any other real property or interests therein which may be held by Agent Bank from time to time to secure repayment of the Bank Facilities.

"Communications" shall have the meaning ascribed to such term in Section 11.03(a).

"Completion Date" shall mean the date upon which: (a) each of the Construction Projects has been completed in substantial accordance and compliance with the Plans and Specifications and in substantial accordance and compliance with the terms and conditions of all Governmental Authorities, (b) the Occupancy Date has occurred, (c) Title Insurance Company has issued its final 101.6 indorsement to the Title Insurance Policy showing no liens, claims or encumbrances except those approved by Agent Bank upon the consent of Requisite Lenders, (d) the Opening Date has occurred, and (e) each other condition applicable to the final release of retainage, as set forth in Section 9.21, shall have been met, other than with respect to the completion of "Punch List" items.

"Completion Guaranty" shall mean that certain Completion Guaranty in the form of "Exhibit O", affixed hereto and by this reference incorporated herein and made a part hereof, to be executed by CCI for the benefit of Lenders on or before the Closing Date.

"Compliance Certificate" shall mean a compliance certificate as described in Section 5.08(c) which is more particularly described on "Exhibit F", affixed hereto and by this reference incorporated herein and made a part hereof.

"Construction Budgets" shall mean collective reference to the Lender's Disbursement Budget, General Contractor Budgets and Borrower Construction Budget.

"Construction Completion Costs" means, as of any date of determination, an amount equal to the remaining unpaid costs, including, without limitation all Hard Costs and Soft Costs, and including retainage, of causing the Construction Projects to be completed and opened to the public, together with all other requirements for the occurrence of the Completion Date, as determined by Lenders' Consultant and Agent Bank from time to time.

"Construction Completion Deadline" shall have the meaning ascribed to such term in Section 9.01(a).

"Construction Cost Analysis" shall mean the review and analysis of the Plans and Specifications, General Contractor Budgets and Borrower Construction Budget and all other related documentation, including, without limitations, the General Contractor Agreements, Architect's Contract, subcontracts, bids and other agreements relating to and necessary for the construction of the Construction Projects and occurrence of the Completion Date, to be made from time to time by Lenders' Consultant and Agent Bank for the purpose of determining the Construction Completion Costs as of any date of determination.

"Construction Disbursement Request" shall mean the form to be executed and appropriately completed by an Authorized Officer and submitted to Agent Bank concurrently with each request for the advance by Lenders of a Construction Disbursement under the C/T Loan during the Construction Period, a copy of which form is marked "Exhibit D", affixed hereto and by this reference incorporated herein and made a part hereof.

"Construction Disbursements" shall mean such amounts as are advanced by Lenders from time to time under the C/T Loan during the Construction Period pursuant to written request of Borrower by Construction Disbursement Request in the manner provided in Section 2.04 and as provided in Article IX.

“Construction Documentation” shall mean collective reference to the Construction Schedule, Plans and Specifications, Construction Budgets, Financial Requirements Analysis, General Contractor Agreements and Architect's Contract and all other contracts and agreements relating to the construction of the Construction Projects, together with all amendments, revisions and modifications thereto.

"Construction Overage" shall have the meaning set forth in Section 9.13(f) of the Credit Agreement.

"Construction Period" shall mean the period commencing on the Closing Date and terminating on the Term Out Date.

"Construction Projects" shall mean collective reference to the Casino Project and the Parking Garage Project.

"Construction Schedule" shall mean the anticipated time schedule for completion of the Construction Projects as shown on a schedule to be delivered to Agent Bank on or before the Initial Construction Disbursement Date.

"Contingency Reserve" shall have the meaning set forth in Section 9.12.

"Contingency Transaction Ledger" shall have the meaning set forth in Section 9.12.

"Contingent Liability(ies)" shall mean, as to any Person any obligation of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, leases or dividends ("primary obligations") of any other Person that is not a Borrower hereunder (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) to make payment in respect of any net liability arising in connection with any Interest Rate Hedges, foreign currency exchange agreement, commodity hedging agreement or any similar agreement or arrangement in any such case if the purpose or intent of such agreement is to provide assurance that such primary obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such primary obligation will be protected (in whole or in part) against loss in respect thereof or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Liability shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Liability shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Liability is made or, if not stated or determinable, the reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

"Contractual Obligation" means, as to any Person, any provision of any outstanding securities issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its assets is bound.

"Contribution Agreement" shall mean the Contribution Agreement dated as of October 12, 2004, executed by and among CCTI; Tollgate Venture, LLC; KJE Investments, LLC; CCVLLC; and Borrower.

"Credit Agreement" shall mean this Credit Agreement together with all Schedules and Exhibits attached thereto, executed by and between Borrower and Banks setting forth the terms and conditions of the Bank Facilities, as may be amended, modified, extended, renewed or restated from time to time.

"Deed of Trust" shall mean the Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents to be executed by Borrower on or before the Closing Date in favor of Agent Bank on behalf of the Lenders, encumbering the Real Property, FF&E and other Collateral therein described, for the purpose of securing the Bank Facilities and Borrower's payment and performance under each of the Loan Documents (other than the Environmental Certificate), as such deed of trust may be amended, modified, extended, renewed or restated from time to time.

"Default" shall mean the occurrence or non-occurrence, as the case may be, of any event that with the giving of notice or passage of time, or both, would become an Event of Default.

"Default Rate" shall have the meaning set forth in Section 2.14(b).

"Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Credit Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Banking Business Days after notice from Agent Bank.

"Designated Deposit Account" shall mean a deposit account to be maintained by Borrower with Agent Bank, as from time to time designated in writing by an Authorized Officer.

"Device Fee Rebate Agreement" shall mean that certain City of Central, Colorado License Fee Rebate Agreement dated as of September 7, 2004, executed between Central City and John Zimpel, as managing member of Tollgate Venture, LLC, whose interest has been assigned to Borrower.

"Device Fee Rebates" shall mean the refund of a portion of the License Fees to be paid by Borrower to Central City as more particularly described in the Device Fee Rebate Agreement.

"Disbursement Plan" shall mean the plan to be agreed upon between Borrower and Agent Bank prior to the Initial Construction Disbursement Date, setting forth certain additional requirements with respect to Construction Disbursements under the C/T Loan.

"Dispute" shall have the meaning set forth in Section 11.14(a).

"Distributions" shall mean and collectively refer to any and all cash dividends on membership interests (including, without limitation, Tax Distributions), loans, payments, advances or other distributions, fees or compensation of any kind or character whatsoever, but shall not include Management Fees and consideration paid for tangible and intangible assets in an arms length exchange for fair market value, trade payments made and other payments for liabilities incurred in the ordinary course of business, including, without limitation, compensation to officers, directors and employees of Borrower in the ordinary course of business.

"Documents" shall have the meaning set forth in Section 11.14(a).

"Dollars" and "$" means the lawful money of the United States of America.

"EBITDA" shall mean with reference to any Person, for any Fiscal Period under review, the sum of (i) Net Income for that period, including Device Fee Rebates actually received during that period, plus (ii) Interest Expense (expensed and capitalized) for that period, plus (iii) the aggregate amount of federal and state taxes on or measured by income for that period (whether or not payable during that period), plus (iv) depreciation, amortization and all other non-cash expenses for that period, in each case determined in accordance with GAAP, less (v) all cash and non-cash income (including, but not limited to, interest income), transfers, loans and advances from CCI or any of its Subsidiaries, less (vi) all other non-cash income from any source not specified in

 (v) above and, in the case of items (ii), (iii) and (iv), only to the extent deducted in the determination of Net Income for that period and in the case of items (v) and (vi) only to the extent included in the determination of Net Income for that period.

"EBITDAM" shall mean EBITDA, plus Management Fees for that period to the extent deducted in the determination of Net Income for that period.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Eligible Assignee" means (a) another Lender, (b) with respect to any Lender, any Affiliate of that Lender, (c) any commercial bank having a combined capital and surplus of Fifty Million Dollars ($50,000,000.00) or more that is (i) organized under the Laws of the United States of America, any State thereof or the District of Columbia or (ii) organized under the Laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, provided that (A) such bank is acting through a branch or agency located in the United States of America and (B) is otherwise exempt from withholding of tax on interest and delivers Form 1001 or Form 4224 at the time of any assignment, or (d) a financial institution which is an accredited investor as defined by the Securities Act of 1934 and is otherwise exempt from withholding tax on interest at the time of any assignment, (e) any other financial institution that meets the requirements set forth in subclauses (c)(i) or (c)(ii) above that (i) has a net worth of Fifty Million Dollars ($50,000,000.00) or more, (ii) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Credit Agreement, and (iii) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank, and (f) with respect to such commercial bank or financial institution as described in (a) through (e) above, no finding of unsuitability has been made or determined by any Gaming Authority or the gaming authorities of any other States of the United States of America.

"Environmental Certificate" shall mean the Certificate and Indemnification Regarding Hazardous Substances to be executed by Borrower on or before the Closing Date, as a further inducement to the Banks to enter into the Credit Agreement for the purposes set forth herein, as such Certificate and Indemnification Regarding Hazardous Substances may be amended, modified, extended, renewed or restated from time to time.

"Environmental Reports" shall have the meaning ascribed to such term in the Environmental Certificate.

"Equipment Leases and Contracts" shall mean the executed leases and purchase contracts pertaining to the FF&E, whether now existing or hereinafter entered into, wherein Borrower is the lessee or vendee, as the case may be, including, without limitation, those leases and purchase contracts pertaining to the FF&E which are set forth on the Schedule of Equipment Leases and Contracts designated as Schedule 4.16, affixed hereto and by this reference incorporated herein and made a part hereof.

"Equity Contribution" shall mean collective reference to the voluntary contribution of Cash by a member of the Borrower to the Borrower in exchange for additional membership interests so long as such contribution is not subject to any return of such capital, except to the extent permitted with respect to Distributions as provided in Section 6.06.

"Event of Default" shall mean any event of default as defined in Section 7.01 hereof.

"Excess Capital Proceeds" shall have the meaning ascribed to such term in Section 6.12(c) of this Credit Agreement.

"Excess Cash Flow" shall mean for any Fiscal Quarter, EBITDAM less (i) the aggregate amount of Maintenance Capital Expenditures, less (ii) the aggregate amount of Interest Expense actually paid, less (iii) the aggregate of Scheduled Term Amortization Payments, less (iv) the aggregate of principal payments or reductions (without duplication) required to be made on all other outstanding Indebtedness (exclusive of any Excess Cash Flow Payments).

"Existing Bank Debt" shall mean the loan advanced by Colorado Business Bank in the original principal amount of Five Million Dollars ($5,000,000.00) evidenced by a Loan Agreement and Promissory Note dated as of April 4, 2005, executed by Borrower in favor of Colorado Business Bank.

"Existing Bank Debt Security Documents" shall mean collective reference to the Deed of Trust executed by Borrower to the Public Trustee of Gilpin County for the benefit of Colorado Business Bank securing the Existing Bank Debt recorded April 19, 2005, at Reception Number 125797, together with all other documents, pledges and instruments securing repayment of the Existing Bank Debt.

"FF&E" shall mean collective reference to any and all furnishings, fixtures and equipment, including, without limitation, all Gaming Devices and associated equipment, inventories and supplies, which have been installed or are to be installed and used in connection with the operation of the Casino Facility or in connection with any other business operation conducted on the Real Property and those items of furniture, fixtures and equipment which have been purchased or leased or are hereafter purchased or leased by Borrower in connection with the Casino Facility and/or in connection with any other business operation conducted on the Real Property.

"FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

"Federal Funds Rate" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Agent Bank. For purposes of the Credit Agreement, any change in the Prime Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

"Fee Side Letter" shall mean the Side Letter of Understanding Regarding Fees executed by and between Borrower and Agent Bank concerning payment of the fees more particularly therein described.

"Financial Covenants" shall mean collective reference to the financial covenants set forth in Article VI of this Credit Agreement.

"Financial Requirement Analysis" shall mean the written analysis of the financial requirements for the construction of each of the Construction Projects to be prepared by Agent Bank on or before the Closing Date in the form attached hereto as Exhibit M.

"Financing Statements" shall mean the Uniform Commercial Code financing statements to be filed in the Office of the Secretary of State of the State of Delaware and in the Office of the Clerk and Recorder of Gilpin County, Colorado, in order to perfect the security interest granted to Agent Bank on behalf of Lenders under the Deed of Trust and other Security Documentation in accordance with requirements of the Colorado Uniform Commercial Code, as such financing statements may be amended, modified, extended, renewed or restated from time to time.

"Fiscal Quarter" shall mean the consecutive three (3) month periods during each Fiscal Year beginning on January 1, April 1, July 1 and October 1 and ending on March 31, June 30, September 30 and December 31, respectively.

"Fiscal Year" shall mean the fiscal year period beginning January 1 of each calendar year and ending on the following December 31.

"Fiscal Year End" shall mean December 31 of each calendar year.

"Force Majeure" means a delay in the work of construction of the Construction Projects by reason of fire, earthquake, or other acts of God, strike, lockout, acts of public enemy, riot, insurrection, governmental action or regulation (other than delays caused by non-compliance or violation of any laws or regulations).

"Funded C/T Outstandings" shall mean the unpaid principal amount outstanding on the C/T Loan as of any given date of determination for Construction Disbursements made thereunder during the Construction Period.

"Funded RLC Outstandings" shall mean the unpaid principal amount outstanding on the Revolving Credit Facility as of any given date of determination for Borrowings made thereunder, but not including L/C Exposure.

"Funding Date" shall mean each date upon which Lenders fund Borrowings or Construction Disbursements requested by Borrower in accordance with the provisions of Section 2.04 or 2.07, or at the request of Agent Bank pursuant to Section 2.10.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

"Gaming Authorities" means collective reference to the Division of Gaming of the Colorado Department of Revenue, the Colorado Limited Gaming Control Commission and each other agency or other political subdivision which has jurisdiction over the gaming activities of Borrower at the Casino Facility.

"Gaming Devices" shall mean slot machines and other devices which constitute gaming devices and related equipment as defined by the Gaming Authorities and Gaming Laws.

"Gaming Laws" shall mean the Colorado Limited Gaming Act and the regulations relating thereto and all other rules, regulations, statutes and ordinances having authority or with which compliance is required for the conduct of gambling, gaming and casino activities at the Casino Facility.

"Gaming Permits" shall mean collective reference to every license, permit or other authorization required to own, operate and otherwise conduct gambling, gaming and casino activities at the Casino Facility, including, without limitation, all licenses granted by the Gaming Authorities and all other applicable Governmental Authorities.

"Garage General Contractor" shall mean CFC Construction, 1819 Denver West Drive, Suite 100, Golden, Colorado 80401, the general contractor that has been engaged by Borrower for construction of the Parking Garage Project.

"Garage General Contractor Budget" shall mean the line item breakdown for construction costs, materials, labor and other payments to be made under the Garage General Contractor's Agreement, together with all amendments, revisions and modifications thereto.

"Garage General Contractor's Agreement" shall mean the Standard Form of Agreement Between Owner and Contractor, AIA Document A111-1997 dated July 21, 2005, executed by and between Borrower and General Contractor for the construction of the Parking Garage Project consistent with the Garage General Contractor Budget.

"Garage General Contractor's Consent" shall mean a Contractor's Consent and Agreement to be executed by the Garage General Contractor and delivered to Agent Bank, on behalf of the Lenders, prior to the Initial Construction Disbursement Date, for the purpose, among other things, of evidencing the Garage General Contractor's: (i) consent to the Assignment of Garage General Contractor's Agreement; (ii) agreement not to modify the Garage General Contractor's Agreement without Agent Bank's consent; and (iii) agreement to continue performance under the Garage General Contractor's Agreement on behalf of Agent Bank subject to the terms and conditions set forth therein.

"General Contractor Agreements" shall mean collective reference to the Casino General Contractor Agreement and the Garage General Contractor Agreement.

"General Contractor Budgets" shall mean collective reference to the Casino General Contractor Budget and the Garage General Contractor Budget.

"General Contractors" shall mean collective reference to the Casino General Contractor and the Garage General Contractor.

"Government Securities" means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

"Governmental Authority" or "Governmental Authorities" shall mean any federal, state, county or municipal governmental agency, board, commission, officer of official whose consent or approval is required or whose regulations must be followed as a prerequisite to (i) the construction, operation and/or occupancy of the Casino Facility, and (ii) the performance of any act or obligation or the observance of any agreement, provision or condition of whatever nature contained in the Credit Agreement or in any of the Loan Documents or Security Documentation.

"Hard Costs" shall mean those costs which are shown in the Construction Budgets as a "construction cost" and any adjustments to such costs pursuant to properly approved change orders.

"Hazardous Materials Claims" shall have the meaning set forth in Section 5.20.

"Hazardous Materials Laws" shall have the meaning set forth in Section 5.20.

"Indebtedness" of any Person includes all obliga-tions, contingent or otherwise, which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities of such Person for borrowed money or other liabilities of such Person secured by any lien existing on property owned or acquired by such Person, Affiliate or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed), obligations which have been or under GAAP should be capitalized for financial reporting purposes, and all guaranties, endorse-ments, and other contingent obligations with respect to Indebtedness of others, including, but not limited to, any obligations to acquire any of such Indebtedness, to purchase, sell, or furnish property or services primarily for the purpose of enabling such other Person to make payment of any of such Indebtedness, or otherwise to assure the owner of any of such Indebtedness against loss with respect thereto.

"Indemnified Party" and "Indemnified Parties" shall have the meaning ascribed to such terms in Section 5.14.

"Initial Construction Disbursement" shall mean the first Construction Disbursement to be made by Lenders to Borrower pursuant to the C/T Loan.

"Initial Construction Disbursement Date" shall mean the date upon which Borrower requests Lenders to fund the Initial Construction Disbursement.

"Interest Expense" shall mean with respect to any Person, as of the last day of any fiscal period under review, the sum of (i) all interest, fees, charges and related expenses paid or payable (without duplication but including capitalized interest) for that fiscal period by such Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under GAAP, plus (ii) the portion of the up front costs and expenses for Interest Rate Hedges (to the extent not included in (i)) fairly allocated to such interest rate hedges as expenses for such period, plus (iii) the portions of Capital Lease Liabilities paid or payable with respect to such period that should be treated as interest in accordance with GAAP.

"Interest Rate Hedges" shall mean, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements, basis swap, forward rate agreement and interest collar or floor agreements and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

"Investment" shall mean, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested without adjustment for subsequent increases or decreases in the value of such Investment.

"L/C Agreement(s)" shall mean collective reference to the Application and Agreement for Standby Letter of Credit and addendum(s) thereto executed by an Authorized Officer of Borrower in favor of L/C Issuer in L/C Issuer's standard form, setting forth the terms and conditions upon which L/C Issuer shall issue a Letter(s) of Credit, as the same may be amended or modified from time to time.

"L/C Exposure" shall mean the aggregate amount which L/C Issuer may be required to fund or is contingently liable for disbursement under all issued and outstanding Letter(s) of Credit, which amount shall be determined by subtracting from the aggregate of the Stated Amount of each such Letter(s) of Credit, the principal amount of all L/C Reimbursement Obligations which have accrued and have been fully satisfied as of each date of determination.

"L/C Facility" shall mean the agreement of L/C Issuer to issue Letters of Credit subject to the terms and conditions and up to the maximum amounts and duration as set forth in Section 2.10 of the Credit Agreement.

"L/C Fee" shall have the meaning set forth in Section 2.13(c) of the Credit Agreement.

"L/C Issuance Date" means each date of issuance of each Letter of Credit hereunder.

"L/C Issuer" shall mean WFB in its capacity as the issuer of Letters of Credit under the L/C Facility following the Closing Date.

"L/C Reimbursement Obligation(s)" shall mean the obligation of Borrower to reimburse L/C Issuer for amounts funded or disbursed under a Letter(s) of Credit, together with accrued interest thereon.

"Laws" means, collectively, all international, foreign, federal, state and local statutes, maritime laws, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

"Lender Reply Period" shall have the meaning set forth in Section 10.10(d).

"Lenders" shall have the meaning set forth in the Preamble to this Credit Agreement. At all times that there are no Lenders other than WFB, the terms "Lender" and "Lenders" means WFB in its individual capacity. With respect to matters requiring the consent to or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, "all Lenders" shall be deemed to mean "all Lenders other than Defaulting Lenders".

"Lenders' Consultant" shall mean the architectural or engineering firm of Agent Bank's choice and/or affiliate of Agent Bank to be engaged by Agent Bank in connection with the construction and development of the Casino Project pursuant to the Lenders' Consultant Contract at the expense of Borrower.

"Lenders' Consultant Contract" shall mean the agreement or agreements to be executed by and between Agent Bank and Lenders' Consultant for the purpose set forth herein, including, without limitation:

(a) An examination of the Plans and Specifications and acceptability of documentation relating to the Construction Projects;

(b) Periodic site inspections of the Construction Projects to ascertain that:

(i) Percentage of construction completed and/or percentage of acceptably-stored materials are in accordance with percentages specified on the payment request document (AIA form G-702 or a form substantially similar thereto which has been first approved by Agent Bank);

(ii) the Construction Projects are in compliance in all material respects with governing construction documentation, ie., plans, specifications, engineering calculations, geotechnical recommendations, approved change orders, etc.; and

(c) A review of change orders which will physically affect the Construction Projects. This review will be inclusive of budgetary aspects, including Construction Cost Analysis from time to time, as well as physical/structural acceptability.

"Lender's Disbursement Budget" shall mean the "Lender's Disbursement Budget and Application for Payment" which is a line item budget showing in reasonable detail to the satisfaction of Agent Bank and each of the Lenders the anticipated costs of the developing, constructing, furnishing and equipping the Construction Projects, including the cost of gaming devices, slot machines and other FF&E to be used in connection therewith and including all items shown on the General Contractor Budgets and Borrower Construction Budget initially completed by the Agent Bank on or before the Closing Date and updated and delivered concurrently with each Construction Disbursement Request, which shall include all Hard Costs, Soft Costs, costs of furniture, fixtures and equipment, and opening costs substantially in the form attached hereto as Exhibit "N".

"Liabilities and Costs" means all claims, judgments, liabilities, obligations, responsibilities, losses, damages (including lost profits), punitive or treble damages, costs, disbursements and expenses (including, without limitation, reasonable attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

"Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

"Loan Documents" shall mean collective reference to the Credit Agreement, the C/T Note, the Revolving Credit Note, L/C Agreements, the Security Documentation, the Environmental Certificate and all other documents and instruments which may hereafter be executed and delivered by or on behalf of Borrower or any other Person in connection with the Bank Facilities for the benefit of Banks or Agent Bank on behalf of the Lenders, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

"Maintenance Capital Expenditures" shall mean collective reference to Capital Expenditures made to or for the benefit of or for use in connection with the Casino Facility which are for the purpose of maintaining, repairing and/or replacing existing assets of the Borrower.

"Major Subcontractor" shall mean each Subcontractor that is a party to a Major Subcontract.

"Major Subcontractor Assignments" shall mean collective reference to the assignments of the Assigned Major Subcontracts which are required to be executed by Borrower and delivered to Agent Bank under Section 9.04 (b).

"Major Subcontractor Consents" shall mean collective reference to the consents to be executed by each Major Subcontractor that is a party to an Assigned Major Subcontract as required under Section 9.04(b).

"Major Subcontracts" shall mean all contracts or subcontracts executed by a Subcontractor and either General Contractors or another Subcontractor in connection with the Construction Projects if the aggregate amount of such contracts or subcontracts executed by such Subcontractor is equal to or greater than One Hundred Thousand Dollars ($100,000.00).

"Management Agreement" shall mean the Casino Services Agreement dated October 12, 2004, executed by and between Borrower and Operating Manager, as assignee of Century Resorts International Limited, a Mauritian corporation, setting forth the management services and compensation of the Operating Manager.

"Management Fees" shall mean collective reference to all fees and compensation paid or payable to the Operating Manager under the terms of the Management Agreement.

"Management Subordination Agreement" shall mean the Subordination Agreement to be executed by Borrower and the Operating Manager concurrently with the execution of the Management Agreement, pursuant to which the Management Agreement and the Management Fees payable thereunder are subordinated to the Bank Facilities and the Security Documentation, which shall be executed in favor of Agent Bank on behalf of the Lenders substantially in the form of the Subordination Agreement marked "Exhibit H", affixed hereto and by this reference incorporated herein and made a part hereof.

"Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

"Marketable Securities" shall mean stocks, bonds and other recognized brokerage account securities and equities for which there is open market trading on each business day or which can be liquidated for Cash within ninety (90) days.

"Material Adverse Change" shall mean: (i) any set of circumstances or events which is material and adverse to the Collateral or the condition (financial or otherwise), business operations or prospects of (a) the Borrower taken as a whole, or (b) the ability of Borrower to perform its Obligations under the Loan Documents, or (c) the ability of Agent Bank or any Lender to enforce any of its material rights or remedies under any of the Loan Documents, or (ii) any event or change which has or results in a material adverse effect upon (a) the validity or priority of any of the Loan Documents, or (b) the use, occupancy or operation of the Casino Facility.

"Maturity Date" shall mean the fifth (5th) annual anniversary of the Term Out Date.

"Maximum RLC Availability" shall mean the Aggregate RLC Commitment less the Funded RLC Outstandings less the aggregate L/C Exposure.

"Net Income" shall mean with respect to any Person for any fiscal period, the net income of such Person during such fiscal period determined in accordance with GAAP.

"Net Proceeds" shall mean the aggregate cash proceeds received by the Borrower in respect of any sale, transfer, conveyance or disposition of FF&E, net of the direct costs relating to such sale, transfer, conveyance or disposition of FF&E, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such sale, transfer, conveyance or disposition of FF&E, any reserve for adjustment in respect of the sale price of such FF&E or liabilities associated with such sale, transfer, conveyance or disposition of FF&E and retained by the Borrower and all Indebtedness assumed by the purchaser in connection with such sale, transfer, conveyance or disposition of FF&E and all taxes paid or payable as a result of such sale, transfer, conveyance or disposition.

"Non Pro Rata Borrowing" means a Borrowing or Construction Disbursement with respect to which fewer than all Lenders have funded their respective Pro Rata Shares of such Borrowing or Construction Disbursement and the failure of the non-funding Lender or Lenders to fund its or their respective Pro Rata Shares of such Borrowing or Construction Disbursement constitutes a breach of this Credit Agreement.

"Nonusage Fee" shall have the meaning ascribed to such term in Section 2.13(b) of this Credit Agreement.

"Notes" shall mean collective reference to the Revolving Credit Note and the C/T Note.

"Notice" shall have the meaning ascribed to such term in Section 11.03(b).

"Notice of Borrowing" shall have the meaning set forth in Section 2.07.

"Obligations" means, from time to time, all Indebtedness of Borrower owing to Agent Bank, any Lender or any Person entitled to indemnification pursuant to Section 5.14, or any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Credit Agreement or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, reasonable fees and disbursements of expert witnesses and other consultants, and any other sum now or hereinafter chargeable to Borrower under or in connection with Credit Agreement or any other Loan Document. Notwithstanding the foregoing definition of "Obligations", Borrower's obligations under any environmental indemnity agreement constituting a Loan Document, or any environmental representation, warranty, covenant, indemnity or similar provision in this Credit Agreement or any other Loan Document, shall be secured by the Collateral only to the extent, if any, specifically provided in the Security Documentation.

"Occupancy Date" shall mean the date upon which Gilpin County, Colorado, issues a final or temporary Certificate of Occupancy for the use and occupancy of all of the public areas of the Construction Projects by the public.

"Opening Date" shall mean the date upon which the casino areas in the Casino Facility are open for use and occupancy by the public.

"Operating Manager" shall mean Century Casinos Management, Inc., a Delaware corporation, who has been engaged by Borrower to manage the Casino Facility pursuant to the terms and provisions set forth in the Management Agreement.

"Parking Garage Project" shall mean the pre-cast concrete structure to provide parking for approximately five hundred (500) cars to be located on the block adjacent to the Casino Project, to be connected to the Casino Project with an elevated pedestrian bridge over Spring Street.

"Payment Subordination Agreement" shall mean the Payment Subordination Agreement to be executed by each Subordinated Debt Holder that intends to loan or advance any Subordinated Debt to Borrower following the Closing Date, which shall be executed in favor of Agent Bank on behalf of the Lenders prior to the date of incurrence of such Subordinated Debt in each case substantially in the form of the Payment Subordination Agreement marked "Exhibit E", affixed hereto and by this reference incorporated herein and made a part hereof.

"Pension Plan" means any "employee pension benefit plan" that is subject to Title IV of ERISA and which is maintained for employees of Borrower or any of its Affiliates.

"Permitted Encumbrances" shall mean, at any particular time: (i) liens for taxes, assessments or governmental charges not then due and payable or not then delinquent, (ii) statutory liens for labor and/or materials and liens for taxes, assessments or governmental charges the validity of which, in either instance, are being contested in good faith by Borrower by appropriate proceedings, and as provided in Sections 5.03 and 5.10 hereof, respectively, provided that, Borrower shall have maintained adequate reserves in accordance with GAAP for payment of same, (iii) liens created or contemplated by the Security Documentation, (iv) the liens, encumbrances and restrictions on the Real Property, FF&E and existing improvements which are shown as exceptions on Schedule B, Part I of the Title Insurance Policy to be issued by Title Insurance Company as of the Closing Date, (v) liens consented to in writing by Lenders, (vi) liens of legally valid leases for FF&E to the extent permitted under the Credit Agreement, (vii) purchase money security interests for FF&E up to the limits set forth in Section 6.05(d), (viii) easements, licenses or rights-of-way, hereafter granted to any Governmental Authority or public utility providing services to the Real Property and the Casino Facility, (ix) judgment liens, writs, warrants, levies, distraints, attachments and other similar process which do not constitute an Event of Default, and (x) the

Management Agreement, so long as the Management Subordination Agreement remains in full force and effect.

"Person" means an individual, firm, corporation, limited liability company, trust, association, partnership, joint venture, tribunal or other entity.

"Plans and Specifications" shall mean the plans and specifications for the development and construction of the Construction Projects prepared by the Architect and the Architect's consultants, as such plans and specifications may be amended from time to time. Said plans and specifications shall include, but not be limited to, all plans, maps, sketches, diagrams, surveys, drawings, specifications, lists, geotechnical reports, structural engineering calculations and all other engineering reports, data and plans prepared by the Architect and the Architect's consultants in connection with the structural and exterior components of the Construction Projects.

"Platform" shall have the meaning ascribed to such term in Section 11.03(a).

"Policies of Insurance" shall mean the insurance to be obtained and maintained by Borrower throughout the term of this Credit Agreement as provided by Section 5.09 herein.

"Post Foreclosure Plan" shall have the meaning set forth in Section 10.11(e).

"Prime Rate" means at any time, and from time to time, the rate of interest most recently announced within WFB at its principal office in San Francisco, California, as its "Prime Rate", with the understanding that WFB's "Prime Rate" is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans and extensions of credit making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as WFB may designate. Each change in the Prime Rate shall be effective on the day the change is announced within WFB.

"Pro Rata Share" shall mean, with respect to any Lender, a percentage equal to such Lender's Syndication Interest in the Bank Facilities as set forth on the Schedule of Lenders' Proportions in Bank Facilities.

"Protective Advance" means all sums expended as determined by Agent Bank to be necessary to: (a) protect the priority, validity and enforceability of the Security Documentation on, and security interests in, any Collateral and the instruments evidencing or securing the Obligations, or (b) prevent the value of any Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Collateral to lose value), or (c) protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in accordance with Section 11.20 or post-foreclosure ownership, maintenance, operation or marketing of any Collateral.

"Qualified Appraisal" shall mean reference to an updated appraisal of the Casino Facility and Collateral, acceptable to Lenders, prepared at Borrower's expense in compliance with FIRREA by an appraiser acceptable to Agent Bank.

"R/C Principal Prepayments" shall have the meaning set forth in Section 2.12(a).

"Real Property" shall mean the real property which is more particularly described on that certain exhibit marked "Exhibit L", affixed hereto and by this reference incorporated herein and made a part hereof.

"Related Entities" shall mean collective reference to all members, employees, Affiliates and Subsidiaries of the Borrower.

"Related Receivables" shall mean the aggregate amount of all accounts receivable, notes receivable, obligations, debts and other sums owing to Borrower from Related Entities.

"Reportable Event" shall mean any of the events described in Section 4043(b) of ERISA, other than an event for which the thirty (30) day notice requirement is waived by regulations.

"Requisite Lenders" means, as of any date of determination prior to the occurrence of an Event of Default, Lenders holding Syndication Interests equal to or in excess of sixty-six and two-thirds percent (66-2/3%) of the Bank Facilities; and at all times during which an Event of Default has occurred and remains continuing, Lenders holding a percentage equal to or in excess of sixty-six and two-thirds percent (66-2/3%) of the Aggregate Outstandings; provided that, (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders, and (ii) notwithstanding the foregoing, at all times when two or more Lenders are party to this Credit Agreement, the term Requisite Lenders shall in no event mean less than two (2) Lenders.

"Retainage" shall have the meaning ascribed to such term in Section 9.21.

"Retainage Release Date" shall have the meaning set forth in Section 9.21.

"Revolving Credit Facility" shall mean the agreement of Lenders to establish and fund a revolving line of credit, including the L/C Facility, up to the amount of the Aggregate RLC Commitment, subject to the terms and conditions set forth in this Credit Agreement and the Revolving Credit Note.

"Revolving Credit Note" shall mean the Revolving Credit Promissory Note, a copy of which is marked "Exhibit A", affixed hereto and by this reference incorporated herein and made a part hereof, to be executed by Borrower on the Closing Date, payable to the order of Agent Bank on behalf of the Lenders, evidencing the Revolving Credit Facility, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

"Revolving Credit Period" shall mean the period commencing on the Closing Date and terminating on the Maturity Date.

"Revolving Facility Termination" shall mean indefeasible payment in full of all sums owing under the Revolving Credit Note and each of the other Loan Documents relating to the Revolving Credit Facility and the irrevocable termination of the obligation of Lenders to advance Borrowings thereunder.

"Schedule of Lenders' Proportions in Bank Facilities" shall mean the Schedule of Lenders' Proportions in Bank Facilities, a copy of which is marked "Schedule 2.01(a)", affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the respective Syndication Interest and maximum amount to be funded under each of the C/T Loan and the Revolving Credit Facility by each Lender, as the same may be amended, modified or restated from time to time in connection with an Assignment and Assumption Agreement.

"Schedule of Significant Litigation" shall mean the Schedule of Significant Litigation, a copy of which is set forth as Schedule 3.13(b), affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the information described in Section 3.13(b) with respect to each Significant Litigation.

"Scheduled Term Amortization Payments" shall mean the amount by which the C/T Loan is required to be reduced on each Term Payment Date as set forth on the C/T Loan Reduction Schedule.

"Secured Interest Rate Hedge(s)" shall mean any Interest Rate Hedge entered into between a Borrower and any Lender, or Affiliate of any Lender, which is secured by the Security Documentation.

"Security Documentation" shall mean collective reference to the Deed of Trust, Assignment of Entitlements, Contracts, Rents and Revenues, the Financing Statements, Completion Guaranty, Assignment of Architect's Contract, Assignment of Casino General Contractor's Agreement, Assignment of Garage General Contractor's Agreement, Major Subcontractor Assignments and all other documents, instruments or agreements which are executed or delivered by or on behalf of Borrower, and accepted by Agent Bank, on behalf of the Lenders, as security for payment of the Bank Facilities.

"Senior Funded Debt" shall mean with reference to the Borrower for any period the Funded RLC Outstandings as of the last day of such period, plus the Funded C/T Outstandings as of the last day of such period, plus the total of both the long-term and current portions (without duplication) of all other interest bearing Indebtedness (including Contingent Liabilities, but excluding Subordinated Debt and accrued but unpaid Management Fees) and Capitalized Lease Liabilities, in each instance determined as of the last day of such Fiscal Period.

"Senior Leverage Ratio" as of the end of any Fiscal Quarter shall mean the ratio resulting by dividing (a) Senior Funded Debt for the Fiscal Quarter under review by (b) the sum of Annualized EBITDAM determined as of the end of such Fiscal Quarter.

"Significant Litigation" shall mean each action, suit, proceeding, litigation and controversy involving Borrower involving claims in excess of Five Hundred Thousand Dollars ($500,000.00) or which if determined adversely to the interests of any Borrower, would result in a Material Adverse Change.

"Soft Costs" shall mean all costs which are shown in the Construction Budgets, other than Hard Costs, including, without limitation, the purchase of FF&E and other items outside the scope of the General Contractor Agreements.

"Spaceleases" shall mean the executed leases and concession agreements pertaining to the Casino Facility, the Real Property, or any portion thereof, whether now existing or hereinafter entered into, wherein Borrower is the lessor, including, without limitation, those leases and concession agreements which are set forth on the Schedule of Spaceleases designated as Schedule 4.15, affixed hereto and by this reference incorporated herein and made a part hereof.

"Stated Amount" shall mean the maximum amount which L/C Issuer may be required to disburse to the beneficiary(ies) of a Letter(s) of Credit under the terms thereof.

"Stated Expiry Date(s)" shall mean the date set forth on the face of a Letter(s) of Credit as the date when all obligations of L/C Issuer to advance funds thereunder will terminate, as the same may be extended from time to time.

"Subcontractor(s)" means any person(s) or firm(s), other than an employee of either of the General Contractors, who is engaged by such General Contractor, Borrower or by another Subcontractor to furnish labor, material, analysis or other services with respect to a portion of the work, labor, materials and services to be provided: (i) for either of the General Contractors under one of the General Contractor Agreements, or (ii) for Borrower or another Subcontractor for work, labor, materials and services not included in the General Contractor Agreements.

"Subordinated Debt" shall mean collective reference to (i) the CCI Subordinated Note, (ii) the CCVLLC Subordinated Note, and (iii) all other unsecured Indebtedness, owing by Borrower to a Subordinated Debt Holder which: (a) has been first approved in writing by Agent Bank, (b) has been structurally and contractually subordinated to the Bank Facilities prior to the incurrence of such Subordinated Debt by execution of a Payment Subordination Agreement by Borrower and the Subordinated Debt Holders in favor of Agent Bank on behalf of the Lenders, and (c) may only be used for providing working capital for the Casino Facility.

"Subordinated Debt Holder(s)" shall mean reference to each Person or Persons who loan or advance funds to Borrower as Subordinated Debt.

"Subordinated Notes" shall mean collective reference to the CCI Subordinated Note, the CCVLLC Subordinated Note and each other promissory note evidencing the repayment of Subordinated Debt.

"Subsidiary" shall mean, on the date in question, any Person of which an aggregate of 50% or more of the stock of any class or classes (or equivalent interests) is owned of record or beneficially, directly or indirectly, by another Person and/or any of its Subsidiaries, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contin-gencies, entitled to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency.

"Syndication Interest" shall mean the proportionate interest of each Lender in the Bank Facilities as set forth on the Schedule of Lenders' Proportions in Bank Facilities, as the same may be amended or restated from time to time.

"Tax Distribution" shall mean a Distribution made by Borrower to its members to enable such members to pay taxes on the Net Income of Borrower which shall not exceed the actual tax liability of such member and in no event exceed the maximum tax rate applicable to such member.

"Taxes" shall have the meaning set forth in Section 2.15.

"Term Out Date" shall mean the earlier to occur of (i) the Completion Date, and (ii) the Construction Completion Deadline.

"Term Payment Date" shall mean the end of each and every Fiscal Quarter commencing on the last day of the first (1st) full Fiscal Quarter following the Term Out Date and continuing through the Maturity Date.

"Term Period" shall mean the period commencing on the Term Out Date, and terminating on the Maturity Date.

"Title Insurance Company" shall mean First American Heritage Title Company, with offices located at 1600 Stout Street, Suite 800, Denver, Colorado, as the issuing agent for First American Title Insurance Company, together with such reinsurers with direct access as are requested by Agent Bank or other title insurance company or companies as may be reasonably acceptable to Agent Bank.

"Title Insurance Policy" shall mean the ALTA Extended Coverage Lenders Policy of Title Insurance, and the endorsements thereto, which are to be issued by the Title Insurance Company, as of the Closing Date, in the amount of Thirty-Five Million Dollars ($35,000,000.00) in favor of Agent Bank, insuring the Deed of Trust as a first priority mortgage lien encumbering the Real Property therein described subject only to the exceptions shown therein in Schedule B, Part One, together with all such endorsements thereto as are required by Agent Bank, all in accordance with the Closing Instructions.

"Total Funded Debt" shall mean with reference to the Borrower for any period the Funded RLC Outstandings and L/C Exposure as of the last day of such period, plus the Funded C/T Outstandings as of the last day of such period, plus the total as of the last day of such period of both the long-term and current portions (without duplication) of all other Indebtedness (including Contingent Liabilities, and all Indebtedness owing to the Subordinated Lenders under the Subordinated Debt but excluding accrued but unpaid Management Fees) and Capitalized Lease Liabilities.

"Total Leverage Ratio" as of the end of any Fiscal Quarter shall mean the ratio resulting by dividing (a) Total Funded Debt for the Fiscal Quarter under review by (b) the sum of Annualized EBITDAM determined as of the end of such Fiscal Quarter.

"Unsuitable Lender" shall have the meaning set forth in Section 11.10(d).

"WFB" shall mean Wells Fargo Bank, National Association.

Section 1.02.  Interpretation and Construction. In this Credit Agreement, unless the context otherwise requires:

(a) Articles and Sections mentioned by number only are the respective Articles and Sections of this Credit Agreement as so numbered;

(b) Words importing a particular gender mean and include every other gender, and words importing the singular number mean and include the plural number and vice versa;

(c) All times specified herein, unless otherwise specifically referred, shall be the time in San Francisco, California;

(d) Any headings preceding the texts of the several Articles and Sections of this Credit Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for con-venience of reference and shall not constitute a part of this Credit Agreement, nor shall they affect its meaning, construction or effect;

(e) If any clause, definition, provision or Section of this Credit Agreement shall be determined to be apparently contrary to or conflicting with any other clause, definition, provision or Section of this Credit Agreement then the clause, definition, provision or Section containing the more specific provisions shall control and govern with respect to such apparent conflict. The parties hereto do agree that each has con-tributed to the drafting of this Credit Agreement and all Loan Documents and that the provisions herein contained shall not be construed against either Borrower or Lenders as having been the person or persons responsible for the preparation thereof;

(f) The terms "herein", "hereunder", "hereby", "hereto", "hereof" and any similar terms as used in the Credit Agreement refer to this Credit Agreement; the term "heretofore" means before the date of execution of this Credit Agreement; and the term "hereafter" means after the date of the execution of this Credit Agreement;

(g) All accounting terms used herein which are not otherwise specifically defined shall be used in accordance with GAAP;

(h) If any clause, provision or Section of this Credit Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions hereof; and

(i) Each reference to this Credit Agreement or any other Loan Document or any of them, as used in this Credit Agreement or in any other Loan Document, shall be deemed a reference to this Credit Agreement or such Loan Document, as applicable, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.
Section 1.03.  Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Credit Agreement shall have such meanings when used in the C/T Note, Revolving Credit Note and in each Loan Document and other communication delivered from time to time in connection with this Credit Agreement or any other Loan Document.

Section 1.04.  Cross-References. Unless otherwise specified, references in this Credit Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Credit Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.05.  Exhibits and Schedules. All Exhibits and Schedules to this Credit Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.

ARTICLE II

AMOUNT AND TERMS OF THE C/T LOAN

Section 2.01.  The C/T Loan.

a.  Subject to the conditions and upon the terms hereinafter set forth and in accordance with the terms and provisions of the C/T Note, Lenders severally agree in the proportions set forth on the Schedule of Lenders' Proportions in Bank Facilities, marked Schedule 2.01(a) attached hereto and by this reference incorporated herein and made a part hereof, to lend and advance Construction Disbursements to Borrower in such amounts as Borrower may request by Construction Disbursement Request during the Construction Period duly executed by an Authorized Officer and delivered to Agent Bank from time to time, together with all other requirements as provided in Section 2.04 and Article IX. Provided, however, that on the

Term Out Date, at Borrower's option, either (i) any principal remaining undisbursed under the C/T Loan shall be advanced toward reduction of the outstanding principal of the Revolving Credit Facility, or (ii) Borrower shall use Cash to reduce the Revolving Credit Facility by an amount equal to the principal remaining undisbursed under the C/T Loan.

b.  Borrower may not reborrow any amounts repaid or prepaid on the C/T Loan. Borrower shall use the proceeds of the C/T Loan (i) to finance, construct, furnish and equip the Construction Projects, (ii) to pay other costs and expenses permitted herein related to the financing (including the payment of any interest due under the terms of the Credit Agreement), furnishing, equipping and construction of the Construction Projects, and otherwise as contemplated or permitted herein for the Construction Projects, and as more particularly described in the Construction Budgets, (iii) to finance the cost of Gaming Devices and associated equipment, (iv) to refinance the Existing Bank Debt, (v) to finance pre-opening and transaction costs, including obligations up to the cumulative aggregate amount of One Million Dollars ($1,000,000.00) in consideration for advisory services rendered in connection with the Construction Projects and the financing of the Construction Projects, and (vi) to pay the amounts due to CCVLLC upon "Commencement of Construction" as used in the Contribution Agreement up to the maximum amount of One Million Dollars ($1,000,000.00).

Section 2.02.  Term of C/T Loan. The C/T Loan shall be for a term commencing on the Closing Date and terminating on the Maturity Date, on which date the entire outstanding balance of the C/T Loan shall be fully paid and Bank Facilities Termination shall occur. In no event shall any Lender be liable to fund any amounts under the C/T Loan in excess of its respective Syndication Interest in any Construction Disbursement.

Section 2.03.  The C/T Note, Interest Rate, Scheduled Amortization and Excess Cash Flow Payments.

a.  The C/T Loan shall be evidenced by the C/T Note dated as of the Closing Date and shall bear interest and be due and payable to Agent Bank on behalf of the Lenders as provided therein, a copy of which is marked "Exhibit A", affixed hereto and by this reference incorporated herein and made a part hereof as though fully set forth verbatim. Agent Bank shall record the date and amount of each Construction Disbursement advanced by the Lenders, and the amount of each repayment of principal made thereunder by Borrower and the entry of such records shall be conclusive absent manifest error; provided, however, the failure to make such a record or notation with respect to any Construction Disbursement or repayment thereof, or an error in making such a record or notation, shall not limit or otherwise affect the obligations of Borrower hereunder or under the C/T Note.

b.  Interest shall accrue on the entire outstanding principal balance of the C/T Loan at the Agreed Rate. Interest accrued on the unpaid principal balance of the C/T Loan shall be due and payable on the first day of each and every calendar month and on the Maturity Date.

c.  Each determination of the applicable Agreed Rate shall be conclusive and binding upon the Borrower, in the absence of manifest or demonstrable error. The Agent Bank shall, on no less than a monthly basis, deliver to Borrower an invoice statement showing the payment due and the computations used by the Agent Bank in determining the Agreed Rate hereunder. Computation of interest on the C/T Loan shall be calculated on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed.

d.  Commencing on the last day of the first full Fiscal Quarter following the Term Out Date and continuing on the last day of each and every Fiscal Quarter thereafter until the Maturity Date, the Scheduled Term Amortization Payments shall be made in the amounts and on the Term Payment Dates as set forth on the C/T Loan Reduction Schedule, Schedule 2.03(d) affixed hereto.

e.  In addition to the Scheduled Term Amortization Payments, during the Term Period Borrower shall pay on or before the sixtieth (60th) calendar day following each Fiscal Quarter end, commencing on the sixtieth (60th) calendar day following the first full Fiscal Quarter following the Term Out Date, an amount equal to fifty percent (50.0%) of the amount of Excess Cash Flow realized by Borrower during such Fiscal Quarter (in each case an "Excess Cash Flow Payment"). Provided, however, notwithstanding the foregoing, no Excess Cash Flow Payment shall be required for any Fiscal Quarter in which Borrower realizes as of the end of such Fiscal Quarter a Senior Leverage Ratio less than 2.50 to 1.00.

f.  All principal prepayments, including Excess Cash Flow Payments, Capital Proceeds applied to the C/T Loan under Section 8.02(a) and Excess Capital Proceeds under Section 6.12(c) received by Agent Bank shall be applied to the last principal sums falling due under the C/T Loan in the inverse order of maturity.

Section 2.04.  Construction Disbursements.

a.  Subject to the conditions and upon the terms hereinafter set forth and in accordance with the terms and provisions of the C/T Note, during the Construction Period Lenders severally agree to advance Construction Disbursements to Borrower in proportion to their respective Syndication Interests in such amounts as Borrower may request from time to time by Construction Disbursement Request, so long as Borrower is in full compliance with each of the requirements and conditions precedent set forth in Articles III B and IX of this Credit Agreement. Provided, however, upon the consent of the Requisite Lenders, Lenders shall advance Construction Disbursements notwithstanding the existence of less than full compliance with the requirements of Article III B or Article IX and Construction Disbursements so made shall be deemed to have been made pursuant to this Credit Agreement.

b.  Each Lender's obligation to advance Construction Disbursements in the proportionate amount of its Pro Rata Share is several, and not joint or joint and several. The failure of any Lender to perform its obligation to advance a Construction Disbursement in a proportionate amount of such Lender's Pro Rata Share will not relieve any other Lender of its obligation hereunder to advance such Construction Disbursement in the amount of such other Lender's Pro Rata Share.

ARTICLE II B

AMOUNT AND TERMS OF THE REVOLVING CREDIT FACILITY

Section 2.05.  The Revolving Credit Facility.

a.  Subject to the conditions and upon the terms hereinafter set forth and in accordance with the terms and provisions of the Revolving Credit Note, on and after the Closing Date Lenders severally agree in the proportions set forth on the Schedule of Lenders' Proportions in Bank Facilities to lend and advance Borrowings to Borrower, up to the Aggregate Commitment in the initial amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00), the Closing Disbursements on the Closing Date and such amounts as Borrower may request by Notice of Borrowing duly executed by an Authorized Officer and delivered to Agent Bank from time to time as provided in Section 2.07, or at the request of Agent Bank pursuant to Section 2.10.

b.  Subject to the uses and purposes set forth in Section 2.06, on and after the Closing Date Borrower may borrow, repay and reborrow the Available RLC Borrowings up to the Aggregate RLC Commitment from time to time. The Revolving Credit Facility shall be for a term commencing on the Closing Date and terminating on the Maturity Date, on which date the entire outstanding balance of the Revolving Credit Facility shall be fully paid and Bank Facilities Termination shall occur. In no event shall any Lender be liable to fund any amounts under the Revolving Credit Facility in excess of its respective Syndication Interest in any Borrowing.

Section 2.06.  Use of Proceeds of the Revolving Credit Facility. Available RLC Borrowings shall be used for the purposes of:

a.  On the Closing Date:

(i)  To the extent not paid from the proceeds of the C/T Loan, paying in full all fees due Agent Bank as set forth in the Fee Side Letter, the reasonable costs, fees and expenses of Title Insurance Company incurred in connection with the issuance of the Title Insurance Policy, the costs, fees and expenses of the attorneys for Borrower and the reasonable costs, fees and expenses of Henderson & Morgan, LLC, attorneys for Agent Bank, and associate counsel and insurance consultants retained by them incurred to the Closing Date; provided, however, that Borrower shall not be responsible for the attorneys' fees and other costs incurred by the Lenders, other than with respect to the attorneys for Agent Bank as described above.

b.  Subsequent to the Closing Date, to the extent not paid from the proceeds of the C/T Loan:

(i)  financing pre-opening and transaction costs (including obligations up to the cumulative aggregate amount of One Million Dollars ($1,000,000.00) in consideration for advisory services rendered in connection with the Construction Projects and the financing of the Construction Projects);

(ii)  funding working capital needs of the Borrower relating to the Casino Facility;

(iii)  funding ongoing Capital Expenditure requirements of the Borrower relating to the Casino Facility; and

(iv)  for general corporate purposes of the Borrower.

Section 2.07.  Notice of Borrowings.

a.  An Authorized Officer shall give Agent Bank, no later than 11:00 a.m. on any Banking Business Day at Agent Bank's office specified in Section 2.07, at least one (1) full Banking Business Day prior written notice in the form of the Notice of Borrowing ("Notice of Borrowing"), a copy of which is marked "Exhibit C", affixed hereto and by this reference incorporated herein and made a part hereof, for each proposed Borrowing, specifying the date and amount of each proposed Borrowing. Agent Bank shall give prompt notice of each Notice of Borrowing to Lenders of the amount to be funded and specifying the Funding Date. Not later than 11:00 a.m. on the Funding Date specified, each Lender shall disburse to Agent Bank the Pro Rata Share of the amount to be advanced by each such Lender in lawful money of the United

States of America and in immediately available funds. Agent Bank shall make the proceeds of such fundings received by it on or before 11:00 a.m. from the Lenders available to Borrower by depositing, prior to 1:00 p.m. on the day so received (but not prior to the Funding Date), the amounts received from the Lenders in the Designated Deposit Account maintained with Agent Bank. No Borrowing may exceed the Available Borrowings. Each Borrowing shall be in a minimum amount of Two Hundred Fifty Thousand Dollars ($250,000.00) and additional amounts in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) shall be in increments of One Hundred Thousand Dollars ($100,000.00) or such lesser amount as equals the Maximum RLC Availability. Borrower shall be entitled to no more than five (5) Borrowings during each calendar month, exclusive of Borrowings made for the sole purpose of funding repayment of an L/C Reimbursement Obligation.

b.  The failure of any Lender to fund its Pro Rata Share of any Borrowing on any Funding Date shall neither relieve any other Lender of any obligation hereunder to fund its Pro Rata Share of such Borrowing on such Funding Date nor relieve such Lender which has failed to fund its Pro Rata Share of its obligations to Borrower hereunder. No Lender shall be responsible for the failure of any other Lender to fund its Pro Rata Share of such Borrowing on any Funding Date nor shall any Lender be responsible for the failure of any other Lender to perform its respective obligations hereunder. The provisions set forth in Section 11.10(d) shall be applicable to a Defaulting Lender to the same extent as if such Defaulting Lender was found to be an Unsuitable Lender.

Section 2.08.  Conditions of Borrowings. Borrowings will only be made so long as Borrower is in full compliance with each of the requirements and conditions precedent set forth in Article III B of this Credit Agreement, other than Borrowings made at the request of Agent Bank for the purpose of funding repayment of L/C Reimbursement Obligations as hereinafter provided. Provided, however, upon the consent of Requisite Lenders, Lenders shall advance Borrowings notwithstanding the existence of less than full compliance with the requirements of Article III B and Borrowings so made shall be deemed to have been made pursuant to this Credit Agreement.

Section 2.09.  The Revolving Credit Note and Interest Rate.

a.  The Revolving Credit Facility shall be further evidenced by the Revolving Credit Note dated as of the Closing Date payable to the order of Agent Bank on behalf of the Lenders as provided herein, a copy of which is marked "Exhibit B", affixed hereto and by this reference incorporated herein and made a part hereof. Agent Bank shall record manually or electronically the date and amount of each Borrowing advanced by the Lenders, and the amount of each repayment of principal made thereunder by Borrower and the entry of such records shall be conclusive absent manifest or demonstrable error; provided, however, the failure to make such a record or notation with respect to any Borrowing or repayment thereof, or an error in making such a record or notation, shall not limit or otherwise affect the obligations of Borrower hereunder or under the Revolving Credit Note.

b.  Interest shall accrue on the entire outstanding principal balance of the Revolving Credit Facility at a rate per annum equal to the Agreed Rate. Interest accrued on the Funded RLC Outstandings shall be due and payable on the first (1st) Banking Business Day of the month following the Closing Date, on the first (1st) Banking Business Day of each successive month thereafter, and on the Maturity Date.

c.  The applicable Agreed Rate shall be determined by the Agent Bank, and notice thereof shall be given promptly to Borrower and Lenders. Each determination of the applicable Agreed Rate shall be conclusive and binding upon the Borrower, in the absence of manifest or demonstrable error. The Agent Bank shall, upon written request of Borrower or any Lender, promptly deliver to Borrower or such Lender, as the case may be, a statement showing the computations used by the Agent Bank in determining any rate hereunder.

d.  Computation of interest on the Revolving Credit Facility shall be calculated on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed. The applicable Prime Rate shall be effective the same day as a change in the Prime Rate is announced by WFB as being effective.

Section 2.10.  Issuance of Letters of Credit.

a.  Any Authorized Officer of Borrower may from time to time following the Closing Date request that a Standby Letter of Credit be issued by delivering to L/C Issuer (with a copy to the Agent Bank) on a Banking Business Day, at least five (5) Banking Business Days prior to the date of such proposed issuance, an L/C Agreement in L/C Issuer's then standard form (consistent with the terms of the Credit Agreement), completed to the satisfaction of L/C Issuer and such other certificates as the L/C Issuer may reasonably request; provided, however, that no Letter of Credit shall be issued (a) if any Default or Event of Default has occurred and remains continuing, or (b) if after giving effect to the issuance thereof, the aggregate Stated Amount of outstanding Letters of Credit would exceed One Million Dollars ($1,000,000.00), or (c) the Stated Amount of the requested Letter of Credit exceeds the then Available RLC Borrowings. Each Letter of Credit shall be issued by the L/C Issuer on the Banking Business Day specified in the Borrower's application therefor. Each request for a Letter of Credit and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication New 1994 Revision No. 500, or any successor publication then in effect. Each Letter of Credit will be issued for a term not greater than one (1) year and shall not include any provision for automatic renewal. In no event shall any Letter of Credit provide for the reinstatement of the Stated Amount thereof upon reimbursement or otherwise. In no event shall any Letter of Credit have a Stated Expiry Date later than thirty (30) days prior to the Maturity Date. Promptly after receipt of each request for the issuance of a Letter of Credit and immediately prior to the issuance thereof, L/C Issuer shall obtain telephonic verification from Agent Bank that the amount of such request does not exceed the then Available RLC Borrowings. The L/C Issuer shall promptly notify the Agent Bank of the aggregate L/C Exposure of outstanding Letters of Credit each time there is a change therein.

b.  Upon presentation of a draft drawn under any Letter of Credit, L/C Issuer shall promptly notify the Agent Bank and Borrower of the amount under such draft and the date upon which such draft is to be funded. On or before two (2) Banking Business Days following such notice (unless Borrower has made other arrangements acceptable to the L/C Issuer to pay the amount of such draft in full), Borrower shall advance to L/C Issuer the amount of such draft from Borrower's available funds or shall request a Borrowing under the Revolving Credit Facility in an amount sufficient to pay the amount of such draft in full. The Agent Bank, upon receipt of such funds from the Lenders, shall automatically provide such amount to the L/C Issuer for payment of the amount of such draft and the balance of the Borrowing shall be deposited in immediately available funds to the Designated Deposit Account. In the event Borrower fails to advance to L/C Issuer the amount of such draft from Borrower's available funds or to request a Borrowing within two (2) Banking Business Days from receipt of the notice as specified above, on the third (3rd) Banking Business Day following Agent Bank's receipt of such notice, Agent Bank shall, without notice to or consent of the Borrower and without regard to any other conditions precedent for the making of Borrowings under the Revolving Credit Facility, cause a Borrowing to be made and funded by the Lenders under the Revolving Credit Facility and Lenders agree to fund their respective Pro Rata Share of such Borrowing in the amount necessary to pay the amount of such draft in full. Upon the occurrence of any Event of Default, L/C Issuer shall, without notice or further authorization or consent of Borrower whatsoever, be authorized to immediately cause the Cash Collateral Account to be established and funded by Lenders with a Borrowing advanced to Agent Bank equal to the aggregate amount of the L/C Exposure then outstanding. All amounts held by L/C Issuer in the Cash Collateral Account shall be held as security for the repayment of any L/C Reimbursement Obligation thereafter arising pursuant to the terms of the L/C Agreement(s) and the Cash Collateral Pledge Agreement. Borrowings advanced by Lenders to pay drafts drawn upon or to secure repayment of the L/C Exposure under Letters of Credit pursuant to this subsection shall: (i) constitute Borrowings under the Revolving Credit Facility and (ii) be subject to all of the provisions of this Credit Agreement concerning Borrowings under the Revolving Credit Facility, except that such Borrowings shall be made upon demand of the Agent Bank as set forth above rather than upon Notice of Borrowing by Borrower and shall be made, notwithstanding anything in this Credit Agreement to the contrary, without regard to any other conditions precedent to the making of Borrowings under the Credit Agreement and notwithstanding any Default or Event of Default thereunder. All amounts paid by L/C Issuer on a draft drawn under any Letter of Credit which has not been funded or concurrently reimbursed by Borrower or through a Borrowing as provided hereinabove, shall bear interest at the Agreed Rate until repaid or reimbursed to L/C Issuer.

c.  In the event Agent Bank fails or is restrained, prohibited or restricted from causing a Borrowing to be made as provided in (b) above or Lenders are restrained, prohibited or restricted from funding a Borrowing as provided in (b) above, or L/C Issuer is restrained, prohibited or restricted from using the proceeds held in the Cash Collateral Account to fund any draft drawn under any Letter of Credit, the L/C Issuer may by written notice given to Agent Bank not later than 11:00 a.m. on any Banking Business Day require the Lenders to acquire participations on the next Banking Business Day in the subject L/C Reimbursement Obligation. Such notice shall specify the aggregate amount of the L/C Reimbursement Obligation in which Lenders will participate. Promptly upon receipt of such notice, Agent Bank will give notice thereof to each Lender, specifying in such notice such Lender’s applicable Pro Rata Share percentage of such L/C Reimbursement Obligation. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Agent Bank , for the account of the L/C Issuer, such Lender’s Pro Rata Share of such L/C Reimbursement Obligation. Each Lender acknowledges and agrees that its obligation to acquire participations in the L/C Reimbursement Obligation pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (provided that such payment shall not cause the unpaid balance of principal owing to such Lender under the Bank Facilities to exceed such Lender’s Syndication Interest in the Bank Facilities). Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Borrowings made by such Lender, and Agent Bank shall promptly pay to the L/C Issuer the amounts so received by it from the Lenders. Agent Bank shall notify Borrower of any participations in any L/C Reimbursement Obligation acquired pursuant to this paragraph, and thereafter payments in respect of such L/C Reimbursement Obligation shall be made to Agent Bank and not to the L/C Issuer. Any amounts received by the L/C Issuer from Borrower (or other party on behalf of Borrower) in respect of any L/C Reimbursement Obligation after receipt by the L/C Issuer of the proceeds of a sale of participations therein shall be promptly remitted to Agent Bank; any such amounts received by Agent Bank shall be promptly remitted by Agent Bank to the Lenders that shall have made their payments pursuant to this paragraph and to the L/C Issuer, as their interests may appear. The purchase of participations in any L/C Reimbursement Obligation pursuant to this paragraph shall not relieve Borrower of any default in the payment thereof.

d.  Each Lender's obligation to advance Borrowings or purchase a participation interest in the proportionate amount of its Syndication Interest in the Revolving Credit Facility of any unreimbursed amounts outstanding under any L/C Reimbursement Obligation pursuant hereto is several, and not joint or joint and several. The failure of any Lender to perform its obligation to advance a Borrowing or purchase a participation interest in a proportionate amount of such Lender's Syndication Interest of any unreimbursed amounts outstanding under any L/C Reimbursement Obligation will not relieve any other Lender of its obligation hereunder to advance such Borrowing in the amount of such other Lender's proportionate Syndication Interest of such amount, nor relieve the Lender which has failed to fund of its obligation to fund hereunder. The Borrower agrees to accept the Borrowings for payment of Letters of Credit as provided hereinabove, whether or not such Borrowings could have been made pursuant to the terms of Article III or any other section of the Credit Agreement.

e.  Letters of Credit shall be used and issued for the benefit of Borrower for the general corporate purposes of Borrower relating to the Construction Projects and the Casino Facility.

f.  The obligations of Borrower under this Credit Agreement and any L/C Agreement to reimburse L/C Issuer for a drawing under a Letter of Credit, and to repay any drawing under a Letter of Credit funded by any Borrowing under the Revolving Credit Facility, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement and each such other L/C Agreement under all circumstances, including the following: (i) any lack of validity or enforceability of this Credit Agreement or any L/C Agreement; (ii) the existence of any claim, setoff, defense or other right that Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any person for whom any such beneficiary or any such transferee may be acting), L/C Issuer or any other person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by the L/C Agreement or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; or any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; or (iv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower; provided, however, that neither Borrower nor any Lender shall be obligated to reimburse L/C

Issuer for any wrongful payment finally determined by a court of competent jurisdiction to have been made by L/C Issuer as a result of acts or omissions constituting willful misconduct or gross negligence on the part of L/C Issuer. To the extent that any provision of any L/C Agreement is inconsistent with the provisions of this Section 2.10, the provisions of this Section 2.10 shall control.

ARTICLE II C

SECURITY, FEES AND OTHER PROVISIONS OF THE BANK FACILITIES

Section 2.11.  Security for the Bank Facilities. The Security Documentation shall secure the due and punctual payment and performance of the terms and provisions of this Credit Agreement, the C/T Note, the Revolving Credit Note and all of the other Loan Documents. The Security Documentation required under Section 3.03 and Section 3.04 shall be executed and delivered to Agent Bank, on or before the Closing Date, by the respective parties to each of the Security Documentation and recorded and/or filed as required by the Closing Instructions.

Section 2.12.  Place and Manner of Payment.

a.  All amounts payable by Borrower to the Lenders shall be made to Agent Bank on behalf of Lenders pursuant to the terms of this Credit Agreement and the Notes and shall be made on a Banking Business Day in lawful money of the United States of America and in immediately available funds. Other than in connection with: (i) principal payments which may be required to decrease the Funded RLC Outstandings and L/C Exposure to an amount equal to or less than the Aggregate RLC Commitment, or (ii) principal payments to increase the Available RLC Borrowings to an amount equal to or in excess of Construction Completion Costs as of any date of determination, Borrower shall not make repayments ("R/C Principal Prepayments") of the outstanding balance of principal owing under the Revolving Credit Note more frequently than three (3) such R/C Principal Prepayments during each calendar month. Each such R/C Principal Prepayment shall be in a minimum amount of One Hundred Thousand Dollars ($100,000.00) (or, if less, the outstanding principal amount of the Revolving Credit Facility) and in increments of Ten Thousand Dollars ($10,000.00) in excess thereof.

b.  All such amounts payable by Borrower shall be made to Agent Bank at its office located at Wells Fargo Bank, Syndications Division, 201 Third Street, Eighth Floor, San Francisco, California 94103, or at such other address as may be directed in writing by Agent Bank from time to time and shall be designated as payments on the C/T Loan or the Revolving Credit Facility. If such payment is received by Agent Bank prior to 11:00 a.m., Agent Bank shall credit Borrower with such payment on the day so received and shall promptly disburse to the appropriate Lenders on the same day the Pro Rata Share of payments relating to the C/T Loan or the Revolving Credit Facility, as applicable, in immediately available funds. If such payment is received by Agent Bank after 11:00 a.m., Agent Bank shall credit Borrower with such payment as of the next Banking Business Day and disburse to the Lenders on the next Banking Business Day such Pro Rata Share of such payment relating to the C/T Loan or the Revolving Credit Facility, as applicable, in immediately available funds. Any payment on the Bank Facilities made by Borrower to Agent Bank pursuant to the terms of this Credit Agreement for the account of Lenders shall constitute payment to the appropriate Lenders. If the C/T Loan or the Revolving Credit Note or any payment required to be made thereon or hereunder, is or becomes due and payable on a day other than a Banking Business Day, the due date thereof shall be extended to the next succeeding Banking Business Day and interest thereon shall be payable at the then applicable rate during such extension.

c.  Unless the Agent Bank receives notice from an Authorized Officer prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, the Agent Bank may assume that Borrower has made such payment in full to the Agent Bank on such date in immediately available funds and the Agent Bank may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to the Agent Bank, each Lender shall repay to the Agent Bank on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

d.  If, other than as expressly provided elsewhere herein, any Lender shall obtain any payment with respect to the Bank Facilities (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Syndication Interest, such Lender shall immediately (a) notify the Agent Bank of such fact, and (b) purchase from the other Lenders such participations in the Bank Facilities as shall be necessary to cause such purchasing Lender to share the excess payment with each of them in proportion to their respective Syndication Interests; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. The Agent Bank will keep records (which shall be conclusive and binding in the absence of manifest or demonstrable error) of each participation purchased under this section and will in each case notify the Lenders following any such purchases or repayments.

Section 2.13.  Fees.

a.  On or before the Closing Date and on each other applicable date, Borrower shall pay to Agent Bank the fees as required in the Fee Side Letter, each of such fees to be retained by Agent Bank or distributed to Lenders as set forth in the Fee Side Letter.

b.  Commencing on the Closing Date and continuing until the Term Out Date with respect to the C/T Loan and until the Maturity Date with respect to the Revolving Credit Facility, Borrower shall be obligated to pay a quarterly nonusage fee (the "Nonusage Fee") to the Agent Bank for the account of Lenders in the proportions of their respective Syndication Interests. The Nonusage Fee shall begin to accrue on the Closing Date and shall be calculated as of the last day of each Fiscal Quarter thereafter occurring as the product of (i) three-quarters of one percent (.75%) per annum, multiplied by (ii) as of the end of such Fiscal Quarter, the daily average during such Fiscal Quarter (except with respect to the Fiscal Quarter in which the Closing Date occurs, which shall be calculated with reference to the daily average during such Fiscal Quarter only for those number of days following the Closing Date) of the sum of: (A) the Aggregate RLC Commitment, less the daily average during such Fiscal Quarter of the Funded RLC Outstandings, plus (B) Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000.00), less the daily average during such Fiscal Quarter of the Funded Term Outstandings, in each case determined on the basis of a three hundred sixty (360) day year. Each Nonusage Fee shall be payable in arrears on a quarterly basis on or before the fifth (5th) day following receipt by Borrower of an invoice from Agent Bank setting forth the amount of such Nonusage Fee for each applicable Fiscal Quarter, and upon termination of this Credit Agreement, whether at maturity, by acceleration or otherwise. Each Nonusage Fee shall be promptly distributed by Agent Bank to Lenders in proportion to their respective Syndication Interests in the Bank Facilities.

c.  Concurrently with the issuance of each Letter of Credit, Borrower shall pay an issuance fee to the L/C Issuer ("L/C Fee") in an amount equal to the Stated Amount of each such Letter of Credit multiplied by two percent (2.0%) per annum, calculated on a per annum basis for the number of days elapsing from the issuance date to the Stated Expiry Date of each such Letter of Credit, but in no event shall the L/C Fee be less than Five Hundred Dollars ($500.00) for each Letter of Credit. From each L/C Fee the greater of Five Hundred Dollars ($500.00) or one quarter of one percent (.25%) of the Stated Amount of each such Letter of Credit, calculated on a per annum basis as provided hereinabove, shall be retained by L/C Issuer for its own account and the balance of each L/C Fee shall be promptly distributed by Agent Bank to Lenders in proportion to their respective Syndication Interests in the Revolving Credit Facility. Fronting, amendment, transfer, negotiation and other fees shall also be payable by Borrower for the account of L/C Issuer, as determined in accordance with L/C Issuer's then current fee policy. All L/C Fees paid by Borrower are nonrefundable and shall be deemed fully earned upon issuance of the applicable Letter of Credit.

Section 2.14.  Late Charges and Default Rate.

a.  If any payment due under the Notes is not paid within three (3) Banking Business Days after receipt by Borrower of written notice of such nonpayment from Agent Bank, Borrower promise to pay a late charge in the amount of four percent (4.0%) of the amount of such delinquent payment and Agent Bank need not accept any late payment made unless it is accompanied by such four percent (4%) late payment charge. Any late charge shall be paid to Lenders in proportion to their respective Syndication Interests.

b.  In the event of the existence of an Event of Default, commencing on the first (1st) Banking Business Day following the receipt by Borrower of written notice of the occurrence of such Event of Default from Agent Bank, the total of the unpaid balance of the principal and the then accrued and unpaid interest owing under the Notes shall commence accruing interest at a rate equal to four percent (4.0%) over the Applicable Rate otherwise applicable to such Revolving Credit Note (the "Default Rate") until all Events of Default which may exist have been cured, at which time the interest rate shall revert to the Applicable Rate otherwise accruing pursuant to the terms of such Notes.

c.  In the event of the occurrence of an Event of Default, Borrower agrees to pay all reasonable costs of collection, including the reasonable attorneys' fees incurred by Agent Bank, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such Event of Default. In the event legal action is commenced for the collection of any sums owing hereunder or under the terms of the Notes, the Borrower agrees that any judgment issued as a consequence of such action against Borrower shall bear interest at a rate equal to the Default Rate until fully paid.

Section 2.15.  Net Payments. All payments under this Credit Agreement, the Notes and/or the L/C Reimbursement Obligation shall be made without set-off, counterclaim, recoupment or defense of any kind and in such amounts as may be necessary in order that all such payments, after deduction or withholding for or on account of any future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by the United States or any Governmental Authority, other than franchise taxes or any tax on or measured by the gross receipts or overall net income of any Lender pursuant to the income tax laws of the United States or any State or any Governmental Authority, or the jurisdiction where each Lender's principal office is located (collectively "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Credit Agreement and the Notes. A certificate as to any additional amounts payable to the Lenders under this Section 2.15 submitted to the Borrower by the Lenders shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error. Any amounts payable by the Borrower under this Section 2.15 with respect to past payments shall be due within thirty (30) days following receipt by the Borrower of such certificate from the Lenders; any such amounts payable with respect to future payments shall be due within thirty (30) days after demand with such future payments. With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall promptly furnish to the Lenders such certificates, receipts and other documents as may be required (in the reasonable judgment of the Lenders) to establish any tax credit to which the Lenders may be entitled.

Section 2.16.  Completion Guaranty Agreement. As additional security for the due and punctual completion and payment for the costs of completing the Construction Projects on or before the Construction Completion Deadline, CCI shall execute the Completion Guaranty, a copy of which is marked "Exhibit O", affixed hereto and by this reference incorporated herein and made a part hereof.

ARTICLE III

REQUIREMENTS FOR THE OCCURRENCE OF THE
CLOSING DATE AND ALL BORROWINGS AND
CONSTRUCTION DISBURSEMENTS

A. Closing Conditions. The obligation of each of the Lenders to fund any Borrowing under the Bank Facilities is subject to the following conditions precedent, each of which shall be satisfied on or before November 30, 2005 (unless all of the Lenders, in their sole and absolute discretion, shall agree otherwise). The occurrence of the Closing Date is subject to and contingent upon Agent Bank having received, in each case in form and substance reasonably satisfactory to Agent Bank, or in the case of an occurrence, action or event, the occurrence of, each of the following:

Section 3.01.  Credit Agreement. Executed counterparts of this Credit Agreement in sufficient duplicate originals for Borrower and each of the Banks.

Section 3.02.  The Notes and Completion Guaranty.

a.  Each of the C/T Note and the Revolving Credit Note duly executed by Borrower, payable to the order of Agent Bank, on behalf of the Lenders; and

b.  The Completion Guaranty duly executed by CCI.

Section 3.03.  Security Documentation. The Security Documentation duly executed by Borrower or other party thereto, as applicable, consisting of the following:

a.  Deed of Trust;

b.  Financing Statements; and

c.  Assignment of Entitlements, Contracts, Rents and Revenues.

Section 3.04.  Other Loan Documents. The following Loan Documents duly executed by Borrower consisting of the following:

a. Environmental Certificate.

Section 3.05.  Articles of Organization, Operating Agreement, Resolutions, Certificates of Good Standing and Closing Certificate. On or before the Closing Date, Agent Bank shall have received from the Borrower: (i) a Certificate of Good Standing issued by the Secretary of State of Delaware and a Certificate evidencing qualification to do business in the State of Colorado issued by the Colorado Secretary of State, each dated within thirty (30) Banking Business Days of the Closing Date, (ii) a copy of the articles of organization and operating agreement certified to be true and correct by a duly Authorized Officer of Borrower, (iii) an original Consent of Managers executed by each of the managers of Borrower authorizing Borrower to enter into all documents and agreements to be executed by it pursuant to this Credit Agreement and further authorizing and empowering each officer or manager who will execute such documents and agreements with the authority and power to execute such documents and agreements on behalf of Borrower, (iv) designation by corporate certificate ("Authorized Officer Certificate"), substantially in the form of the Authorized Officer Certificate marked "Exhibit I", affixed hereto and by this reference incorporated herein and made a part hereof, of the officers or managers, as applicable, of Borrower who are authorized to give Notices of Borrowing, Compliance Certificates, Construction Disbursement Requests and all other notices, requests, reports, consents, certifications and authorizations on behalf of Borrower, each individually an "Authorized Officer" and collectively the "Authorized Officers", and (v) an original closing certificate ("Closing Certificate"), substantially in the form of the Closing Certificate marked "Exhibit J", affixed hereto and by this reference incorporated herein and made a part hereof, duly executed by an Authorized Officer of Borrower.

Section 3.06.  Opinion of Counsel. One or more opinions of counsel to the Borrower, dated as of the Closing Date and addressed to the Agent Bank on behalf of itself and each of the Lenders, together with their respective successors and assigns, substantially in the form of the legal opinion marked "Exhibit G", affixed hereto and by this reference incorporated herein and made a part hereof.

Section 3.07.  Title Insurance. As of the Closing Date, the Title Insurance Policy (or proforma commitment for the issuance thereof) consistent with the requirements of the Closing Instructions.

Section 3.08.  Survey. If the Title Insurance Company requires a survey as a condition of issuing the Title Insurance Policy consistent with the Closing Instructions, a current boundary and location survey for the Real Property delivered to Agent Bank no less than ten (10) Banking Business Days prior to the Closing Date, which must (a) be certified to Agent Bank and the Title Insurance Company, (b) show the Real Property to be free of encroachments, overlaps, and other survey defects, (c) show the courses and distances of the lot lines for the Real Property, (d) show that all existing improvements are located within said lot and building lines, and (e) show the location of all above and below ground easements, improvements, appurtenances, utilities, rights-of-way, water rights and ingress and egress, by reference to book and page numbers and/or filed map reference. On or before the Closing Date, all other survey requirements of Title Insurance Company for the issuance of the Title Insurance Policy.

Section 3.09.  Payment of Taxes. Evidence satisfactory to Agent Bank that all past and current real and personal property taxes and assessments which are presently due and payable applicable to the Collateral Properties have been paid in full.

Section 3.10.  Insurance. Copies of declaration pages of each insurance policy, certified to be true and correct in all respects by an Authorized Officer of Borrower, together with original binders evidencing Borrower as the named insured, and original certificates of insurance, loss payee and mortgagee endorsements naming Agent Bank as mortgagee, loss payee and additional insured as required by the insurance provisions set forth in Section 5.09 of this Credit Agreement.

Section 3.11.  Payment of Fees and Existing Bank Debt.

a.  Payment by Borrower to Agent Bank of the fees to the extent due and payable on the Closing Date as provided in Section 2.13(a) hereinabove.

b.  Payment in full of the Existing Bank Debt and the full and complete release and reconveyance of the Existing Bank Debt Security Documents.

Section 3.12.  Reimbursement for Expenses and Fees. Reimbursement by Borrower for all reasonable fees and out-of-pocket expenses incurred by Agent Bank in connection with the Bank Facilities, including, but not limited to, escrow charges, title insurance premiums, recording fees, reasonable attorney's fees of Henderson & Morgan, LLC and insurance consultant fees, and all other like fees and expenses remaining unpaid as of the Closing Date to the extent then due and payable on the Closing Date, provided that the amount then invoiced shall not thereafter preclude Borrower's obligation to pay such costs and expenses relating to the closing of the Bank Facilities following the Closing Date or to reimburse Agent Bank for the payment thereof.

Section 3.13.  Schedules.

a.  The Schedule of Spaceleases (Schedule 4.15) and Equipment Leases and Contracts (Schedule 4.16) in each instance setting forth the name of the other party thereto, a brief description of each spacelease, equipment lease and contract and the commencement and ending date thereof.

b.  A Schedule of Significant Litigation (Schedule 3.13(b)) involving Borrower, in each instance setting forth the names of the other parties thereto, a brief description of such litigation, whether or not such litigation is covered by insurance and, if so, whether the defense thereof and liability therefor has been accepted by the applicable insurance company indicating whether such acceptance of such defenses with or without a reservation of rights, the commencement date of such litigation and the amount sought to be recovered by the adverse parties thereto or the amount which is otherwise in controversy.

Section 3.14.  Environmental Reports.

a.  Each of the Environmental Reports previously received by Agent Bank shall be deemed fully applicable to and relied upon by each of the Lenders in connection with the establishment of the Bank Facilities. Borrower is in the process of complying with the recommended actions set forth in the Environmental Reports.

b.  Borrower hereby confirms the representations contained in Sections 2.1 and 2.2 of the Environmental Certificate are true and correct in all respects.

Section 3.15.  No Injunction or Other Litigation. No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall, and no litigation shall be pending or threatened which in the reasonable judgment of the Agent Bank would or would reasonably be expected to, enjoin, prohibit, limit or restrain the execution and delivery of this Credit Agreement or the making of any advance under the Bank Facilities.

Section 3.16.  Additional Documents and Statements. As of the Closing Date such additional documents, affidavits, certificates and opinions as Requisite Lenders may reasonably require to insure compliance with this Credit Agreement.

Section 3.17.  Subordinations. Agent Bank shall have received:

a.  The duly executed Management Subordination Agreement, together with a true and correct copy of the Management Agreement;

b.  A true and correct copy of the fully executed CCI Subordinated Note and a fully executed Lien and Payment Subordination Agreement prepared with reference to the CCI Subordinated Note and documents securing repayment thereof, in a form and content acceptable to the Agent Bank; and

c.  A true and correct copy of the fully executed CCVLLC Subordinated Note and a fully executed Payment Subordination Agreement prepared with reference to the CCVLLC Subordinated Note in a form and content acceptable to the Agent Bank.

Section 3.18.  Notice of Borrowing. With respect to any Borrowing (other than in connection with a Construction Disbursement), the Agent Bank shall have received in accordance with Section 2.07 on or before such Funding Date an original and duly executed Notice of Borrowing or facsimile copy thereof, to be promptly followed by an original. Borrowings requested to be made under the C/T Loan shall be made by Construction Disbursement Request in accordance with the terms and procedures set forth in Section 2.04 and Article IX.

Section 3.19.  Certain Statements. On the Closing Date and as of each Funding Date the following statements shall be true and correct:

a.  The representations and warranties with respect to the Borrower contained in Article IV hereof (other than representations and warranties which expressly speak only as of a different date which shall be true and correct as of such date) are true and correct in all material respects as though made on and as of that date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by this Credit Agreement or by any other Loan Document, or which is otherwise consented to by Requisite Lenders;

b.  The representations and certifications contained in the Environmental Certificate are true and correct in all material respects (other than representations and warranties which expressly speak only as of a different date which shall be true and correct as of such date);

c.  Since the date of the most recent financial statements referred to in Section 5.08(b), no Material Adverse Change shall have occurred; and

d.  No event has occurred or as a result of any Borrowings or issuance of a Letter of Credit contemplated hereby would occur and is continuing, or would result from the making thereof, which constitutes a Default or Event of Default hereunder.

Section 3.20.  Comfort Letter. Borrower shall provide Lenders with a "comfort letter" issued by the Colorado Limited Gaming Control Commission, addressed to Agent Bank on behalf of the Lenders in a form and content acceptable to Lenders, providing assurances that the Gaming Authorities are unaware of any significant impediments to the issuance of the Gaming Permits for the operation of the Casino Facility.

B. Conditions Precedent to Initial Construction Disbursement. In addition to the requirements set forth in Sections 2.04 and Article IX, the obligation of each Lender and Agent Bank to advance the Initial Construction Disbursement is subject to Agent Bank having received, in each case in form and substance reasonably satisfactory to Agent Bank, Requisite Lenders and Lenders' Consultant, or in the case of an occurrence, action or event, the occurrence of, each of the following:

Section 3.21.  Receipt of Proceeds of Subordinated Debt. Borrower shall have received Net Proceeds from Subordinated Debt in an aggregate amount of no less than Four Million Three Hundred Twenty Thousand Dollars ($4,320,000.00).

Section 3.22.  Construction Cost Analysis and Required Borrower Construction Expenditures. Borrower shall have demonstrated to the satisfaction of Agent Bank and Lenders' Consultant, that:

a.  The total construction costs for construction and completion of the Construction Projects are Thirty-Nine Million Five Hundred Thousand Dollars ($39,500,000.00), inclusive of capitalized interest;

b.  That each of the General Contractor Agreements is a cost of work plus a fee with a negotiated guaranteed maximum price contract, the sum of which is not in excess of the General Contractor Budgets; and

c.  That Borrower has expended Borrower Construction Expenditures in an aggregate amount no less than Four Million Five Hundred Thousand Dollars ($4,500,000.00), including, without limitation, the proceeds of the CCI Subordinated Debt; and

d.  That the Construction Completion Costs do not exceed the amount available for Construction Disbursements under the C/T Loan.

Section 3.23.  Construction Schedule, Plans and Specifications and Construction Budgets. The Construction Schedule, the Plans and Specifications, General Contractor Budgets and the Borrower Construction Budget, each approved by Lenders' Consultant and Agent Bank as substantially final and complete and acceptable for the Initial Construction Disbursement.

Section 3.24.  Construction Agreements.

a.  The Casino General Contractor's Agreement duly executed by the Casino General Contractor and Borrower.

b.  The Garage General Contractor's Agreement duly executed by the Garage General Contractor and Borrower.

Section 3.25.  Architect's Contract. The Architect's Contract duly executed by Borrower and the Architect.

Section 3.26.  Major Subcontractor's Construction Contracts. A copy of all Major Subcontractors' construction contracts then executed by and between Borrower and the Major Subcontractors or by and between a General Contractor and the Major Subcontractors.

Section 3.27.  Evidence of Availability of Utilities for Construction Projects. Evidence of the availability of water, sewer, electric, gas and telephone service to the Construction Projects adequate for the use and occupation of the Construction Projects.

Section 3.28.  Regulatory Approvals, Permits, Consents, Etc. True and correct copies of all permits, approvals, authorizations and consents by all Governmental Authorities permitting the construction of the Construction Projects in accordance with the Plans and Specifications or evidence that same can be obtained, together with all supporting documents and materials reasonably requested by Agent Bank.

Section 3.29.  Assignment of Architect's Contract. The Assignment of Architect's Contract duly executed by Borrower and Architect and the Architect's Consent duly executed by Architect.

Section 3.30.  Assignment of Casino General Contractor's Agreement. The Assignment of Casino Contractor's Agreement duly executed by Borrower and Casino General Contractor's Consent duly executed by Casino General Contractor.

Section 3.31.  Assignment of Garage General Contractor's Agreement. The Assignment of Garage Contractor's Agreement duly executed by Borrower and Garage General Contractor's Consent duly executed by Garage General Contractor.

Section 3.32.  Major Subcontractor Assignments. A Major Subcontractor Agreement and Major Subcontractor Consent for each Assigned Major Subcontract which has been executed as of the Initial Construction Disbursement Date.

Section 3.33.  Soil Test Report. A soil test report reasonably acceptable to Agent Bank, indicating the suitability of the Real Property for the construction of the Construction Projects thereon.

Section 3.34.  Notice by Disburser. Borrower shall have provided Agent Bank with all information needed by Agent Bank for the preparation, recordation and mailing of a Notice of Disburser relating to the Projects, as required by Colorado Revised Statutes, Section 38-22-126.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce Banks to enter into this Credit Agreement, Borrower makes the following representations and warranties:

Section 4.01.  Organization; Power and Authorization. Borrower is a limited liability company duly organized and validly existing under the laws of the State of Delaware and is qualified to do business in the State of Colorado. Borrower (i) has all requisite limited liability company power, authority and legal right to execute and deliver each document, agreement or certificate to which it is a party or by which it is bound in connection with the Bank Facilities, to consummate the transactions and perform its obligations hereunder and thereunder, and, to own its properties and assets and, to own its properties and assets and to carry on and conduct its business as presently proposed to be conducted, and (ii) has taken all necessary action to authorize the execution, delivery and performance of this Credit Agreement and the other Loan Documents to which it is a party or by which it is bound and to consummate the transactions contemplated hereunder and thereunder.

Section 4.02.  No Conflict With, Violation of or Default Under Laws or Other Agreements. Neither the execution and delivery of this Credit Agreement, the C/T Note, the Revolving Credit Note or any other Loan Document, or any other agreement, certificate or instrument to which Borrower is a party or by which it is bound in connection with the Bank Facilities, nor the consummation of the transactions contemplated hereunder or thereunder, nor the compliance with or performance of the terms and conditions herein or therein, is prevented by, limited by, conflicts in any material respect with, or will result in a material breach or violation of, or a material default (with due notice or lapse of time or both) under, or the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of their respective property or assets by virtue of, the terms, conditions or provisions of (a) any indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument of whatever nature to which Borrower is bound, or (b) any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which Borrower is subject.

Section 4.03.  Litigation. Except as disclosed on the Schedule of Significant Litigation delivered in connection with Section 3.13(b), to the best knowledge of Borrower, there is no action, suit, proceeding, inquiry, hearing or investigation pending or threatened, in any court of law or in equity, or before any Governmental Authority, which reasonably would be expected to (a) result in any Material Adverse Change in the construction and development of the Construction Projects or in its business, financial condition, properties or operations, (b) materially adversely affect the Borrower's ability to perform its obligations under the Credit Agreement and the other Loan Documents, or (c) materially adversely affect the validity or enforceability of this Credit Agreement and the other Loan Documents. To the best knowledge of Borrower, Borrower is not in violation of or default with respect to any order, writ, injunction, decree or demand of any Governmental Authority.

Section 4.04.  Agreements Legal, Binding, Valid and Enforceable. This Credit Agreement, the C/T Note, the Revolving Credit Note, the Security Documentation and all other Loan Documents, when executed and delivered by Borrower in connection with the Bank Facilities will constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

Section 4.05.  Information and Financial Data Accurate; Financial Statements; No Adverse Event. All information and financial and other data previously furnished in writing by Borrower in connection with the Bank Facilities was true, correct and complete in all material respects as of the date furnished (unless subsequently corrected prior to the date hereof), and there has been no Material Adverse Change with respect thereto to the date of this Credit Agreement since the dates thereof. No information has been omitted which would make the information previously furnished in such financial statements to Banks misleading or incorrect in any material respect to the date of this Credit Agreement. Any and all financial statements heretofore furnished to Banks by Borrower: (a) present fairly in all material respects the financial position of Borrower as of their respective dates and the results of operations and changes in financial position for the periods to which they apply, and (b) have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. Since the date of the financial statements referred to in this Section 4.05, there has been no Material Adverse Change in the financial condition, assets, liabilities, business or operations of Borrower.

Section 4.06.  Governmental Approvals. All consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority which are required in connection with the valid execution and delivery of this Credit Agreement and the other Loan Documents by Borrower and the performance of any of the transactions required or contemplated hereunder, or thereunder, by Borrower, have been obtained or accomplished and are in full force and effect, or to the best knowledge of Borrower, can be obtained or accomplished by Borrower. On and after the Opening Date, all material consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority which are required by Borrower in connection with the use and operation of the Casino Facility shall have been obtained or accomplished and shall be in full force and effect.

Section 4.07.  Payment of Taxes. Borrower has duly filed or caused to be filed all federal, state and local tax reports and returns which are required to be filed by it and has paid or made provisions for the payment of, all material taxes, assessments, fees and other governmental charges which have or may have become due pursuant to said returns or otherwise pursuant to any assessment received by Borrower except such taxes, assessments, fees or other governmental charges, if any, as are being contested in good faith by Borrower by appropriate proceedings and for which Borrower has maintained adequate reserves for the payment thereof in accordance with GAAP.

Section 4.08.  Title to Properties. Borrower shall have good and marketable title to the Collateral Properties as of the Closing Date and at all times during the term of the Bank Facilities. Borrower has good and marketable title to: (a) all of its properties and assets reflected in the most recent financial statements referred to in Section 4.05 hereof as owned by it (except those properties and assets disposed of since the date of said financial statements in the ordinary course of business or those properties and assets which are no longer used or useful in the conduct of its business), including, but not limited to, Borrower's interest in patents, trademarks, tradenames, servicemarks, and licenses relating to or pertaining to the Collateral Properties or the Casino Facility, and (b) all properties and assets acquired by it subsequent to the date of the most recent financial statements referred to in Section 4.05 hereof. All such properties and assets are not subject to any liens, encumbrances or restrictions except Permitted Encumbrances. All roads, easements and rights of way necessary for the full utilization of the Collateral Properties have been completed and/or obtained or will be completed and/or obtained on or before the Opening Date.

Section 4.09.  No Untrue Statements.  All statements, representations and warranties made by Borrower in this Credit Agreement, any other Loan Document and any other agreement, document, certificate or instrument previously furnished or to be furnished by Borrower to Banks pursuant to the provisions of this Credit Agreement, at the time they were made and on and as of the Closing Date: (a) are and shall be true, correct and complete in all material respects, (b) do not and shall not contain any untrue statement of a material fact, and (c) do not and shall not omit to state a material fact, the absence of which makes the information contained herein or therein materially misleading or incomplete in light of the circumstances under which they were made. Borrower understands that all such statements, representations and warranties shall be deemed to have been relied upon by Banks as a material inducement to establish the Bank Facilities.

Section 4.10.  Brokerage Commissions. Except as previously disclosed to Agent Bank in writing, no person is entitled to receive any brokerage commission, finder's fee or similar fee or payment in connection with the extensions of credit contemplated by this Credit Agreement. No brokerage or other fee, commission or compensation is to be paid by Banks with respect to the extensions of credit contemplated hereby and Borrower agrees to indemnify Banks against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, reasonable attorney's fees incurred by Banks in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

Section 4.11.  No Defaults. Borrower is not in violation of any applicable law and/or regulations, the violation of which will materially and adversely affect the business, financial condition or operations of the Casino Facility. Borrower is not in violation or default (nor is there any waiver in effect which, if not in effect, would result in a violation or default) in any material and adverse respect under any indenture, evidence of indebtedness, loan or financing agreement or other agreement or instrument of whatever nature to which they are a party or by which they are bound (except for any defaults previously brought to Banks' attention in writing, for which Borrower has received a waiver from Requisite Lenders), a default under which would reasonably be expected to result in a Material Adverse Change.

Section 4.12.  Availability of Utility Services. All utility services and facilities necessary for the Construction Projects including, without limitation, electrical, water, gas and sewage services and facilities are available at the boundaries of the Real Property.

Section 4.13.  Policies of Insurance. As of the Closing Date, each of the copies of the declaration pages, original binders and certificates of insurance evidencing the Policies of Insurance relating to the Construction Projects delivered to Agent Bank by Borrower (i) is a true, correct and complete copy of the respective original thereof as in effect on the date hereof, and no amendments or modifications of any of said documents or instruments not included in such copies have been made, and (ii) has not been terminated and is in full force and effect. To the best knowledge of Borrower, Borrower is not in default in the observance or performance of its obligations under said documents and instruments, and Borrower has done all things required to be done as of the Closing Date to keep unimpaired its rights thereunder.

Section 4.14.  Management Agreement and Subordinated Notes. Each of the copies of the Management Agreement, CCI Subordinated Note and CCVLLC Subordinated Note which have been delivered to Agent Bank in accordance with Section 3.17 are true and correct copies of the originals thereof. Each of the Management Agreement, CCI Subordinated Note and CCVLLC Subordinated Note is in full force and effect and has not been amended or otherwise modified except as set forth by documents delivered to Agent Bank in accordance with Section 3.17 or except as permitted under Section 5.22 with respect to the Management Agreement.

Section 4.15.  Spaceleases. A schedule of all executed Spaceleases pertaining to the Casino Facility, or any portion thereof, in existence as of the Closing Date, is set forth on Schedule 4.15 attached hereto.

Section 4.16.  Equipment Leases and Contracts. Schedules of all executed material Equipment Leases and Contracts pertaining to the Casino Facility or any portion thereof, in existence as of the Closing Date, are set forth on Schedule 4.16 attached hereto.

Section 4.17.  Gaming Permits.  On and after the Opening Date, the Borrower shall hold all Gaming Permits material to or required for the conduct of its gaming businesses and the conduct of games of chance at the Casino Facility and such Gaming Permits shall not then be suspended, enjoined or prohibited (for any length of time) by any Gaming Authority or any other Governmental Authority.

Section 4.18.  Environmental Certificate. The representations and certifications contained in the Environmental Certificate are true and correct in all material respects (other than representations and warranties which expressly speak only as of a different date which shall be true and correct as of such date).

Section 4.19.  Investment Company Act. Borrower is neither an "investment company" nor a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

Section 4.20.  Public Utility Holding Company Act. Borrower is neither a "holding company," nor a "subsidiary company" of a "holding company," nor an "affiliate" of a "holding company" nor of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 4.21.  Labor Relations. There is no strike or work stoppage in existence, or to the best knowledge of Borrower threatened, involving Borrower or the Construction Projects that reasonably would be expected to result in a Material Adverse Change.

Section 4.22.  Trademarks, Patents, Licenses, Franchises, Formulas and Copyrights. Borrower owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or has a valid license or sublicense of rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its respective businesses, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Change on the business, operations, property, assets or condition (financial or otherwise) of Borrower.

Section 4.23.  Contingent Liabilities. As of the Closing Date, Borrower has incurred no material Contingent Liabilities (any Contingent Liability in excess of One Million Dollars ($1,000,000.00) being deemed material) other than those described on Schedule 4.23.

Section 4.24.  Subsidiaries. As of the Closing Date, Borrower does not have any Subsidiaries.

Section 4.25.  The Construction Projects. On and after the Initial Construction Disbursement Date, the Construction Projects will be carried out and undertaken by in compliance in all material respects with all applicable zoning, environmental protection, use and building codes, laws, rules, regulations and ordinances, including, without limitation, the Americans with Disabilities Act. The General Contractor Budgets and the Borrower Construction Budget shall set forth all Construction Completion Costs as of the Initial Construction Disbursement Date.

Section 4.26.  General Contractor Agreements, Architect Contract and Interior Designer's Contract. The copies of each of the General Contractor Agreements and the Architect's Contract relating to the Construction Projects to be delivered to Agent Bank on or before the Initial Construction Disbursement Date shall be a true, correct and complete copy of the respective original thereof as in effect on the date thereof, and no amendments or modifications of any of said documents or instruments not included in such copies shall have been made. Each of the General Contractor Agreements and the Architect's Contract shall not have been terminated and shall be in full force and effect. Borrower shall not be in default in the observance or performance of its obligations under said documents and instruments, except and to the extent such default reasonably would not be expected to result in a Material Adverse Change.

ARTICLE V

GENERAL COVENANTS OF BORROWER

To induce the Banks to enter into this Credit Agreement, Borrower covenants to Banks as follows:

Section 5.01.  FF&E. Borrower shall furnish, fixture and equip the Casino Facility with FF&E it reasonably deems appropriate for the operation of the Casino Facility. All FF&E that is purchased and installed in the Casino Facility shall be purchased free and clear of any liens, encumbrances or claims, other than Permitted Encumbrances.

Section 5.02.  Permits; Licenses and Legal Requirements. Borrower shall comply in all material respects with and keep in full force and effect, as and when required, all Gaming Permits and all material permits, licenses and approvals obtained from any Governmental Authorities which are required for the operation and use of the Casino Facility. Borrower shall comply in all material respects with all applicable material existing and future laws, rules, regulations, orders, ordinances and requirements of all Governmental Authorities, and with all recorded restrictions affecting the Collateral Properties.

Section 5.03.  Protection Against Lien Claims. Borrower shall promptly pay and discharge or cause to be paid and discharged all claims and liens for labor done and materials and services supplied and furnished in connection with the Casino Construction Projects in accordance with this Section 5.03, except such claims and liens, if any, as are being contested in good faith by Borrower by appropriate proceedings and for which Borrower has maintained adequate reserves for the payment thereof in accordance with GAAP. If any mechanic's lien or materialman's lien shall be recorded, filed or suffered to exist against the Collateral Properties or any interest therein by reason of work, labor, services or materials supplied, furnished or claimed to have been supplied and furnished in connection with the Construction Projects or the Casino Facility, upon Borrower's receipt of written notice from Agent Bank demanding the release and discharge of such lien, said lien or claim shall be paid, released and discharged of record within ninety (90) days following its receipt of such notice.

Section 5.04.  Restrictions on Payment or Prepayment of Subordinated Debt and Management Fees.

a.  Until the occurrence of Bank Facilities Termination, Borrower shall not make any payments of principal or interest under the CCI Subordinated Note;

b.  Until the occurrence of Bank Facilities Termination, Borrower shall not make any payment of principal or interest under the CCVLLC Subordinated Note, except as may be expressly permitted under the terms of the Payment Subordination Agreement (CCVLLC) to be executed and delivered under Section 3.17(c);

c.  Until the occurrence of Bank Facilities Termination, Borrower shall not make any payments under the Management Agreement, except as may be expressly permitted under the terms of the Management Subordination Agreement to be executed and delivered under Section 3.17(a); and

d.  Borrower shall not, except with the prior written consent of the Requisite Lenders, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, the Subordinated Notes or required pursuant to the terms of any other Subordinated Debt.

Section 5.05.  No Change in Character of Business or Location of Chief Executive Office. At all times throughout the term of the Bank Facilities (a) the chief executive office of Borrower shall be located at 1263A Lake Plaza Drive, Colorado Springs, Colorado 80906, provided, however, Borrower shall be entitled to move its chief executive office to another location within the State of Colorado upon no less than thirty (30) days prior written notice to Agent Bank, (b) the Casino Facility shall be operated by Borrower, and (c) Borrower shall not effect a material change in the nature and character of the business at the Casino Facility as presently contemplated and disclosed to Banks.

Section 5.06.  Preservation and Maintenance of Properties and Assets; Acquisition of Additional Property.

a.  At all times following the Completion Date with respect to the Casino Facility, (i) the Borrower shall operate, maintain and preserve in all material respects all rights, privileges, franchises, licenses, Gaming Permits and other properties and assets necessary to conduct its businesses and the Casino Facility, in accordance with all applicable governmental laws, ordinances, approvals, rules and regulations and requirements, including, but not limited to, zoning, sanitary, pollution, building, environmental and safety laws and ordinances, rules and regulations promulgated thereunder, and (ii) Borrower shall not consolidate with, remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate or otherwise dispose of to any Person, any part of its properties and assets necessary for the continuance of its business, as presently conducted and as presently contemplated, other than in the normal course of business, alterations or modifications as Borrower reasonably expects to increase the value of the Collateral, or as otherwise permitted pursuant to this Credit Agreement.

b.  Furthermore, in the event Borrower, or any Affiliate and/or Related Entity of the Borrower, shall acquire any other real property or rights to the use of real property which is: (i) adjacent to any of the Collateral Properties and used in a material manner in connection with the use and/or operation at the Casino Facility or (ii) if not so adjacent, necessary and required for the use and operation of such Casino Facility, Borrower shall concurrently with the acquisition of such real property or the rights to the use of such real property, execute or cause the execution of such documents as may be necessary to add such real property or rights to the use of real property as Collateral under the Bank Facilities.

Section 5.07.  Repair of Properties and Assets. At all times throughout the term of the Bank Facilities, Borrower shall, at its own cost and expense, (a) maintain, preserve and keep in a manner consistent with gaming casino operating practices applicable to casino operations operating in the Gilpin County area, the Collateral Properties and all FF&E owned or leased by Borrower in good and substantial repair, working order and condition, ordinary wear and tear excepted, (b) from time to time, make or cause to be made, all reasonably necessary and proper repairs, replacements, renewals, improvements and betterments thereto, and (c) from time to time, make such substitutions, additions, modifications and improvements as may be necessary and as shall not impair the structural integrity, operating efficiency and economic value of said assets and properties, except that the failure to maintain, preserve or protect a particular item that is not of significant value or utility shall not constitute a violation of this Section 5.07. All alterations, replacements, renewals, or additions made pursuant to this Section 5.07 shall become and constitute a part of said assets and property and subject, inter alia, to the provisions of Section 5.01 and subject to the lien of the Loan Documents.

Section 5.08.  Financial Statements; Reports; Certificates and Books and Records. Commencing as of the Opening Date and continuing until Bank Facilities Termination, Borrower shall, unless the Agent Bank (with the written approval of the Requisite Lenders) otherwise consents, at Borrower's sole expense, deliver to the Agent Bank and each of the Lenders a full and complete copy of each of the following and shall comply with each of the following financial requirements:

a.  As soon as practicable, and in any event within thirty (30) days after the end of the first two (2) calendar months during each Fiscal Quarter and within forty-five (45) days after the end of each Fiscal Quarter (including the last Fiscal Quarter in any Fiscal Year), the balance sheet, income statement, statement of cash flows, statement of retained earnings and operating statement for the calendar month or Fiscal Quarter under review and reflecting year-to-date performance of the Borrower and a comparison of the financial performance of the Borrower to the prior Fiscal Year's operations and projected results from operations at the Casino Facility (in each case reconciled with year end audited statements and compared to budget and prior year period) of the Borrower all in reasonable detail. Such financial statements shall be certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower in accordance with GAAP (other than footnote disclosures) as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

b.  As soon as practicable, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, the balance sheet, income statement, statement of retained earnings and cash flows (reconciled with year end audited statements) of the Borrower as at the end of such Fiscal year, all in reasonable detail. Such financial statements shall be prepared in accordance with GAAP and shall be accompanied by a report of independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Agent Bank (it being understood that any "Big 4" accounting firm shall be automatically deemed satisfactory to the Agent Bank), which report shall be prepared in accordance with generally accepted auditing standards as of such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Lenders in their good faith business judgment to be adverse to the interests of the Banks. Such financial statements shall be certified by an Authorized Officer of the Borrower in the same manner as required with respect to financial statements delivered pursuant to Section 5.08(a);

c.  As soon as practicable and in any event within forty-five (45) days after the end of each Fiscal Quarter, a Compliance Certificate signed by an Authorized Officer;

d.  As soon as practicable, and in any event no later than sixty (60) days following the end of each Fiscal Year, a five (5) year budget (including a Capital Expenditure budget) and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the lesser of the next four (4) succeeding Fiscal Years or until the Maturity Date, including for the first such Fiscal Year, projected balance sheets, statements of operations and statements of cash flow and, for the second (2nd) and third (3rd) such Fiscal Years, projected condensed balance sheets and statements of operations and cash flows, of the Borrower and also including a summary of assumptions used in determining the budget (i.e. revenue growth rate, EBITDA, EBITDA margin, EBITDAM, EBITDAM margin, maintenance capital expenditures, project capital expenditures made and distributions), all in reasonable detail;

e.  Until Bank Facilities Termination, Borrower shall keep and maintain complete and accurate books and records in accordance with GAAP, consistently applied. Borrower shall permit Banks and any authorized representatives of Banks to have reasonable access to and to inspect, examine and make copies of the books and records, any and all accounts, data and other documents of Borrower at all reasonable times upon the giving of reasonable notice of such intent. In addition: (i) in the event of the occurrence of any Default or Event of Default, or (ii) in the event any Material Adverse Change occurs, Borrower shall promptly, and in any event within three (3) days after actual knowledge thereof, notify Agent Bank in writing of such occurrence; and

f.  Until Bank Facilities Termination, Borrower shall furnish to Agent Bank, with sufficient copies for distribution to each of the Banks, any financial information or other information bearing on the financial status of the Borrower which is reasonably requested by Agent Bank or Requisite Lenders.

Section 5.09.  Insurance. On and after the Opening Date, except for the Construction Insurance Coverages set forth in Subparagraph k hereinbelow which shall be maintained at all times during the period in which the Construction Projects are under construction until the Completion Date and continuing until Bank Facilities

Termination, Borrower shall obtain, or cause to be obtained, and shall maintain or cause to be maintained with respect to the Collateral, at its own cost and expense, and shall deposit the evidence of the same required hereunder with Agent Bank on or before the Opening Date:

a.  Property Insurance. Borrower shall maintain a special causes of loss (All Risk ISO form or equivalent), perils policy covering the buildings and improvements, and any other permanent structures for one hundred percent (100%) of the replacement cost or a blanket limit with an amount that, at minimum, is sufficient to cover one hundred percent (100%) of values at the location with the highest values at risk (the sufficiency of the blanket limit will be determined at the discretion of the Agent Bank). Borrower shall maintain a Ten Million Dollar ($10,000,000.00) limit of coverage for the perils of earthquake and Ten Million Dollars ($10,000,000.00) for the peril of flood covering the Collateral. The Borrower shall document that full policy limits are available for the peril of windstorm. Upon the request of Agent Bank, replacement cost for insurance purposes will be established by an independent appraiser mutually selected by Borrower and Agent Bank. The policy will include agreed amount (waiving co-insurance), replacement cost valuation and building ordinance endorsements with a limit at Five Hundred Thousand Dollars ($500,000.00). The policy will include a standard mortgagee clause (ISO form or equivalent, i.e. Borrower's acts will not impair mortgagee's right to recover, exclusive payment of loss to mortgagee and automatic notice of cancellation/non-renewal to mortgagee) and provide that all losses in excess of Five Hundred Thousand Dollars ($500,000.00) be adjusted with the Agent Bank. The Borrower waives any and all rights of subrogation against Banks resulting from losses to property.

b.  Personal Property (including machinery, equipment, furniture, fixtures, stock). Borrower shall maintain a special causes of loss ("All Risk") perils property coverage for all personal property owned, leased or for which Borrower is legally liable. The coverage will include a lenders' loss payable endorsement in favor of Agent Bank.

The policy providing real property and personal property coverages, as specified in 5.09(a) and (b) hereinabove, may include a deductible of no more than Twenty-Five Thousand Dollars ($25,000.00) for any single occurrence. Flood and earthquake deductibles can be no more than five percent (5.0%) of total insurable value, if a separate deductible applies.

c.  Business Income/Extra Expense. Borrower shall maintain combined business interruption/extra expense coverage for the Casino Facility with a limit not less than one hundred percent (100%) of the annual net profit plus continuing expenses (including debt service) for the Casino Facility. Such coverage shall include an extension for off premises power losses with a Five Hundred Thousand Dollar

($500,000.00) limit of coverage and extended period of indemnity of ninety (90) days endorsement. These coverages may have deductible of no greater than forty-eight (48) hours, or Twenty-Five Thousand Dollars ($25,000.00), if a separate deductible applies. This coverage will be specifically endorsed to include Agent Bank as Loss Payee.

Real, Personal Property and Business Income/Rent coverages may be written on a Blanket, Loss Limit or Specific basis; but the limit of coverage must be sufficient to cover one hundred percent (100%) of the replacement cost values required under this Section 5.09.

d.  Boiler and Machinery. Borrower shall maintain a boiler and machinery policy for the Casino Facility written on a comprehensive form with a combined direct and indirect limit of no less than Ten Million Dollars ($10,000,000.00). The policy shall include extensions for agreed amount (waiving co-insurance) and replacement cost valuation. The policy may contain deductibles of no greater than Twenty-Five Thousand Dollars ($25,000.00) direct and forty-eight (48) hours indirect.

e.  Crime Insurance. Borrower shall obtain a comprehensive crime policy, including the following coverages:

(i) employee dishonesty -Two Million Dollars ($2,000,000.00);

(ii) money and securities (inside) - One Million Dollars ($1,000,000.00);

(iii) money and securities (outside) - One Million Dollars ($1,000,000.00);

(iv) depositor's forgery - One Million Dollars ($1,000,000.00);

(v) computer fraud - One Million Dollars ($1,000,000.00).

The policy must be amended so that money is defined to include "tokens and chips" (as defined by the Gaming Laws). The policy may contain deductibles of no greater than Fifty Thousand Dollars ($50,000.00) for employee dishonesty and Twenty-Five Thousand Dollars ($25,000.00) for all coverages listed above.

f.  Commercial General Liability (2000 ISO Form or Equivalent). Borrower shall maintain a commercial general liability policy with a One Million Dollar ($1,000,000.00) combined single limit for bodily injury and property damage, including products liability, contractual liability, and all standard policy form extensions. The policy must provide a Two Million Dollar ($2,000,000.00) general aggregate (per location, if multi-location risk) and be written on an "occurrence form". The policy will also include extensions for liquor legal liability and employee benefits legal liability coverages. If the general liability policy contains a self-insured retention, it shall be no greater than Ten Thousand Dollars ($10,000.00) per occurrence, with an aggregate retention of no more than Five Hundred Thousand Dollars ($500,000.00), including expenses. The policy will also be broad enough to provide garage liability coverage for the business operation.

The policy shall be endorsed to include Agent Bank as an additional insured on behalf of the Banks. Definition of additional insured shall include all officers, directors, employees, agents and representatives of the additional insured. The coverage for additional insured shall apply on a primary basis irrespective of any other insurance whether collectible or not (ISO Endorsement Form #CG 20261185 Additional Insured - Designated Person or Organization, or Equivalent).

g.  Automobile. Borrower shall maintain a comprehensive automobile liability insurance policy written under coverage "symbol 1", providing a One Million Dollar ($1,000,000.00) combined single limit for bodily injury and property damage covering all owned, non-owned and hired vehicles of the Borrower. If the policy contains a self insured retention it shall be no greater than Ten Thousand Dollars ($10,000.00) per occurrence with an aggregate retention of no more than Five Hundred Thousand Dollars ($500,000.00), including expenses. The following additional coverages must be purchased by Borrower:

(i)  Garagekeepers Legal Liability. Five Hundred Thousand Dollar ($500,000.00) limit for comprehensive and collision coverages for physical damage to vehicles in the Borrower's care, custody and control. The policy can be subject to a deductible of no greater than Five Thousand Dollars ($5,000.00) for each auto and Twenty-Five Thousand Dollars ($25,000.00) for each loss.

h.  Workers Compensation and Employers Liability Insurance. Borrower shall maintain a standard workers compensation policy covering the state of Colorado and any other state where the company is operating, including employers liability coverage subject to a limit of no less than One Million Dollars ($1,000,000.00) each employee, One Million Dollars ($1,000,000.00) each accident, One Million Dollars ($1,000,000.00) policy limit. The policy shall include endorsements for voluntary compensation and stop gap liability. If the Borrower has elected to self-insure workers compensation coverage in the State of Colorado (or any other state), the Agent Bank must be furnished with a copy of the certificate from the state(s) permitting self-insurance and evidence of a stop loss excess workers compensation policy with a specific retention of no greater than Two Hundred Fifty Thousand Dollars ($250,000.00) per occurrence.

i.  If Borrower's general liability and automobile policies include a self-insured retention, it is agreed and fully understood that Borrower is solely responsible for payment of all amounts due within said self-insured retentions. Any indemnification/hold harmless provision is extended to cover all liabilities associated with said self-insured retentions.

j.  Umbrella Liability. An Umbrella Liability policy shall be purchased with a limit of not less than Fifteen Million Dollars ($15,000,000.00) during the Construction Period and Twenty-Five Million Dollars ($25,000,000.00) during all times on and after the Opening Date, providing excess coverage over all limits and coverages indicated in paragraphs (f), (g) and (h) above. The limits can be obtained by a combination of primary and excess umbrella policies, provided that all layers follow form with the underlying policies indicated in (f), (g) and (h) and are written on an "occurrence" form. This policy shall be endorsed to include the Agent Bank as an additional insured on behalf of the Banks, in the same manner set forth in Section 5.09(f) hereinabove.

k.  Construction Insurance Coverages. Borrower shall obtain, or cause to be obtained and shall maintain, or caused to be maintained with respect to the Construction Projects at all times during the period in which the Construction Projects are under construction until the occurrence of the Completion Date, at its own cost and expense, the following policies:

(i)  Builders Risk. All risk builders risk form providing property coverage during construction on a completed value form (representing one hundred percent (100%) of the anticipated construction cost). The policy will include endorsements extending coverage for (a) delay of opening for a period that represents ninety (90) days of the projected net income; (b) Soft Costs; (c) property in transit; (d) offsite storage. The policy can be subject to a deductible of no greater than Ten Thousand Dollars ($10,000.00) for property damage and ten (10) days for delay of opening. Agent Bank must be included as mortgagee and loss payee.

(ii)  Owners/Contractors Protective Liability Policy ("OCP"). During the Construction Period, OCP policies will be purchased and maintained by Borrower, or Borrower's General Contractors, providing separate liability coverage for Borrower and Agent Bank. The policy limit of liability will be no less than Two Million Dollars ($2,000,000.00).

(iii)  Contractors/Sub-Contractors Insurance Requirements. Borrower shall require that the General Contractors and each Subcontractor party to a Major Subcontract with an expected or stated costs in excess of Fifty Thousand Dollars ($50,000.00) performing work at the Construction Projects comply with the minimum insurance requirements per Schedule 5.09(k) attached hereto and by this reference incorporated herein and made a part hereof.

(iv)  On and after the Opening Date, the Construction Projects shall be protected by the insurance coverages required under Section 5.09 a through j.

l.  All policies indicated above shall be written with insurance companies licensed and admitted to do business in all states where the Borrower is operating and shall be rated no lower than "A XII" in the most recent addition of A.M. Best's and "AA" in the most recent edition of Standard & Poor's, or such other carrier reasonably acceptable to Agent Bank. All policies discussed above shall be endorsed to provide that in the event of a cancellation, non-renewal or material modification, Agent Bank shall receive thirty (30) days prior written notice thereof. The Borrower shall furnish Agent Bank with certificates of insurance executed by an authorized agent evidencing compliance with all insurance provisions discussed above on an annual basis. The Borrower shall also furnish the Declaration (Front) page of each policy required hereunder and the actual policy endorsements evidencing appropriate status of Agent Bank (as mortgagee, loss payee and additional insured). Certificates of insurance executed by an authorized agent of each carrier providing insurance evidencing continuation of all coverages will be provided on the Closing Date and annually on or before ten (10) days prior to the expiration of each policy. All certificates and other notices related to the insurance program shall be delivered to Agent Bank concurrently with the delivery of such certificates or notices to such carrier or to Borrower.

m.  Any other insurance reasonably requested by Agent Bank or Requisite Lenders in such amount and covering such risks as may be reasonably required and customary in the hotel/casino industry in the general location of the Casino Facility. Approval of any insurance by Agent Bank shall not be a representation of solvency of any insurer or the sufficiency of any coverage required under this Credit Agreement. All requirements are considered minimum in terms of the purchase and maintenance of insurance under this Credit Agreement.

Section 5.10.  Taxes. Throughout the term of the Bank Facilities, Borrower shall prepare and timely file or cause to be prepared and timely filed all federal, state and local tax returns required to be filed by it, and Borrower shall pay and discharge prior to delinquency all taxes, assessments and other governmental charges or levies imposed upon it, or in respect of any of any of its properties and assets except such taxes, assessments and other governmental charges or levies, if any, as are being contested in good faith by Borrower in the manner which is set forth for such contests by Section 4.07 herein.

Section 5.11.  Permitted Encumbrances Only. At all times throughout the term of the Bank Facilities, Borrower shall not create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, encumbrance, attachment, levy, distraint, or other judicial process and burdens of every kind and nature except the Permitted Encumbrances on or with respect to the Collateral, except (a) with respect to matters described in Sections 5.03 and 5.10 such items as are being contested in the manner described therein, and (b) with respect to any other items, if any, as are being contested in good faith by appropriate proceedings and for which Borrower has maintained adequate reserves for the payment thereof.

Section 5.12.  Advances. At any time during the term of the Bank Facilities, if Borrower should fail (a) to perform or observe, or (b) to cause to be performed or observed, any covenant or obligation of Borrower under this Credit Agreement or any of the other Loan Documents, and if such failure constitutes an Event of Default then Agent Bank, upon the giving of reasonable notice may (but shall be under no obligation to) take such steps as are necessary to remedy any such non-performance or non-observance and provide for payment thereof. All amounts advanced by Agent Bank or Lenders pursuant to this Section 5.12 shall become an additional obligation of Borrower to Lenders secured by the Deed of Trust and other Loan Documents, shall reduce the amount of Available Borrowings and shall become due and payable by Borrower on the next interest payment date, together with interest thereon at a rate per annum equal to the Default Rate (such interest to be calculated from the date of such advancement to the date of payment thereof by Borrower).

Section 5.13.  Further Assurances. Borrower will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such amendments or supplements hereto or to any of the Loan Documents and such further documents, instruments and transfers as Requisite Lenders or Agent Bank may reasonably require for the curing of any defect in the execution or acknowledgement hereof or in any of the Loan Documents, or in the description of the Collateral Properties or other Collateral or for the proper evidencing of giving notice of each lien or security interest securing repayment of the Bank Facilities. Further, upon the execution and delivery of the Deed of Trust and each of the Loan Documents and thereafter, from time to time, Borrower shall cause the Deed of Trust and each of the Loan Documents and each amendment and supplement thereto to be filed, registered and recorded and to be refiled, re-registered and re-recorded in such manner and in such places as may be reasonably required by the Requisite Lenders or Agent Bank, in order to publish notice of and fully protect the liens of the Deed of Trust and the Loan Documents and to protect or continue to perfect the security interests created by the Deed of Trust and Loan Documents in the Collateral Properties and Collateral and to perform or cause to be performed from time to time any other actions required by law and execute or cause to be executed any and all instruments of further assurance that may be reasonably requested by the Requisite Lenders or Agent Bank and necessary for such publication, perfection, continuation and protection.

Section 5.14.  Indemnification. Borrower agrees to and does hereby jointly and severally indemnify, protect, defend and save harmless Agent Bank and each of the Banks and their respective trustees, officers, employees, agents, attorneys and shareholders (individually an "Indemnified Party" and collectively the "Indemnified Parties") from and against any and all losses, damages, expenses or liabilities of any kind or nature from any suits, claims, or demands, including reason-able counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Credit Agreement, with any other Loan Document or with the transactions contemplated herein and thereby; provided, however, Borrower shall not be obligated to indemnify, protect, defend or save harmless an Indemnified Party if, and to the extent, the loss, damage, expense or liability was caused by (a) the gross negligence or intentional misconduct of such Indemnified Party, (b) an event not caused by the Borrower that occurs after a foreclosure sale, whether by trustee, judicial sale or otherwise, or (c) the breach of this Credit Agreement or any other Loan Document by such Indemnified Party or the breach of any laws, rules or regulation by such Indemnified Party (other than those breaches of laws arising from Borrower's default). In case any action shall be brought against any Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Borrower, Agent Bank shall promptly notify Borrower in writing, and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and reasonably satisfactory to Indemnified Party, the payment of all costs and expenses and the right to negotiate and consent to settlement upon the consent of the Indemnified Party. Upon reasonable determination made by Indemnified Party that such counsel would have a conflict representing such Indemnified Party and Borrower, the applicable Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof. Borrower shall not be liable for any settlement of any such action effected without its consent, but if settled with Borrower's consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify, defend and save harmless such Indemnified Parties from and against any loss or liability by reason of such settlement or judgment. The provisions of this Section 5.14 shall survive the termination of this Credit Agreement and the repayment of the Bank Facilities and the assignment or subparticipation of all or any portion of the Syndication Interest held by any Lender pursuant to Section 11.10.

Section 5.15.  Inspection of the Collateral and Appraisal. At all times during the term of the Bank Facilities, Borrower shall provide or cause to be provided to Banks and any authorized representatives of Banks, accompanied by representatives of Borrower, the reasonable right of entry and free access to the Collateral Properties to inspect same on reasonable prior notice to Borrower. If at any time any Qualified Appraisal of the Collateral Properties is required to be made by any banking regulatory authority or determined to be necessary by Agent Bank or Requisite Lenders after the occurrence of an Event of Default, Borrower agrees to pay all fees, costs and expenses incurred by Agent Bank in connection with the preparation of such Qualified Appraisal.

Section 5.16.  Compliance With Other Loan Documents. Borrower shall comply with each and every term, condition and agreement, and shall perform each and every obligation, contained in the Loan Documents.

Section 5.17.  Suits or Actions Affecting Borrower. Throughout the term of the Bank Facilities, Borrower shall promptly advise Agent Bank in writing within ten (10) days after Borrower obtains knowledge of (a) any claims, litigation, proceedings or disputes (whether or not purportedly on behalf of Borrower) against, or to the actual knowledge of Borrower, threatened or affecting Borrower which, if adversely determined, would result in a Material Adverse Change on the Collateral Properties or the business, operations or financial conditions of Borrower, (b) any material labor controversy resulting in or threatening to result in a strike against any of the Collateral Properties or Casino Facility, or (c) any proposal by any Governmental Authority to acquire any of the material assets or business of Borrower.

Section 5.18.  Compliance with Gaming Authorities. Borrower shall comply in all material respects with all applicable statutes, rules and regulations and shall timely file all reports and disclosures to all applicable Gaming Authorities.

Section 5.19.  Tradenames, Trademarks and Servicemarks. Borrower shall not assign or in any other manner alienate its interests in any material tradenames, trademarks or servicemarks relating or pertaining to the Casino Facility during the term of the Bank Facilities. Borrower shall not change its name without first giving at least thirty (30) days prior written notice to Agent Bank.

Section 5.20.  Notice of Hazardous Materials. During the term of the Bank Facilities, within ten (10) days after an executive officer of Borrower shall have obtained actual knowledge thereof, Borrower shall promptly advise Agent Bank and each of the Lenders in writing of and deliver a copy of: (a) any and all enforcement, clean-up, removal or other governmental or regulatory actions instituted or threatened by any Governmental Agency pursuant to any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Materials (as defined in the Environmental Certificate) affecting the Collateral Properties ("Hazardous Materials

Laws"); (b) all written claims made or threatened by any third party against Borrower, the Collateral Properties, the Casino Facility, or any of them, relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (a) and (b) above are hereinafter referred to as "Hazardous Materials Claims"); and (c) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Collateral Properties, the Casino Facility, or any of them, that could cause Borrower or any part thereof to be held liable under the provisions of, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Collateral Properties or the Casino Facility under, any Hazardous Materials Laws.

Section 5.21.  Compliance with Access Laws.

a.  Borrower agrees that Borrower, the Casino Facility and the Collateral Properties shall at all times comply in all material respects with the requirements of the Americans with Disabilities Act of 1990; the Fair Housing Amendments Act of 1988; and other federal, state or local laws or ordinances related to disabled access; or any statute, rule, regulation, ordinance, order of Governmental Authorities, or order or decree of any court adopted or enacted with respect thereto, as now existing or hereafter amended or adopted (collectively, the "Access Laws"). At any time, Agent Bank may require a certificate of compliance with the Access Laws and indemnification agreement in a form reasonably acceptable to Agent Bank. Agent Bank may also require a certificate of compliance with the Access Laws from an architect, engineer, or other third party acceptable to Agent Bank.

b.  Borrower agrees to give prompt written notice to Agent Bank of the receipt by Borrower of any claims of material violation of any of the Access Laws and of the commencement of any proceedings or investigations which relate to compliance with any of the Access Laws.

c.  Borrower shall indemnify, defend and hold harmless Indemnified Parties from and against any and all claims, demands, damages, costs, expenses, losses, liabilities, penalties, fines and other proceedings including, without limitation, reasonable attorneys' fees and expenses arising directly or indirectly from or out of or in any way connected with any failure of the Casino Facility or the Collateral Properties to comply with any of the Access Laws. The obligations and liabilities of Borrower under this section shall survive Bank Facilities Termination, any satisfaction, assignment, judicial or nonjudicial foreclosure proceeding, or delivery of a deed in lieu of foreclosure.

Section 5.22.  Compliance with Management Agreement. Until Bank Facilities Termination, Borrower shall fully perform and comply with or cause to be performed and complied with all of the respective material covenants, material terms and material conditions imposed or assumed by it under the Management Agreement. Until Bank Facilities Termination, Borrower shall not amend, modify or terminate, or enter into any agreement to amend, modify or terminate the Management Agreement without the prior written consent of Agent Bank, which consent shall not be unreasonably withheld or delayed, or if in the opinion of Agent Bank such amendment, modification or termination is materially adverse to Borrower, without the prior written consent of the Requisite Lenders.

Section 5.23.  Interest Rate Protection. On or before the Term Out Date, Borrower shall enter into a Secured Interest Rate Hedge acceptable to Agent Bank for at least seventy-five percent (75%) of the amount of the Bank Facilities for a period no less than the period commencing on the date of such Secured Interest Rate Hedge and ending on the Maturity Date.

ARTICLE VI

FINANCIAL COVENANTS

Until the occurrence of Bank Facilities Termination, Borrower agrees, as set forth below, to comply or cause compliance with the following Financial Covenants.

Section 6.01.  Total Leverage Ratio. Commencing as of the first full Fiscal Quarter ending subsequent to the Term Out Date and continuing as of each Fiscal Quarter end until Bank Facilities Termination, the Borrower shall maintain a Total Leverage Ratio no greater than the ratios described hereinbelow as of the end of each Fiscal Quarter in accordance with the following schedule, to be calculated: (i) as of the end of the first full Fiscal Quarter for a fiscal period consisting of the first full Fiscal Quarter following the Term Out Date, (ii) as of the end of the second full Fiscal Quarter for a fiscal period consisting of the first and second full Fiscal Quarters following the Term Out Date, (iii) as of the end of the third full Fiscal Quarter for a fiscal period consisting of the first, second and third full Fiscal Quarters following the Term Out Date, and (iv) as of the end of the fourth full Fiscal Quarter following the Term Out Date and as of each Fiscal Quarter end thereafter occurring, for a fiscal period consisting of each such Fiscal Quarter and the most recently ended three (3) preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis:

Fiscal Quarter End	Maximum Total Leverage Ratio
As of the end of the first (1st) full Fiscal Quarter ending subsequent to the Term Out Date and as of each Fiscal Quarter end through the fourth (4th) Fiscal Quarter ending subsequent to the Term Out Date
4.75 to 1.00
As of the fifth (5th) through eighth (8th) Fiscal Quarter ends occurring subsequent to the Term Out Date	4.50 to 1.00
As of the ninth (9th) through twelfth (12th) Fiscal Quarter ends occurring subsequent to the Term Out Date	4.00 to 1.00
As of the thirteenth (13th) through sixteenth (16th) Fiscal Quarter ends occurring subsequent of the Term Out Date	3.25 to 1.00
As of the seventeenth (17th) Fiscal Quarter end occurring subsequent to the Term Out Date and as of each Fiscal Quarter end thereafter occurring until Bank Facilities Termination	2.75 to 1.00

Section 6.02.  Senior Leverage Ratio. Commencing as of the first full Fiscal Quarter ending subsequent to the Term Out Date and continuing as of each Fiscal Quarter end until Bank Facilities Termination, the Borrower shall maintain a Senior Leverage Ratio no greater than the ratios described hereinbelow as of the end of each Fiscal Quarter in accordance with the following schedule, to be calculated: (i) as of the end of the first full Fiscal Quarter for a fiscal period consisting of the first full Fiscal Quarter following the Term Out Date, (ii) as of the end of the second full Fiscal Quarter for a fiscal period consisting of the first and second full Fiscal Quarters following the Term Out Date, (iii) as of the end of the third full Fiscal Quarter for a fiscal period consisting of the first, second and third full Fiscal Quarters following the Term Out Date, and (iv) as of the end of the fourth full Fiscal Quarter following the Term Out Date and as of each Fiscal Quarter end thereafter occurring, for a fiscal period consisting of each such Fiscal Quarter and the most recently ended three (3) preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis:

Fiscal Quarter End	Maximum Senior Leverage Ratio
As of the first (1st) through fourth (4th) Fiscal Quarter ends occurring subsequent to the Term Out Date	4.25 to 1.00
As of the fifth (5th) through eighth (8th) Fiscal Quarter ends occurring subsequent to the Term Out Date	3.75 to 1.00
As of the ninth (9th) through twelfth (12th) Fiscal Quarter ends occurring subsequent to the Term Out Date	3.25 to 1.00
As of the thirteenth (13th) through sixteenth (16th) Fiscal Quarter ends occurring subsequent of the Term Out Date	2.75 to 1.00
As of the seventeenth (17th) Fiscal Quarter end occurring subsequent to the Term Out Date and as of each Fiscal Quarter end thereafter occurring until Bank Facilities Termination	2.25 to 1.00

Section 6.03.  Adjusted Fixed Charge Coverage Ratio. Commencing as of the first full Fiscal Quarter ending subsequent to the Term Out Date and continuing as of each Fiscal Quarter end until Bank Facilities Termination, the Borrower shall maintain an Adjusted Fixed Charge Coverage Ratio no less than the ratios described hereinbelow as of the end of each Fiscal Quarter in accordance with the following schedule, to be calculated: (i) as of the end of the first full Fiscal Quarter for a fiscal period consisting of the first full Fiscal Quarter following the Term Out Date, (ii) as of the end of the second full Fiscal Quarter for a fiscal period consisting of the first and second full Fiscal Quarters following the Term Out Date, (iii) as of the end of the third full Fiscal Quarter for a fiscal period consisting of the first, second and third full Fiscal Quarters following the Term Out Date, and (iv) as of the end of the fourth full Fiscal Quarter following the Term Out Date and as of each Fiscal Quarter end thereafter occurring, for a fiscal period consisting of each such Fiscal Quarter and the most recently ended three (3) preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis:

Fiscal Quarter End	Minimum Adjusted Fixed Charge Coverage
As of the first (1st) through fourth (4th) Fiscal Quarter ends occurring subsequent to the Term Out Date	1.10 to 1.00
As of the fifth (5th) Fiscal Quarter end occurring subsequent to the Term Out Date and as of each Fiscal Quarter end thereafter occurring until Bank Facilities Termination	1.15 to 1.00

Section 6.04.  Minimum Annualized EBITDAM. Commencing as of the first full Fiscal Quarter ending subsequent to the Term Out Date and continuing as of each Fiscal Quarter End until the occurrence of Bank Facilities Termination, the Borrower shall maintain as of the end of each Fiscal Quarter an Annualized EBITDAM of no less than the amounts described hereinbelow as of the end of each Fiscal Quarter in accordance with the following schedule:

Fiscal Quarter End	Minimum Amount of Annualized EBITDAM
As of the first (1st) through eighth (8th) Fiscal Quarter ends occurring subsequent to the Term Out Date	$8,000,000.00
As of the ninth (9th) through sixteenth (16th) Fiscal Quarter ends occurring subsequent to the Term Out Date	$8,250,000.00
As of the seventeenth (17th) Fiscal Quarter end occurring subsequent to the Term Out Date and as of each Fiscal Quarter end thereafter occurring until Bank Facilities Termination	$8,500,000.00

Section 6.05.  Limitation on Indebtedness. Borrower shall not owe or incur any Indebtedness, except as specifically permitted hereinbelow:

a.  Funded Term Outstandings under the C/T Loan;

b.  Funded RLC Outstandings under the Revolving Credit Facility;

c.  Secured Interest Rate Hedges up to the aggregate amount of Thirty-Five Million Dollars ($35,000,000.00) at any time outstanding;

d.  Secured purchase money Indebtedness and Capitalized Lease Liabilities relating to FF&E used and to be used in connection with the Casino Facility up to the maximum aggregate principal amount of Five Hundred Thousand Dollars ($500,000.00) at any time outstanding;

e.  Unsecured Indebtedness (other than as set forth in (f) and (g) hereinbelow) up to the maximum aggregate amount of One Million Dollars ($1,000,000.00) at any time outstanding;

f.  Unsecured trade payable incurred in the ordinary course of business less than one hundred twenty (120) days past due; and

g.  Subordinated Debt consisting of the following:

(i)  The CCVLLC Subordinated Debt. Notwithstanding anything contained in the Payment Subordination Agreement executed in connection with the CCVLLC Subordinated Note, payments otherwise permitted thereunder may only be made and paid so long as the Adjusted Fixed Charge Coverage Ratio of the Borrower as of the most recently ended Fiscal Quarter would comply with the requirements of Section 6.03, calculated on a pro forma basis based on the assumption that the proposed payment under the CCVLLC Subordinated Note had occurred during the most recently ended Fiscal Quarter;

(ii)  The CCI Subordinated Debt;

(iii)  Other unsecured Indebtedness (i) that has met the requirements contained in the definition of Subordinated Debt, (ii) for which a Payment Subordination Agreement has been executed by all applicable Persons; and

(iv)  Which does not permit payments or enforcement rights until Bank Facilities Termination and payment in full of the CCVLLC Subordinated Note and the CCI Subordinated Note.

Section 6.06.  Restriction on Distributions.

a.  Borrower shall not make any Distributions during any period in which a Default or Event of Default has occurred and remains continuing; and

b.  Subject to the provisions set forth in Subsection (a) hereinabove, Distributions may be paid (i) at the end of the Fiscal Year ending

December 31, 2006 as a Tax Distribution for the 2006 Fiscal Year, and (ii) at any time and from time to time following the occurrence of four (4) full Fiscal Quarters following the Term Out Date, so long as the Adjusted Fixed Charge Coverage Ratio of the Borrower as of the most recently ended Fiscal Quarter would comply with the requirements of Section 6.03, calculated on a pro forma basis based on the assumption that the payment of such Distributions had occurred during the most recently ended Fiscal Quarter.

Section 6.07.  Capital Expenditures Requirements. Commencing as of the first full Fiscal Quarter ending subsequent to the Term Out Date and continuing as of each Fiscal Quarter end until Bank Facilities Termination, Borrower shall make or cause to be made, Maintenance Capital Expenditures to the Casino Facility in a minimum aggregate amount equal to or greater ("Minimum Maintenance Cap Ex Requirement") than the minimum percentages described hereinbelow as of the end of each applicable period, as a percentage of gross gaming revenues derived from the Casino Facility by the Borrower during each such applicable period, but in no event shall Maintenance Capital Expenditures made during any applicable period be greater than a maximum aggregate amount equal to six percent (6%) of gross gaming revenues ("Maximum Maintenance Cap Ex Limit") derived from the Casino Facility by the Borrower during each such applicable period:.

Fiscal Quarter End	Minimum Maintenance Cap Ex Requirement	Maximum Maintenance Cap Ex Limit
As of the first (1st) through fourth (4th) Fiscal Quarter ends occurring subsequent to the Term Out Date	1.0%	6.0%
As of the fifth (5th) through eighth (8th) Fiscal Quarter ends occurring subsequent to the Term Out Date	1.5%	6.0%
As of the ninth (9th) through twelfth (12th) Fiscal Quarter ends occurring subsequent to the Term Out Date and as of each four consecutive Fiscal Quarter period ending thereafter until Bank Facilities Termination	2.0%	6.0%

Section 6.08.  Contingent Liability(ies). The Borrower shall not directly or indirectly incur any Contingent Liability(ies) without the prior written consent of Requisite Lenders.

Section 6.09.  Investment Restrictions. Other than Investments permitted herein or approved in writing by Requisite Lenders, the Borrower shall not make any Investments (whether by way of loan, stock purchase, capital contribution, or otherwise) other than the following:

a.  Cash, Cash Equivalents and direct obligations of the United States Government;

b.  Prime commercial paper (AA rated or better);

c.  Certificates of deposit or repurchase agreement issued by a commercial bank having capital surplus in excess of One Hundred Million Dollars ($100,000,000.00);

d.  Money market or other funds of nationally recognized institutions investing solely in obligations described in (a), (b) and (c) above; and

e.  Maintenance Capital Expenditures for the Casino Facility to the extent permitted herein.

Section 6.10.  Total Liens. Borrower shall not directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral, whether now owned or hereafter acquired, or any income or profits therefrom, or file or cause the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any of the Collateral under the Uniform Commercial Code of any State or under any similar recording or notice statute, except Permitted Encumbrances.

Section 6.11.  No Change of Control. Until the occurrence of Bank Facilities Termination, no Change of Control shall occur.

Section 6.12.  Sale of Assets, Consolidation, Merger, or Liquidation. Other than as approved in writing by Requisite Lenders, Borrower shall not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or make an agreement to do any of the foregoing at any time prior to Bank Facilities Termination) all or any part of its properties or assets, except that the following shall be permitted:

a.  The Borrower may make sales of inventory in the ordinary course of business;

b.  So long as no Default or Event of Default shall have occurred and remains continuing the Borrower may, in the ordinary course of business and subject to the provisions of subsection (c) hereinbelow, sell FF&E and other items of Collateral that are, in Borrower's prudent business judgment, obsolete or no longer necessary for the Borrower's business objectives;

c.  If the Borrower should sell, transfer, convey or otherwise dispose of any FF&E and not within thirty (30) days of such sale, transfer, conveyance or other disposition replace such FF&E with purchased items of equivalent value and utility or replace said FF&E with leased FF&E of equivalent value and utility, to the extent the Net Proceeds thereof not used to replace FF&E exceed a cumulative aggregate value of Ten Thousand Dollars ($10,000.00) during any Fiscal Year (the "Excess Capital Proceeds"), the Borrower shall be required to, prior to thirty (30) days following such sale, transfer, conveyance or other disposition; permanently reduce the C/T Loan with a Mandatory Prepayment in the amount of the Excess Capital Proceeds, subject, however, to the right of Agent Bank to verify to its reasonable satisfaction the amount of said Excess Capital Proceeds.

Section 6.13.  ERISA. Borrower shall not:

a.  At any time, permit any Pension Plan which is maintained by Borrower or to which Borrower is obligated to contribute on behalf of its employees, in such case if to do so would result in a Material Adverse Change, to:

(i)  engage in any non-exempt "prohibited transaction", as such term is defined in Section 4975 of the Code;

(ii)  incur any material "accumulated funding deficiency", as that term is defined in Section 302 of ERISA; or

(iii)  suffer a termination event to occur which may reasonably be expected to result in liability of Borrower to the Pension Plan or to the Pension Benefit Guaranty Corporation or the imposition of a lien on the Collateral pursuant to Section 4068 of ERISA.

b.  Fail, upon Borrower becoming aware thereof, promptly to notify the Agent Bank of the occurrence of any Reportable Event with respect to any Pension Plan or of any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any Pension Plan which is maintained by Borrower or to which Borrower is obligated to contribute on behalf of its employees or any trust created thereunder which Reportable Event or prohibited transaction would result in a Material Adverse Change.

c.  At any time, permit any Pension Plan which is maintained by Borrower or to which Borrower is obligated to contribute on behalf of its employees to fail to comply with ERISA or other applicable laws in any respect that would result in a Material Adverse Effect.

Section 6.14.  Margin Regulations. No part of the proceeds of the Bank Facilities will be used by Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of such loans, nor the use of the proceeds of such loans will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

Section 6.15.  Transactions with Affiliates. Borrower shall not engage in any transaction with any Affiliate of Borrower, other than arms length transactions for fair market value, except to the extent more favorable to the Borrower. Notwithstanding the foregoing, however, Lenders shall and do hereby consent to the engagement of the services of an Operating Manager pursuant to a Management Agreement subject to compliance with the requirements of Section 5.22 and each of the Subordinated Notes.

Section 6.16.  Limitation on Subsidiaries. Borrower shall not create any Subsidiaries without the prior written consent of Requisite Lenders.

Section 6.17.  Change in Accounting Principles. Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the most recent financial statements delivered to Agent Bank pursuant to the terms hereof are hereinafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrower with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found herein, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to Agent Bank and Requisite Lenders, to so reflect such change in accounting principles.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01.  Events of Default. Any of the following events and the passage of any applicable notice and cure periods shall constitute an Event of Default hereunder:

a.  Any representation or warranty made by Borrower pursuant to or in connection with this Credit Agreement, the C/T Note, the Revolving Credit Note, the Environmental Certificate, or any other Loan Document or in any report, certificate, financial statement or other writing furnished by Borrower in connection herewith, shall prove to be false, incorrect or misleading in any materially adverse aspect as of the date when made (unless cured within thirty (30) days of the date when made if such representation or warranty is capable of being cured);

b.  Borrower shall have defaulted in the payment of any interest owing hereunder or on the C/T Note or on the Revolving Credit Note for a period of five (5) days from the date that such payment is due or shall have defaulted in the payment of any principal owing hereunder on the C/T Note or on the Revolving Credit Note for a period of two (2) days from the date that such payment is due;

c.  Borrower shall have defaulted under the terms of any other obligation owing Agent Bank, which default continues beyond any applicable grace period therein contained and such failure shall continue for a period of more than ten (10) days after written notice thereof is delivered to Borrower;

d.  Borrower shall have defaulted in the payment of any late charge, Nonusage Fees, expenses, indemnities or any other amount owing under any Loan Document or under the Fee Side Letter for a period of five (5) days after written notice thereof to Borrower from Agent Bank;

e.  Borrower shall fail duly and punctually to perform or comply with: (i) any term, covenant, condition or promise contained in Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.06, 6.07, 6.08, 6.09, 6.10 or 6.11, or (ii) any other term, covenant, condition or promise contained in this Credit Agreement, the Notes, the Deed of Trust or any other Loan Document and, in the case of any term, covenant, condition or promise covered by this clause (ii), such failure shall continue thirty (30) days after written notice thereof is delivered to Borrower by Agent Bank or any Lender of such failure;

f.  Any of the Security Documentation or any provision thereof: (i) shall cease to be in full force and effect in any material respect, or (ii) shall cease to give the Agent Bank in any material respect the liens, rights, powers and privileges purported to be created thereby, or (iii) the Borrower shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Security Documentation for a period of thirty (30) days after written notice thereof is delivered to Borrower by Agent Bank of such failure (or such shorter period following such notice as may be specifically required in any Loan Document);

g.  Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for all or substantially all of its property, or shall consent to any such relief or to the appointment or taking possession by any such official in any involuntary case or other proceeding against it;

h.  An involuntary case or other proceeding shall be commenced against Borrower seeking liquidation, reorganization or other relief with respect to itself or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for all or substantially all of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days;

i.  Borrower makes an assignment for the benefit of its creditors or admits in writing its inability to pay its debts generally as they become due;

j.  Borrower shall fail to make any payment when due (whether by scheduled maturity, required prepayment, offer to purchase, redemption, acceleration, demand or otherwise, in each case beyond the grace period provided with respect to such Indebtedness) on any Indebtedness, if the aggregate amount of such Indebtedness is Five Hundred Thousand Dollars ($500,000.00), or more, or any breach, default or event of default shall occur, or any other event shall occur or condition shall exist, under any instrument, agreement or indenture pertaining thereto if the effect thereof is to accelerate, the maturity of any such Indebtedness; or any such Indebtedness shall be declared to be due and payable or shall be required to be prepaid, purchased or redeemed (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof, or the holder of any lien in any amount, shall commence foreclosure of such lien upon property of Borrower having a value in excess of Ten Thousand Dollars ($10,000.00) and such foreclosure shall continue against such property to a date less than thirty (30) days prior to the date of the proposed foreclosure sale;

k.  The occurrence of any event of default, beyond any applicable grace period, under the terms of any agreement with any Lender in connection with a Secured Interest Rate Hedge relating to the Bank Facilities;

l.  Borrower shall be voluntarily or involuntarily divested of title or possession of any Collateral Property or shall lease or in any other manner, voluntarily or involuntarily alienate any of its interest in any Collateral Property or any portion of the Casino Facility, other than the Permitted Encumbrances and as permitted in Section 5.01;

m.  The occurrence of any Reportable Event with respect to a Pension Plan which Agent Bank determines in good faith constitutes proper grounds for the termination of any Pension Plan by the Pension Benefit Guaranty Corporation or for the appointment by an appropriate United States District Court of a trustee to administer any such plan that would result in a Material Adverse Change, should occur and should continue for thirty (30) days after written notice of such determination shall have been given to Borrower by Agent Bank;

n.  Commencement against Borrower, any time after the execution of this Credit Agreement, of any litigation which is not stayed, bonded, dismissed, terminated or disposed of to the satisfaction of Agent Bank within ninety (90) days after its commencement, and which (i) has a reasonable probability of success, and could, if successful, in the reasonable opinion of Agent Bank, materially and adversely affect the priority of the Liens granted Agent Bank by the Deed of Trust in the Collateral Properties, or (ii) results in the issuance of a preliminary or permanent injunction which is not dissolved or stayed pending appeal within sixty (60) days of its issuance and which preliminary or permanent injunction materially adversely affects Borrower's right to use the Collateral Properties as the Casino Facility;

o.  Failure to obtain all necessary licenses, consents, approvals and permits necessary to operate gaming activities and otherwise operate the Casino Facility prior to the Term Out Date or the loss or suspension, other than on account of casualty, condemnation or other forces majeure, of Borrower's Gaming Permits or the failure of Borrower to maintain gaming activities at the Casino Facility other than on account of casualty, condemnation or other forces majeure at least to the same general extent as is presently contemplated thereon for a period in excess of thirty (30) consecutive days;

p.  Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of One Hundred Thousand Dollars ($100,000.00) or (ii) in the aggregate at any time an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Borrower or any of its respective assets and shall remain unpaid, undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder);

q.  Any order, judgment or decree shall be entered against Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days, or Borrower shall otherwise dissolve or cease to exist;

r.  The occurrence of any Change of Control;

s.  The Completion Date shall not have occurred on or before the Construction Completion Deadline; or

t.  The occurrence of any default under the Completion Guaranty or the revocation, termination or repudiation of the Completion Guaranty prior to the full payment of all costs and expenses of completing construction and development of the Construction Projects and the occurrence of the Completion Date.

Section 7.02.  Default Remedies. Upon the occurrence of any Event of Default, Agent Bank may and, upon the consent or direction of Requisite Lenders, shall declare the unpaid balance of the Notes, together with the interest thereon, to be fully due and payable, and Agent Bank shall, upon the consent or direction of Requisite Lenders, exercise any or all of the following remedies:

a.  Terminate the obligation of Lenders to make any advances for Borrowings and/or Construction Disbursements and may declare all outstanding unpaid Indebtedness hereunder and under the Notes and other Loan Documents together with all accrued interest thereon immediately due and payable without presentation, demand, protest or notice of any kind. This remedy will be deemed to have been automatically exercised on the occurrence of any event set out in Sections 7.01 (g), (h) or (i).

b.  Terminate the obligation of the L/C Issuer to issue Letters of Credit and shall direct the Borrower to pay to the L/C Issuer an amount in Cash equal to the then outstanding L/C Exposure, such Cash to be held by L/C Issuer in the Cash Collateral Account as security for the repayment of all L/C Reimbursement Obligations thereafter occurring. This remedy will be deemed to have been automatically exercised on the occurrence of any event set out in Sections 7.01(g), (h) or (i).

c.  The Banks and/or Agent Bank may exercise any and all remedies available to Banks or Agent Bank under the Loan Documents.

d.  In the event Borrower has failed to provide any insurance required under Section 5.09, Agent Bank may elect at its discretion to purchase such insurance. All payments made by Agent Bank for the purpose of providing the insurance coverages required under Section 5.09 shall be deemed amounts advanced under Section 5.12 of this Credit Agreement.

e.  The Banks and/or Agent Bank may exercise any other remedies available to Banks or Agent Bank at law or in equity, including requesting the appointment of a receiver to perform any acts required of Borrower under this Credit Agreement, and Borrower hereby specifically consents to any such request by Banks.

          For the purpose of carrying out this section and exercising these rights, powers and privileges, Borrower hereby irrevocably constitutes and appoints Agent Bank as its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this paragraph in the name and on behalf of Borrower. Agent Bank on behalf of Lenders may exercise one or more of Lenders' remedies simultaneously and all its remedies are nonexclusive and cumulative. Agent Bank and Lenders shall not be required to pursue or exhaust any Collateral or remedy before pursuing any other Collateral or remedy. Agent Bank and Lenders' failure to exercise any remedy for a particular default shall not be deemed a waiver of (i) such remedy, nor their rights to exercise any other remedy for that default, nor (ii) their right to exercise that remedy for any subsequent default.

Section 7.03.  Application of Proceeds. All payments and proceeds received and all amounts held or realized from the sale or other disposition of the Collateral Properties and/or Collateral, which are to be applied hereunder towards satisfaction of Borrower's obligations under the Bank Facilities, shall be applied in the following order of priority:

a.  First, to the payment of all reasonable fees, costs and expenses (including reasonable attorney's fees and expenses) incurred by Agent Bank and Banks, their agents or representatives in connection with the realization upon any of the Collateral;

b.  Next, to the payment in full of any other amounts due under this Credit Agreement, the Deed of Trust, or any other Loan Documents (other than the Notes);

c.  Next, to the balance of interest remaining unpaid on the Notes on a pro rata basis;

d.  Next, to the balance of principal remaining unpaid on the Notes on a pro rata basis;

e.  Next, the balance, if any, of such payments or proceeds to whomever may be legally entitled thereto.

Section 7.04.  Notices. In order to entitle Agent Bank and/or Banks to exercise any remedy available hereunder, it shall not be necessary for Agent Bank and/or Banks to give any notice, other than such notice as may be required expressly herein or by applicable law.

Section 7.05.  Agreement to Pay Attorney's Fees and Expenses. Subject to the provisions of Section 11.14, upon the occurrence of an Event of Default, as a result of which Agent Bank shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or the enforcement or performance or observance of any obligation or agreement on the part of Borrower contained herein, Borrower shall, on demand, pay to Agent Bank the reasonable fees of such attorneys and such other reasonable expenses so incurred by Agent Bank.

Section 7.06.  No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Credit Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

Section 7.07.  Licensing of Agent Bank and Lenders. In the event of the occurrence of an Event of Default hereunder or under any of the Loan Documents and it shall become necessary, or in the opinion of Requisite Lenders advisable, for an agent, supervisor, receiver or other representative of Agent Bank and Banks to become licensed under the provisions of the laws and/or regulations of the Colorado Gaming Authorities as a condition to receiving the benefit of any Collateral encumbered by the Deed of Trust or other Loan Documents for the benefit of Lenders or otherwise to enforce their rights hereunder, Borrower hereby gives its consent to the granting of such license or licenses and agrees to execute such further documents as may be required in connection with the evidencing of such consent.

Section 7.08.  Exercise of Rights Subject to Applicable Law. All rights, remedies and powers provided by this Article VII may be exercised only to the extent that the exercise thereof does not violate any applicable provision of the laws of any Governmental Authority and all of the provisions of this Article VII are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Credit Agreement invalid, unenforceable or not entitled to be recorded or filed under the provisions of any applicable law.

Section 7.09.  Discontinuance of Proceedings. In case Agent Bank and/or Banks shall have proceeded to enforce any right, power or remedy under this Credit Agreement, the Notes, the Deed of Trust or any other Loan Document by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Banks, then and in every such case Borrower, Agent Bank and/or Banks shall be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of Agent Bank and Banks shall continue as if such proceedings had not been taken, subject to any binding rule by the applicable court or other tribunal in any such proceeding.

ARTICLE VIII

DAMAGE, DESTRUCTION AND CONDEMNATION

Section 8.01.  No Abatement of Payments. If all or any part of the Collateral Properties shall be materially damaged or destroyed, or if title to or the temporary use of the whole or any part of any of the Collateral Properties shall be taken or condemned by a competent authority for any public use or purpose, there shall be no abatement or reduction in the amounts payable by Borrower hereunder or under the Notes, and Borrower shall continue to be obligated to make such payments.

Section 8.02.  Distribution of Capital Proceeds Upon Occurrence of Fire, Other Perils or Condemnation. All monies received from "All Risk" including flood and earthquake insurance policies covering any of the Collateral Properties or from condemnation or similar actions in regard to said Collateral Properties, shall be paid directly to Agent Bank. However, in the event the amount paid to Agent Bank is equal to or less than Five Hundred Thousand Dollars ($500,000.00), such amount shall be paid directly to Borrower unless an Event of Default shall have occurred and then be continuing. In the event the amount paid to Agent Bank is greater than Five Hundred Thousand Dollars ($500,000.00), then at the option of Borrower, unless an Event of Default has occurred hereunder and is then continuing, in which case at the option of Requisite Lenders, such amount may be applied to pay the outstanding balance of the C/T Loan or the entire amount so collected, or any part thereof, may be released to Borrower for repair or replacement of the property destroyed or condemned or to reimburse Borrower for the costs of such repair or replacement incurred prior to the date of such release. In the event the Borrower elects to, or Lenders are required to, release all or a portion of the collected funds to Borrower for such repair or re-placement of the property destroyed or condemned, such release of funds shall be made in accordance with the following terms and conditions:

a.  The repairs, replacements and rebuilding shall be made in accordance with plans and specifications approved by Requisite Lenders and in material compliance with all applicable laws, ordinances, rules, regulations and requirements of Governmental Authorities;

b.  Borrower shall provide Agent Bank with a detailed estimate of the costs of such repairs or restora-tions;

c.  Borrower shall satisfy the Requisite Lenders that after the reconstruction is completed, the value of the Collateral Properties, as determined by the Requisite Lenders in their reasonable discretion, will not be materially less than the value of the Collateral Properties prior to such destruction or condemnation as determined by the Requisite Lenders pursuant to this Credit Agreement;

d.  In the Requisite Lenders' sole reasonable opinion, any undisbursed portion of the Available Borrowings under the Revolving Credit Facility, together with the amount of such proceeds, is sufficient to pay all costs of reconstruction of the Casino Facility or other Collateral Property damaged, destroyed or condemned; or if the undisbursed portion of such Revolving Credit Facility is not sufficient, Borrower shall deposit additional funds with the Agent Bank, sufficient to pay such additional costs of reconstructing the Collateral Property;

e.  Borrower has delivered to the Agent Bank a construction contract for the work of reconstruction in form and content, including insurance requirements, acceptable to the Requisite Lenders with a contractor acceptable to the Requisite Lenders;

f.  The Requisite Lenders in their reasonable discretion have determined that after the work of reconstruction is completed, the Casino Facility or Collateral Property damaged, destroyed or condemned will produce income sufficient to pay all costs of operations and maintenance of the applicable Collateral Property with a reasonable reserve for repairs, and service all debts secured by the applicable Collateral Property;

g.  No Default or Event of Default has occurred and is continuing hereunder;

h.  Borrower has deposited with the Agent Bank that amount reasonably determined by the Requisite Lenders (taking into consideration the amount of Borrowings available and the amount of proceeds, if any, of insurance policies covering property damage and business interruption, loss or rental income in connection with the Casino Facility or Collateral Property damaged, destroyed or condemned accruing and immediately forthcoming to the Agent Bank) to be sufficient to service the Indebtedness secured by the Casino Facility or Collateral Property damaged, destroyed or condemned during the period of reconstruction, as reasonably estimated by the Requisite Lenders;

i.  Before commencing any such work, Borrower shall, at its own cost and expense, furnish Agent Bank with appropriate endorsements, if needed, to the "All Risk" insurance policy which Borrower is then presently maintaining, and course of construction insurance to cover all of the risks during the course of such work;

j.  Such work shall be commenced by Borrower within one hundred twenty (120) days after (i) settlement shall have been made with the insurance companies or condemnation proceeds shall have been received, and (ii) all the necessary governmental approvals shall have been obtained, and such work shall be completed within a reasonable time, free and clear of all liens and encumbrances so as not to interfere with the lien of the Deed of Trust;

k.  Disbursements of such insurance or condemnation proceeds shall be made in the customary manner used by Agent Bank for the disbursement of construction loans; and

l.  That in the event the insurance or condemnation proceeds are inadequate to repair or replace the property destroyed or condemned and Requisite Lenders elect to, or are required to release all or a portion of the funds collected for such repair or replacement, Borrower agrees to deposit with Agent Bank sufficient funds to cover the difference between the costs of repair or replacement and the funds released by Requisite Lenders to Borrower for such repair or replacement of the property destroyed.

ARTICLE IX

CONSTRUCTION DISBURSEMENT PROCEDURES

Upon the satisfaction of all the terms and conditions set forth in Article III A of this Credit Agreement on the Closing Date, and satisfaction of all terms and conditions set forth in Article III B of this Credit Agreement on or before the Initial Construction Disbursement Date, Construction Disbursements shall be disbursed or approved for payment by Lenders in the manner and subject to the conditions provided hereunder, and subject to the following terms covenants and conditions:

Section 9.01.  Commencement and Completion of the Construction Projects. Borrower will commence the Construction Projects and shall complete the Construction Projects with due diligence (i) in accordance and compliance in all material respects with the Plans and Specifications prepared by the Architect and (ii) in accordance and compliance in all material respects with the terms and conditions of this

Credit Agreement, and all material requirements of all Governmental Authorities acting in or for Gilpin County, Colorado. The Completion Date shall occur no later than the first annual anniversary of the Closing Date (the "Construction Completion Deadline"); provided, however, that in the event that the construction of the Construction Projects is delayed by reason of the occurrence of one or more Forces Majeure, upon receipt by Agent Bank of a written notice from Borrower describing each Force Majeure and setting forth the dates that construction of the Construction Projects were delayed by reason of each such Force Majeure, so long as each such written notice is received by Agent Bank on or before the twentieth (20th) day following the end of the respective period of delay, the Construction Completion Deadline shall be extended by the number of days during which construction of the Construction Projects was so delayed, but in no event shall the Construction Completion Deadline be extended beyond sixty (60) calendar days.

Section 9.02.  Master Set of Plans and Specifications. A master set of the final Plans and Specifications shall be furnished to Agent Bank and Lenders' Consultant at least fifteen (15) Banking Business Days prior to the Initial Construction Disbursement and shall be held by Agent Bank throughout the term of the Bank Facilities, and said set of Plans and Specifications shall govern all matters that may arise with respect to the construction and completion of the Construction Projects.

Section 9.03.  Construction of the Construction Projects Entirely on the Real Property. Other than with respect to the elevated pedestrian bridge over Spring Street to be constructed as a component of the Parking Garage Project, the Construction Projects shall be constructed entirely on the Real Property and shall not encroach upon or overhang any real property, easement (other than Permitted Encumbrances) or restriction rights owned by any other person or entity unless such other person or entity has consented or waived such encroachment to the reasonable satisfaction of Agent Bank and Requisite Lenders.

Section 9.04.  List and Assignment of Major Subcontracts.

a.  Borrower shall furnish to Agent Bank from time to time (but in no event more often than once monthly) during the Construction Period, within a reasonable time after written request by Agent Bank, in a form reasonably acceptable to Agent Bank, a then current correct list and copy of all material contracts, subcontracts and material suppliers (that have not, as of such date been previously delivered to Agent Bank), including, without limitation, all Major Subcontracts executed by Borrower and/or either General Contractor in connection with the Construction Projects. Borrower agrees that Agent Bank or Lenders' Consultant may contact any such contractor, subcontractor or material supplier to verify any facts disclosed in the lists.

b.  Concurrently with the execution of each Major Subcontract requiring payment thereunder in excess of Five Million Dollars ($5,000,000.00) in the aggregate (each individually an "Assigned Major Subcontract" and collectively the "Assigned Major Subcontracts"), Borrower shall cause such Assigned Major Subcontract to be assigned to Agent Bank on behalf of Lenders as additional security for the Bank Facilities and the Subcontractor party thereto to consent to such assignment, each in substantially the form of the Assignment of Casino General Contractor's Agreement and Casino General Contractor's Consent, or as otherwise reasonably required by Agent Bank.

Section 9.05.  Construction Projects Sign. During the construction of the Construction Projects, Agent Bank may erect a sign at the Construction Projects. The size, design, wording and location of such a sign shall be subject to Agent Bank's approval. The sign may be erected as soon as practical following the Agent Bank's request.

Section 9.06.  Inspection of Construction Progress and Lenders' Consultant. Designated representatives of Agent Bank, Lenders and Lenders' Consultant, shall, at all times during the Construction Period, have the right of reasonable entry and free access to the Construction Projects and the Real Property and the right to inspect all work done, labor performed and materials furnished in connection with the Construction Projects and the right of reasonable inspection to inspect all books, contracts and records of Borrower relating to the Construction Projects. In performing such inspection, Agent Bank, Lenders and Lenders' Consultant shall cooperate with Borrower in making suitable arrangements to minimize disruption of the construction work, and pursuant to Borrower's insurance policies and safety and security requirements.

Section 9.07.  Advance of Construction Disbursements. The Plans and Specifications, Construction Documentation, Construction Budgets and Financial Requirement Analysis shall be reviewed and approved by Agent Bank as provided herein. Subject to the requirements of Colorado Revised Statutes Section 38-22-126, Construction Disburse-ments shall be made to Borrower in accordance with the Construction Budgets for work performed or materials supplied to the Construction Projects or suitably stored in bonded warehouses located in the Denver metro area and in Gilpin County, Colorado. Construction Disbursements for Soft Costs and Hard Costs shall be disbursed in no event more than once a month in anticipation of the completion of the Construction Projects by the end of the Construction Period. For each Construction Disbursement, Borrower shall submit: (a) a Construction Disbursement Request, to Agent Bank, Lenders' Consultant and each of the Lenders with the copy to Agent Bank and Lenders' Consultant accompanied by invoices, statements and other items relating to such Construction Disbursement Request totaling the amount for which each Construction Disbursement is requested, and (b) an updated

Lender's Disbursement Budget, together with a line item reconciliation of each of the Construction Budgets setting forth for each line item the amount paid to date, the amounts due and owing but not yet paid by Borrower and budgeted amounts which have not been paid and are not due and owing. Lenders shall disburse such funds monthly in payment of those portions of the Construction Disbursement Requests which are approved by Agent Bank in a timely manner, but in no event later than ten (10) Banking Business Days following the date Agent Bank receives such Construction Disbursement Request in accordance with the requirements of Article IX. If the tenth (10th) Banking Business Day following Agent Bank's receipt of a proper Construction Disbursement Request is not a Banking Business Day, the Funding Date for such Construction Disbursement shall be the next Banking Business Day.

Section 9.08.  Restriction on Construction Disbursements. No Construction Disbursements may be used by Borrower for the payment of any costs, expenses or other items which are not set forth on the Construction Budgets.

Section 9.09.  Construction Disbursement Requests and Lien Releases. Each Construction Disbursement Request shall be certified by the Borrower, the Architect (with respect to items for disbursement to a General Contractor), and the applicable General Contractor (with respect to items under the applicable General Contractor's Agreement) prior to submission to Agent Bank and Lenders' Consultant. Each Construction Disbursement Request shall be further supported by invoices, statements and other items required under the Disbursement Plan and other forms reasonably requested by Agent Bank (AIA Forms G702 or forms substan-tially similar thereto if first approved by Agent Bank). Each subcontractor, material and labor supplier for whose labor or work of improve-ment such Construction Disbursement is made, together with the applicable General Contractor, shall, prior to the Construction Disbursement next requested, execute and deliver labor and/or materialmen mechanics lien releases in favor of Borrower, Agent Bank and Lenders releasing all lien rights and claims as of the date of such prior Construction Disbursement to the extent of payment received.

Section 9.10.  A Construction Disbursement Does Not Mean Approval of Work or Materials. Each Construction Disbursement Request shall be subject to the approval of Agent Bank but the making of any Construction Dis-burse-ment or part thereof shall not constitute an approval or acceptance of the work or material, nor be binding upon Agent Bank and Lenders, except to the extent that the facts actually are as so represented when so approved, nor shall such approval give rise to any liability or responsibility related to:

(i) the quality of the work, the quantity of the work, the rate or progress in completion of the work, or the sufficiency of materials or labor being supplied in connection therewith; and

(ii) any errors, omissions, inconsistencies or other defects of any nature in the Plans and Specifications. Any inspection of the work that Agent Bank, Lenders and Lenders' Consultant may choose to make, whether through any consulting engineer, agent or employee or officer, during the progress of the work shall be solely for Agent Bank's and Lenders' information and under no circumstances will any such inspection be deemed to have been made for the purpose of supervising or superintending the work, or for the information or protection of any right or interest of any Persons or entities other than Agent Bank and Lenders.

Section 9.11.  Method of Disbursement. All Construction Disburse-ments shall be payable to Borrower or in the sole and absolute discretion of Agent Bank, upon the occurrence of any Default or as may be otherwise required by Colorado Revised Statutes Section 38-22-126, jointly to Borrower and the applicable General Contractor or other Person to whom payment is due. However, in no event shall Banks be liable for any liens or encumbrances which may be filed against the Real Property, and Borrower agrees to remove any liens or encumbrances filed against the Real Property in accordance with Section 5.03.

Section 9.12.  Changes in the Construction Budgets and Work to be Performed Under the Plans and Specifications.

a.  The Lender's Disbursement Budget shall be a line item construction budget for the Construction Projects (inclusive of all items shown on the General Contractor Budgets and the Borrower Construction Budget), which budget shall include a contingency reserve ("Contingency Reserve") as of the Initial Construction Disbursement Date in the minimum amount of One Million Three Hundred Ninety-Two Thousand Three Hundred Forty-One Dollars ($1,392,341.00), subject to a budgetary set aside in the amount of a letter of credit anticipated to be issued under the L/C Facility in favor of the City of Central in the amount of Eight Hundred Thirty-Two Thousand Five Hundred Dollars ($832,500.00). Borrower may make usual and ordinary changes in the work to be performed under the Plans and Specifications during the Construction Period provided Borrower shall not approve any single change order to either of the General Contractor Agreements or to any Major Subcontract exceeding the amount of One Hundred Seventy-Five Thousand Dollars ($175,000.00) without the prior written consent of Agent Bank. All increases to a line item amount as shown on the Lender's Disbursement Budget shall be deducted from the Contingency Reserve. Any decreases to a line item amount as shown on the Lender's Disbursement Budget shall be added to the Contingency Reserve. Borrower shall be entitled to utilize savings in any completed line item by reallocating such savings to the Contingency Reserve which shall be reported monthly on a Contingency Transaction Ledger to be prepared in connection with the Construction Projects. In this regard, Borrower shall prepare a "Contingency Transaction Ledger" each month which shall detail increases and decreases to budget line items and the Contingency Reserve as shown on the Lender's Disbursement Budget. All change orders to the General Contractor Agreements or to any Major Subcontract and changes to budget line items and the Contingency Reserve shall be detailed on the Contingency Transaction Ledger and Borrower shall further provide Agent Bank with copies of all change orders for the portions of the Construction Projects to which such Construction Disbursement relates.

b.  When the aggregate of all change orders to the General Contractor Agreements or to any Major Subcontract and changes to budget line items in connection with the Construction Projects result in a net decrease to the Contingency Reserve in the amount of: (i) fifty percent or more of the amount of the Contingency Reserve as set forth in the Financial Requirement Analysis at commencement of construction of the Construction Projects, Borrower shall not approve any further change orders to the General Contractor Agreements or any Major Subcontract or any further changes to budget line items in excess of Thirty-Five Thousand Dollars ($35,000.00) for any single change order or line item change without the prior written consent of Agent Bank, and (ii) ninety percent (90%) or more of the amount of the Contingency Reserve as set forth in the Financial Requirement Analysis at commencement of construction of the Construction Projects, Borrower shall not approve any further change orders to the General Contractor Agreements or any Major Subcontract or any further changes to budget line items, regardless of amount, without the prior written consent of Agent Bank and all additional costs shall be first approved in writing by Agent Bank.

c.  Further, all re-allocations of line items on the Lender's Disbursement Budget larger than the greater of ten percent (10%) of any budgeted line item shall be first consented to by Agent Bank.

d.  Notwithstanding the foregoing, no structural changes to the Structural Plans and Specifications (other than minor changes not inconsistent with the Plans and Specifications) or reduction in the amount of area shown in the Plans and Specifications for gaming activities shall be made without the prior written consent of Agent Bank.

e.  Subject to the provisions set forth hereinabove, within the foregoing limitations, the amounts allocated on the Lender's Disbursement Budget for Contingency Reserve may be allocated amongst the other line item categories at the discretion of Borrower.

Section 9.13.  Conditions Precedent to Construction Disbursement. No Construction Disbursement shall be made to Borrower with respect to the Construction Projects until each of the following conditions have occurred or otherwise been satisfied:

a.  Agent Bank shall have completed a Construction Cost Analysis as of the applicable Funding Date and have reviewed and approved as adequate the Plans and Specifications and all engineering reports and any subsequent change orders to the General Contractor Agreements or to any Major Subcontract or modification to the Plans and Specifications, Financial Requirement Analysis and the Construction Budgets, each review of which shall be completed on or before ten (10) Banking Business Days after receipt of such Plans and Specifications and/or engineering reports or modifications thereof, or on or before five (5) Banking Business Days with respect to change orders to the General Contractor Agreements or any Major Subcontract which require approval under Section 9.12(b);

b.  Borrower shall have actually paid for, other than the work of improvement for which the Construction Disbursement Request relates, all of the costs of the Construction Projects as set forth on the itemized Lender's Disbursement Budget (other than such costs incurred as: (i) have not been billed or invoiced to Borrower, or (ii) for which Borrower has received such billing or invoice within fifteen (15) days of such Construction Disbursement Request, or (iii) Borrower disputes or contests such costs in good faith) for work completed on the Construction Projects to the date of commencement of the period covered by such Construction Disbursement Request, less the Retainage required hereby;

c.  Borrower shall have certified to Agent Bank that to the date of such Construction Disbursement Request the Construction Projects have been constructed in substantial compliance with the approved Plans and Specifications and any change orders theretofore issued and in substantial compliance with all necessary Governmental Authorities, ordinances and regulations;

d.  Borrower shall have certified to Agent Bank, to the best of its knowledge, that the Construction Projects can be completed in substantial compliance with the Plans and Specifications and the Construction Budgets for an aggregate amount of Construction Completion Costs equal to or less than then remaining undisbursed balance of the C/T Loan;

e.  No Construction Disbursement shall be made to Borrower if, in the opinion of Agent Bank, the value of the construction in place on the site and materials delivered and suitably stored on site or in a warehouse in a manner satisfactory to Agent Bank is less than the total of all costs disbursed in con-nection with the construction of the Construction Projects. However, Construction Disbursements shall resume when said value exceeds the total of all costs disbursed;

f.  If at any time Agent Bank determines as a result of a Construction Cost Analysis that as of the date of such determination the aggregate amount of Construction Completion Costs exceeds the then remaining undisbursed balance of the C/T Loan (the amount of such excess, as the same may exist at any time or from time to time, being herein referred to as a "Construction Overage"), Borrower shall have ten (10) days from written notice thereof from Agent Bank in which to: (i) increase the Available Borrowings by reducing the Funded RLC Outstandings by the amount of such Construction Overage, (ii) deposit in an interest bearing account with Agent Bank, Cash in the amount of such Construction Overage, which Cash shall be disbursed by Agent Bank for the payment of such Construction Overages prior to the making of any further Construction Disbursements, or (iii) make alternative arrangements satisfactory to Agent Bank for the payment of Borrower Construction Expenditures in the amount of such Construction Overage. In the event of (ii) above, Borrower shall have the right to select the type of interest bearing account so as to maximize the interest to be earned which shall accrue to the benefit of Borrower. In the event of a Construction Overage, all Construction Disbursements for the Construction Projects shall cease until Borrower shall have complied with the requirements set forth in Subsections 9.13(f)(i), (ii) or (iii) hereinabove; and

g.  Agent Bank shall have approved each Construction Disbursement Request and/or payments made by Borrower for items as shown on the Lender's Disbursement Budget.

By Borrower requesting Construction Disbursements under this Article IX, Borrower shall be deemed to have reaffirmed all representations and warranties contained in Article IV (other than representations and warranties which expressly speak only as of a different date which shall be true and correct as of such date) and confirmed that Borrower is in full compliance with each covenant contained in Article V concurrently with the making of each Construction Disbursement Request, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by this Credit Agreement or by any other Loan Document, or which is otherwise consented to by Requisite Lenders.

Section 9.14.  No Obligation to See to Proper Application of Construction Disbursements. Nothing contained herein or in any other documents and agreements contemplated hereby or executed approximately simultaneously herewith shall impose upon Banks any obligation to see to the proper application of any Construction Disburse-ments by Borrower, the Architect, the General Contractors or Subcontractors, and nothing shall prevent Lenders, at their option, from deducting from any Construction Disbursements any sums owed to Banks by Borrower for unpaid interest or principal, or for sums paid and expended by Lenders for taxes, assessments, insurance and other like payments (after the expiration of any applicable notice and cure period), pursuant to their rights under the terms of this Credit Agreement, the Notes or the Deed of Trust.

Section 9.15.  No Construction Disbursements Required in Event of Default. Lenders shall not be required to make any Construction Disbursements hereunder if, at the time when a Construction Disbursement Request is made, there exists an Event of Default hereunder or under any of the other Loan Documents; provided, however, Lenders may, in their sole discretion upon the approval of Requisite Lenders, make Construction Disbursements notwithstanding the existence of an Event of Default and any Construction Disbursements so made shall be deemed to have been made pursuant to this Credit Agreement.

Section 9.16.  No Construction Disbursements Required if Cloud on Title Exists. Lenders shall not be obligated to make any Construction Disburse-ments while there is any lien or encumbrance upon the Real Property, other than the Permitted Encumbrances or as provided in Sections 5.03 and 5.10 hereof, which, in the reasonable opinion of counsel for Lenders, may invalidate or have priority over the encumbrance, liens and security interests granted pursu-ant to the Deed of Trust.

Section 9.17.  Indorsement from Title Insurance Company. Title Insurance Company shall update the Title Policy issued as of the Closing Date in favor of Lenders promptly, and in any event within thirty (30) calendar days, following each Construction Disbursement at Borrower's expense insuring Agent Bank on behalf of Lenders against any further liens, encumbrances or exceptions to the state of title to the Real Property as of the date of each advance. Each such update shall be in the form of a written 122 Indorsement (except for the final indorsements as provided in Section 9.21) to the Title Policy together with any other indorsements which Lenders reasonably require. Additionally, Borrower shall cause Title Insurance Company to issue its 102.5 Foundation Indorsement to the Title Insurance Policy promptly, and in any event within thirty (30) calendar days, following completion of the foundations for the Construction Projects as set forth in the Plans and Specifications and Borrower shall deliver or cause to be delivered an "as built" survey of the Construction Projects prepared by an engineer acceptable to Agent Bank within ninety (90) days following the Completion Date.

Section 9.18.  Ownership of all Materials Used on the Construction Projects. All materials incorporated into the construction of the Construction Projects, other than FF&E leased by Borrower in accordance with this Credit Agreement, shall have been purchased and paid for in a timely manner so that the absolute ownership thereof shall have vested in Borrower, subject to any Permitted Encumbrances, and Borrower shall have furnished to Agent Bank, if required by Agent Bank, copies of the contracts, bills of sale, lease or other agreements under which title or pos-session thereto is claimed.

Section 9.19.  Accuracy of Representations and Warranties. Lenders shall not be required to make any Construction Disburse-ments unless and until the representations and warranties con-tained in Article IV of this Credit Agreement are true and correct, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by this Credit Agreement or by any other Loan Document, or which is otherwise consented to by Requisite Lenders, in all material respects on and as of the date of such Construction Disbursement, as though made on and as of such date (other than representations and warranties which expressly speak only as of a different date which shall be true and correct as of such date).

Section 9.20.  Waiver of Requirements by Requisite Lenders. Lenders reserve the right, in their sole discretion upon the approval of Requisite Lenders, from time to time to make any Construction Disbursements without regard to any condition herein. The Lenders further reserve the right to withhold any payment of any state-ments or invoices, payment of which is requested, if, in the opinion of the Agent Bank, the percentage of completion is less than indicated by such statement or invoice.

Section 9.21.  Disbursement of Retainage. Lenders shall retain (collectively the "Retainage") from the gross amount approved for each Construction Disbursement for Hard Costs made from the proceeds of the C/T Loan (i) five percent (5%) of the General Contractor’s portion of such Construction Disbursement, and (ii) ten percent (10%) of the portions of such Construction Disbursement relating to labor, materials and services provided by each Subcontractor until fifty percent (50%) of the Hard Cost component of the Lender's Disbursement Budget has been expended for work performed and has been verified by Lenders' Consultant as substantially in compliance with the Construction Documentation. Thereafter, so long as no Event of Default shall have occurred and be continuing, no further Retainage shall be retained from Construction Disbursements thereafter made unless Agent Bank is otherwise instructed by Borrower. Retainage withheld by Lenders from the proceeds of the C/T Loan shall not bear interest and shall be deemed not disbursed under the C/T Loan until released as provided hereinbelow. Notwithstanding the foregoing, upon the written request of Borrower, Lenders agree to release all Retainage for construction costs relating to any subcontractor at such time as the respective work of such subcontractor is one hundred percent (100%) complete, verified to be in substantial compliance with the Construction Documentation by Lenders' Consultant and upon such additional conditions and requirements as may be required by Agent Bank, to Agent Bank's reasonable satisfaction including, without limitation, final lien releases and other evidence that such work will be, with the release of such retention, fully paid. All remaining funds held for Retainage by Lenders shall be released (the "Retainage Release Date") upon the written request of Borrower, at such time as:

a.  The Completion Date has occurred with only "Punch List" items remaining to be completed which do not materially impair the ability of Borrower to occupy and operate the Construction Projects for their intended purpose, no single item exceeding a completion cost in excess of Twenty-Five Thousand Dollars ($25,000.00) and the aggregate of such "Punch List" items not exceeding Two Hundred Fifty Thousand Dollars ($250,000.00) in substantial compliance with the Plans and Specifications and the terms and requirements of all Governmental Authorities, including, without limitation, substantial compliance with the Americans with Disabilities Act, substantial compliance with which shall be certified to the best knowledge of the Architect, after due inquiry and investigation;

b.  The lien period for the Construction Projects have expired or the liens have been removed and Title Insurance Company has issued its final 101.6 indorsement to the Title Insurance Policy showing no liens, claims or encumbrances except those approved by Agent Bank upon the consent of Requisite Lenders;

c.  Each of the Construction Projects have been accepted by Borrower as substantially complete and certified substantially completed and the "Punch List" shall be prepared by the Architect and the General Contractors, and approved by the Lenders' Consultant after an inspection which shall be made within ten (10) days following the Completion Date;

d.  Each of the General Contractors have made a satisfactory account that all payments required under their respective General Contractor Agreements and Borrower has made a satisfactory account that all other Hard Costs shown on the Borrower Construction Budget and all Soft Costs have been paid in full, with the exception of the unreleased Retainage, including, but not by way of limitation, all material and labor costs and have delivered copies of all lien releases to Agent Bank and have certified that no claims with respect to the Construction Projects remain outstanding, including any claims which might give rise to a lien or liens against the Construction Projects, except for work described in the "Punch List" or as to which Borrower is contesting the validity or amount;

e.  The Occupancy Date shall have occurred and a copy of the temporary or final certificate of occupancy (if temporary, Borrower agrees to promptly deliver a copy of the final certificate of occupancy to Agent Bank when received by Borrower) has been issued to Borrower by the appropriate Governmental Authority and a copy thereof delivered to Agent Bank and Borrower has taken beneficial occupancy of each of the Construction Projects, including, without limitation, all public areas which shall be open for the use and occupancy by the public; and

f.  Borrower has delivered an "as-built" survey of the Construction Projects and an "as-built" set of plans and specifications of the Construction Projects to Agent Bank.

From the amounts released as provided hereinabove, one hundred fifty percent (150%) of the Architect and Agent Bank's reasonable estimate of the cost of completing the "Punch List" shall be withheld. Such amounts shall be released monthly upon Construction Disbursement Request submitted by Borrower. Within forty-five (45) days following the Retainage Release Date, Borrower shall (i) certify completion of the "Punch List", and (ii) cause Title Insurance Company to issue its final 100, 101.2 and 103.1 indorsements to the Title Insurance Policy showing no Liens, claims or encumbrances on the Real Property except those approved by Requisite Lenders.

Section 9.22.  Construction Disbursements if a Lender Fails to Provide Funds. Borrower acknowledges and agrees that each of the Lenders shall only be responsible for its respective Pro Rata Share of any Construction Disbursement. In the event any of the Lenders fail to provide its Pro Rata Share of any Construction Disbursement, then the remaining Lenders' obligations to provide their respective Pro Rata Share shall not terminate nor shall Borrower's obligation to comply with the terms of this Credit Agreement and each of the Loan Documents terminate. If any Lender defaults in providing its Pro Rata Share of any Construction Disbursement, then Agent Bank and Borrower shall use their best efforts to find a replacement lender.

Section 9.23.  Possession and Completion of Construction. Upon the occurrence of any Event of Default, Borrower agrees, upon the request of Agent Bank at the direction of Requisite Lenders, to vacate the Construction Projects and the Real Property and permit Lenders:

a.  To enter directly, or through a receiver or other designated representative, into possession of the Construction Projects;

b.  To perform or cause to be performed any and all work and labor necessary, in the discretion of Agent Bank, to complete the Construction Projects in accordance with the Plans and Specifications;

c.  To employ security watchmen to protect the Construction Projects; and

d.  To advance any portion of the C/T Loan not previously advanced (including any Retainage and any reserved funds) to the extent necessary or desirable, in the sole discretion of Agent Bank, to complete construction of the Construction Projects without substantial departure from the Plans and Specifications, and if the completion requires a larger sum than the unadvanced portion of the C/T Loan, to advance such additional funds, all of which funds so advanced by Lenders shall be deemed to have been advanced to Borrower and shall be part of the Indebtedness evidenced by the C/T Note and secured by the Security Documentation. For this purpose, Borrower constitute and appoint Agent Bank the true and lawful attorney-in-fact for Borrower, with full power of substitution, to complete the construction of the Construction Projects in the name of Borrower, and hereby empowers Agent Bank as such attorney to take all actions that Agent Bank considers necessary or desirable in connection therewith, including but not limited to the following: (i) to use any funds of Borrower, including any balance that may be held in escrow and any funds that may remain unadvanced under this agreement, for the purpose of completing the Construction Projects in substantially the manner called for by the Plans and Specifications; (ii) to make such additions, changes and corrections in the Plans and Specifications as Agent Bank may consider necessary or desirable to complete the Construction Projects in substantially the manner contemplated by the Plans and Specifications; (iii) to employ such contractors, subcontractors, agents, engineers, architects, inspectors, attorneys and other Persons as Agent Bank may consider necessary or desirable for such purposes; (iv) to pay, settle or compromise all existing or future bills and claims that are or may be or become Liens against the Real Property, or may be necessary or desirable for the completion of the Construction Projects or the clearance of title to the Real Property; (v) to execute in the name of Borrower all applications and certificates that may be required by any construction contract; and (vi) to do any act with respect to the construction of the Construction Projects that Borrower could do on its own behalf. This power of attorney is a power coupled with an interest and cannot be revoked by death or otherwise. Such attorney-in-fact shall also have power to prosecute and defend all actions or proceedings in connection with the construction of the Construction Projects and to take such action and require such performance as Agent Bank considers necessary.

ARTICLE X

AGENCY PROVISIONS

Section 10.01.  Appointment.

a.  Each Lender hereby (i) designates and appoints WFB as the Agent Bank of such Lender under this Credit Agreement and the Loan Documents, (ii) authorizes and directs Agent Bank to enter into the Loan Documents other than this Credit Agreement for the benefit of Lenders, and (iii) authorizes Agent Bank to take such action on its behalf under the provisions of this Credit Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent Bank agrees to act as such on the express conditions contained in this Article X.

b.  The provisions of this Article X are solely for the benefit of Agent Bank and Lenders, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof (other than as set forth in the provisions of Sections 10.03, 10.09 and 11.10), provided, however, that the foregoing shall in no way limit Borrower's obligations under this Article X. In performing its functions and duties under this Credit Agreement, Agent Bank shall act solely as Agent Bank of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Person.

Section 10.02.  Nature of Duties. Agent Bank shall not have any duties or responsibilities except those expressly set forth in this Credit Agreement or in the Loan Documents. The duties of Agent Bank shall be administrative in nature. Subject to the provisions of Sections 10.05 and 10.07, Agent Bank shall administer the Bank Facilities in the same manner as it administers its own loans. Promptly following the effectiveness of this Credit Agreement, Agent Bank shall send to each Lender a duplicate executed original, to the extent the same are available in sufficient numbers, of the Credit Agreement and a copy of each other Loan Document in favor of Lenders and a copy of the filed or recorded Security Documentation, with the originals of the latter to be held and retained by Agent Bank for the benefit of all Lenders. Agent Bank shall not have by reason of this Credit Agreement a fiduciary relationship in respect of any Lender. Nothing in this Credit Agreement or any of the Loan Documents, expressed or implied, is intended or shall be construed to impose upon Agent Bank any obligation in respect of this Credit Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower and the Collateral in connection with the making and the continuance of the Bank Facilities hereunder and shall make its own appraisal of the creditworthiness of the Borrower and the Collateral, and, except as specifically provided herein, Agent Bank shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.

Section 10.03.  Disbursement of Borrowings and Construction Disbursements.

a.  Not later than the next Banking Business Day following receipt of a Notice of Borrowing or a Construction Disbursement, Agent Bank shall send a copy thereof by facsimile to each other Lender and shall otherwise notify each Lender of the proposed Borrowing or Construction Disbursement and the applicable Funding Date. Each Lender shall make available to Agent Bank (or the funding bank or entity designated by Agent Bank), the amount of such Lender's Pro Rata Share of such Borrowing or Construction Disbursement in immediately available funds not later than the times designated in Section 10.03(b). Unless Agent Bank shall have been notified by any Lender not later than the close of business (San Francisco time) on the Banking Business Day immediately preceding the Funding Date in respect of any Borrowing or Construction Disbursement that such Lender does not intend to make available to Agent Bank such Lender's Pro Rata Share of such Borrowing or Construction Disbursement,

Agent Bank may assume that such Lender shall make such amount available to Agent Bank. If any Lender does not notify Agent Bank of its intention not to make available its Pro Rata Share of such Borrowing or Construction Disbursement as described above, but does not for any reason make available to Agent Bank such Lender's Pro Rata Share of such Borrowing or Construction Disbursement, such Lender shall pay to Agent Bank forthwith on demand such amount, together with interest thereon at the Federal Funds Rate. In any case where a Lender does not for any reason make available to Agent Bank such Lender's Pro Rata Share of such Borrowing or Construction Disbursement, Agent Bank, in its sole discretion, may, but shall not be obligated to, fund to Borrower such Lender's Pro Rata Share of such Borrowing or Construction Disbursement. If Agent Bank funds to Borrower such Lender's Pro Rata Share of such Borrowing or Construction Disbursement and if such Lender subsequently pays to Agent Bank such corresponding amount, such amount so paid shall constitute such Lender's Pro Rata Share of such Borrowing or Construction Disbursement. Nothing in this Section 10.03(a) shall alter the respective rights and obligations of the parties hereunder in respect of a Defaulting Lender or a Non-Pro Rata Borrowing.

b.  Requests by Agent Bank for funding by Lenders of Borrowings and Construction Disbursements will be made by facsimile. Each Lender shall make the amount of its Pro Rata Share of such Borrowing or Construction Disbursement available to Agent Bank in Dollars and in immediately available funds, to such bank and account, in San Francisco, California as Agent Bank may designate, not later than 11:00 a.m. (San Francisco time) on the Funding Date designated in the Notice of Borrowing or a Construction Disbursement Request with respect to such Borrowing, but in no event later than one (1) Banking Business Day notice following Lender's receipt of the applicable Notice of Borrowing or Construction Disbursement.

c.  Nothing in this Section 10.03 shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of Borrowings or Construction Disbursements on any Funding Date, nor shall any Lender be responsible for the failure of any other Lender to perform its obligations to advance its Pro Rata Share of any Borrowing or Construction Disbursement hereunder, and the Pro Rata Share of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to advance its Pro Rata Share of any Borrowing.

Section 10.04.  Distribution and Apportionment of Payments.

a.  Subject to Section 10.04(b), payments actually received by Agent Bank for the account of Lenders shall be paid to them promptly after receipt thereof by Agent Bank, but in any event within one (1) Banking Business Day, provided that Agent Bank shall pay to Lenders interest thereon, at the Federal Funds Rate from the Banking Business Day following receipt of such funds by Agent Bank until such funds are paid in immediately available funds to Lenders. Subject to Section 10.04(b), all payments of principal and interest in respect of Funded Outstandings, all payments of the Nonusage fees described in this Credit Agreement, and all payments in respect of any other Obligations shall be allocated among such other Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. Agent Bank shall promptly distribute, but in any event within one (1) Banking Business Day, to each Lender at its primary address set forth on the appropriate signature page hereof or on the applicable Assignment and Assumption Agreement, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Agent Bank shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with Section 11.01, without necessity of notice to or consent of or approval by Borrower or any other Person. All payments or other sums received by Agent Bank for the account of Lenders (including, without limitation, principal and interest payments, the proceeds of any and all insurance maintained with respect to any of the Collateral, and any and all condemnation proceeds with respect to any of the Collateral) shall not constitute property or assets of the Agent Bank and shall be held by Agent Bank, solely in its capacity as administrative and collateral agent for itself and the other Lenders, subject to the Loan Documents.

b.  Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of a Borrowing or Construction Disbursement which was previously a Non Pro Rata Borrowing, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal due in respect of such Non Pro Rata Borrowing or Construction Disbursement, all principal sums owing to such Defaulting Lender hereunder shall be subordinated in right of payment to the prior payment in full of all principal, in respect of all Non Pro Rata Borrowing or Construction Disbursement in which the Defaulting Lender has not funded its Pro Rata Share. This provision governs only the relationship among Agent Bank, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligation of Borrower to repay all Borrowings and Construction Disbursements in accordance with the terms of this Credit Agreement. The provisions of this section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Credit Agreement to the contrary, (ii) any instruction of Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Requisite Lenders or all Lenders. No Nonusage Fees shall accrue in favor of, or be payable to, such Defaulting Lender from the date of any failure to fund Borrowings or Construction Disbursements or reimburse Agent Bank for any Liabilities and Costs as herein provided until such failure has been cured, and Agent Bank shall be entitled to (A) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Credit Agreement, and (B) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Agent Bank and each of the other Lenders harmless from and against any and all Liabilities and Costs, plus interest thereon at the Default Rate, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Credit Agreement.

Section 10.05.  Rights, Exculpation, Etc. Neither Agent Bank, any Affiliate of Agent Bank, nor any of their respective officers, directors, employees, agents, attorneys or consultants, shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent Bank shall be liable for its gross negligence or willful misconduct. In the absence of gross negligence or willful misconduct, Agent Bank shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 10.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled. Agent Bank shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, any of the Security Documentation or any of the other Loan Documents, or any of the transactions contemplated hereby and thereby; or for the financial condition of the Borrower or any of it Affiliates. Agent Bank shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or any of the Loan Documents or the financial condition of the Borrower or any of its Affiliates, or the existence or possible existence of any Default or Event of Default.

Section 10.06.  Reliance. Agent Bank shall be entitled to rely upon any written notices, statements, certificates, orders or other documents, telecopies or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Credit Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for Borrower), independent public accountant and other experts selected by it.

Section 10.07.  Indemnification. To the extent that Agent Bank is not reimbursed and indemnified by Borrower, Lenders will reimburse, within ten (10) Banking Business Days after notice from Agent Bank, and indemnify and defend Agent Bank for and against any and all Liabilities and Costs which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Credit Agreement, the Security Documentation or any of the other Loan Documents or any action taken or omitted by Agent Bank or under this Credit Agreement, the Security Documentation or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share; provided that no Lender shall be liable for any portion of such Liabilities and Costs resulting from Agent Bank's gross negligence or willful misconduct. The obligations of Lenders under this Section 10.07 shall survive the payment in full of all Obligations and the termination of this Credit Agreement. In the event that after payment and distribution of any amount by Agent Bank to Lenders, any Lender or third party, including Borrower, any creditor of Borrower or a trustee in bankruptcy, recovers from Agent Bank any amount found to have been wrongfully paid to Agent Bank or disbursed by Agent Bank to Lenders, then Lenders, in proportion to their respective Pro Rata Shares, shall reimburse Agent Bank for all such amounts. Notwithstanding the foregoing, Agent Bank shall not be obligated to advance Liabilities and Costs and may require the deposit by each Lender of its Pro Rata Share of any material Liabilities and Costs anticipated by Agent Bank before they are incurred or made payable.

Section 10.08.  Agent Individually. With respect to its Pro Rata Share of the Bank Facilities hereunder and the Borrowings and Construction Disbursements made by it, Agent Bank shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders" or any similar terms may include Agent Bank in its individual capacity as a Lender or one of the Requisite Lenders, but Requisite Lenders shall not include Agent Bank solely in its capacity as Agent Bank and need not necessarily include Agent Bank in its capacity as a Lender. Agent Bank and any Lender and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrower or any of its Affiliates as if it were not acting as Agent Bank or Lender pursuant hereto.

Section 10.09.  Successor Agent Bank; Resignation of Agent Bank; Removal of Agent Bank.

a.  Agent Bank may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Banking Business Days' prior written notice to Lenders and Borrower, and shall automatically cease to be Agent Bank hereunder in the event a petition in bankruptcy shall be filed by or against Agent Bank or the Federal Deposit Insurance Corporation or any other Governmental Authority shall assume control of Agent Bank or Agent Bank's interests under the Bank Facilities. Further, Lenders (other than Agent Bank) may unanimously remove Agent Bank at any time upon the occurrence of gross negligence or wilful misconduct by Agent Bank by giving at least thirty (30) Banking Business Days' prior written notice to Agent Bank, Borrower and all other Lenders. Such resignation or removal shall take effect upon the acceptance by a successor Agent Bank of appointment pursuant to clause (b) or (c).

b.  Upon any such notice of resignation by or removal of Agent Bank, the Requisite Lenders shall appoint a successor Agent Bank which appointment shall be subject to Borrower's consent (other than upon the occurrence and during the continuance of any Event of Default), which shall not be unreasonably withheld or delayed. Any successor Agent Bank must be a bank (i) the senior debt obligations of which (or such bank's parent's senior unsecured debt obligations) are rated not less than Baa-2 by Moody's Investors Services, Inc. or a comparable rating by a rating agency acceptable to the Requisite Lenders and (ii) which has total assets in excess of Ten Billion Dollars ($10,000,000,000.00).

c.  If a successor Agent Bank shall not have been so appointed within said thirty (30) Banking Business Day period, the retiring or removed Agent Bank, with the consent of Borrower (other than upon the occurrence and during the continuance of any Event of Default) (which may not be unreasonably withheld or delayed), shall then appoint a successor Agent Bank who shall meet the requirements described in subsection (b) above and who shall serve as Agent Bank until such time, if any, as the Requisite Lenders, with the consent of Borrower (other than upon the occurrence and during the continuance of any Event of Default), appoint a successor Agent Bank as provided above.

Section 10.10.  Consent and Approvals.

a.  Each consent, approval, amendment, modification or waiver specifically enumerated in this Credit Agreement as conditioned upon the prior consent or approval of the Requisite Lenders shall be evidenced by a written consent or approval delivered to Agent Bank.

b.  Each consent, approval, amendment, modification or waiver specifically enumerated in Section 11.01 (i) through (iii) shall require the consent of all Lenders.

c.  In addition to the required consents or approvals, Agent Bank may at any time request instructions from the Requisite Lenders with respect to any actions or approvals which, by the terms of this Credit Agreement or of any of the Loan Documents, Agent Bank is permitted or required to take or to grant without instructions from any Lenders, and if such instructions are promptly requested, Agent Bank shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Requisite Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent Bank as a result of Agent Bank acting or refraining from acting under this Credit Agreement, the Security Documentation or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders or, where applicable, all Lenders. Agent Bank shall promptly notify each Lender at any time that the Requisite Lenders have instructed Agent Bank to act or refrain from acting pursuant hereto.

d.  Each Lender agrees that any action taken by Agent Bank at the direction or with the consent of the Requisite Lenders in accordance with the provisions of this Credit Agreement or any Loan Document, and the exercise by Agent Bank at the direction or with the consent of the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders, except for actions specifically requiring the approval of all Lenders. All communications from Agent Bank to Lenders requesting Lenders' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender, including notice of the Lender Reply Period described immediately hereinbelow, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Agent Bank by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Agent Bank's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within the number of Banking Business Days designated by Agent Bank in such request, which shall not be less than three (3) Banking Business Days (the "Lender Reply Period"). Unless a Lender shall give written notice to Agent Bank that it objects to the recommendation or determination of Agent Bank (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Requisite Lenders or all Lenders, Agent Bank shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended to

Lenders by Agent Bank or such other course of action recommended by the Requisite Lenders, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.

Section 10.11.  Agency Provisions Relating to Collateral.

a.  Agent Bank is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Document which may be necessary to perfect and maintain Liens of the Security Documentation upon the Collateral granted pursuant to the Loan Documents. Agent Bank may make, and shall be reimbursed by Lenders (in accordance with their Pro Rata Shares), to the extent not reimbursed by Borrower, for, Protective Advance(s) during any one (1) calendar year with respect to the Collateral up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Collateral, (ii) amounts expended to pay insurance premiums for policies of insurance related to such Collateral, and (iii) One Hundred Thousand Dollars ($100,000.00). Protective Advances in excess of said sum during any calendar year for any Collateral shall require the consent of the Requisite Lenders. In addition, Agent Bank is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, to waive the imposition of the late fees provided for in Section 2.14(a) up to a maximum of two (2) times per calendar year, including any extensions.

b.  Lenders hereby irrevocably authorize Agent Bank, at its option and in its discretion, to release any Security Documentation granted to or held by Agent Bank upon any Collateral (i) upon Bank Facilities Termination and repayment and satisfaction of all Borrowings, Construction Disbursements, and all other Obligations and the termination of this Credit Agreement, or (ii) if approved, authorized or ratified in writing by Agent Bank at the direction of all Lenders. Agent Bank shall not be required to execute any document to evidence the release of the Security Documentation granted to Agent Bank for the benefit of Lenders herein or pursuant hereto upon any Collateral if, in Agent Bank's opinion, such document would expose Agent Bank to liability or create any obligation or entail any consequence other than the release of such Security Documentation without recourse or warranty, and such release shall not in any manner discharge, affect or impair the Obligations or any Security Documentation upon (or obligations of Borrower in respect of) any property which shall continue to constitute part of the Collateral.

c.  Except as provided in this Credit Agreement, Agent Bank shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Security Documentation granted to Agent Bank herein or in any of the other Loan Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority.

d.  Should Agent Bank (i) employ counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any Collateral or any part thereof, or any of the Loan Documents, or the attempt to enforce any security interest or Security Documentation on any of the Collateral, or (ii) commence any proceeding or in any way seek to enforce its rights or remedies under the Loan Documents, irrespective of whether as a result thereof Agent Bank shall acquire title to any Collateral, either through foreclosure, deed in lieu of foreclosure or otherwise, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any such advice or other representation, enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower; provided that Agent Bank shall not be entitled to reimbursement of its attorneys' fees and expenses incurred in connection with the resolution of disputes between Agent Bank and other Lenders unless Agent Bank shall be the prevailing party in any such dispute. Any loss of principal and interest resulting from any Event of Default shall be shared by Lenders in accordance with their respective Pro Rata Shares. It is understood and agreed that in the event Agent Bank determines it is necessary to engage counsel for Lenders from and after the occurrence of an Event of Default, said counsel shall be selected by Agent Bank.

e.  In the event that all or any portion of the Collateral is acquired by Agent Bank as the result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of Borrower's obligations, title to any such Collateral or any portion thereof shall be held in the name of Agent Bank or a nominee or subsidiary of Agent Bank, as agent, for the ratable benefit of Agent Bank and Lenders. Agent Bank shall prepare a recommended course of action for such Collateral (the "Post-Foreclosure Plan"), which shall be subject to the approval of the Requisite Lenders. Unless a Lender shall give written notice to Agent Bank that it objects to the recommended Post-Foreclosure Plan or any alternative Post-Foreclosure Plan as set forth below, within the Lender Reply Period, such Lender shall be deemed to have approved such Post-Foreclosure Plan. In the event that the Requisite Lenders do not approve such Post-Foreclosure Plan, any Lender shall be permitted to submit an alternative Post-Foreclosure Plan to Agent Bank, and Agent Bank shall submit any and all such additional Post-Foreclosure Plans to the Lenders for evaluation and the approval of the Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, Agent Bank shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired and administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents of the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral; actions taken by Agent Bank with respect to the Collateral, which are not provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the consent of the Requisite Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Agent Bank pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, Agent Bank shall render or cause to be rendered by the managing agent, to each of the Lenders, monthly, an income and expense statement for such Collateral, and each of the Lenders shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as Agent Bank shall deem reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, Agent Bank shall, in accordance with all applicable Gaming Laws and the Post-Foreclosure Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in accordance with their respective Pro Rata Shares. Lenders acknowledge that if title to any Collateral is obtained by Agent Bank or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. Agent Bank shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders shall reasonably determine to be most advantageous. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name Agent Bank, as agent for Lenders, as the beneficiary or mortgagee. In such case, Agent Bank and Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights of Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article X insofar as the same is appropriate or applicable.

Section 10.12.  Lender Actions Against Collateral. Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower or any other obligor hereunder, under the Security Documentation or under any other Loan Documents with respect to exercising claims against or rights in any Collateral without the consent of the Requisite Lenders.

Section 10.13.  Ratable Sharing. Subject to Section 10.03 and 10.04, Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of the Obligations, or the Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it which is greater than its Pro Rata Share of the payments on account of the Obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 10.13 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. No Lender shall exercise any setoff, banker's lien or other similar right in respect to any Obligations without the prior written approval by Agent Bank.

Section 10.14.  Delivery of Documents. Agent Bank shall as soon as reasonably practicable distribute to each Lender at its primary address set forth on the appropriate counterpart signature page hereof, or at such other address as a Lender may request in writing, (i) copies of all documents to which such Lender is a party or of which is executed or held by Agent Bank on behalf of such Lender, (ii) all documents of which Agent Bank receives copies from Borrower pursuant to Article VI and Section 11.03, (iii) all other documents or information which Agent Bank is required to send to Lenders pursuant to the terms of this Credit Agreement, (iv) other information or documents received by Agent Bank at the request of any Lender, and (v) all notices received by Agent Bank pursuant to Section 5.20. In addition, within fifteen (15) Banking Business Days after receipt of a request in writing from a Lender for written information or documents provided by or prepared by Borrower, Agent Bank shall deliver such written information or documents to such requesting Lender if Agent Bank has possession of such written information or documents in its capacity as Agent Bank or as a Lender.

Section 10.15.  Notice of Events of Default. Agent Bank shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than nonpayment of principal of or interest on the Bank Facilities) unless Agent Bank has received notice in writing from a Lender or Borrower referring to this Credit Agreement or the other Loan Documents, describing such event or condition and expressly stating that such notice is a notice of a Default or Event of Default. Should Agent Bank receive such notice of the occurrence of a Default or Event of Default, or should Agent Bank send Borrower a notice of Default or Event of Default, Agent Bank shall promptly give notice thereof to each Lender.

ARTICLE XI

GENERAL TERMS AND CONDITIONS

The following terms and conditions shall be applicable throughout the term of this Credit Agreement:

Section 11.01.  Amendments and Waivers. (a) No amend-ment or modification of any provision of this Credit Agreement shall be effective without the written agreement of the Requisite Lenders (after notice to all Lenders) and Borrower (except for rights and priorities of Lenders as amongst themselves as provided in Section 10.04(a) which do not require the consent of Borrower), and (b) no termination or waiver of any provision of this Credit Agreement, or consent to any departure by Borrower therefrom (except as expressly provided in Section 10.11(a) with respect to waivers of late fees), shall in any event be effective without the written concurrence of Requisite Lenders (after notice to all Lenders), which Requisite Lenders shall have the right to grant or withhold at their sole discretion, except that the following amendments, modifications or waivers shall require the consent of all Lenders:

(i)  modify any requirement hereunder that any particular action be taken by all the Lenders or by the Requisite Lenders, modify this Section 11.01 or change the definition of "Requisite Lenders", or remove Agent Bank, without regard to the vote of Agent Bank as a Lender, under Section 10.09(a), shall be effective unless consented to by all of the Lenders;

(ii)  increase the amount of the C/T Loan or the Aggregate RLC Commitment or the Syndication Interest of any Lender, release any Collateral except as specifically provided in the Credit Agreement, release CCI from the Completion Guaranty, extend the Maturity Date or change any provision expressly requiring the consent of all Lenders; or

(iii)  reduce any fees described in Section 2.13 or extend the due date for, or reduce or postpone the amount of, any required principal reduction on the Bank Facilities, or reduce the rate of interest or postpone the payment of interest on the Bank Facilities, shall be made without the consent of all of the Lenders.

In connection with any proposed amendment, modification, supplement, extension, termination, consent or waiver requiring the consent of all Lenders as set forth in (i) through (iii) above, if the consent of the Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 11.01 being referred to as a "Non-Consenting Lender"), then, so long as the Lender that is acting as the Agent Bank is not a Non-Consenting Lender, at the Borrower's request, the Lender that is acting as the Agent Bank or an Eligible Assignee that is acceptable to the Agent Bank (in either case the "Purchasing Lender") shall have the right with the Agent Bank's consent and in the Agent Bank's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Agent Bank's request, sell and assign to the Purchasing Lender all of its rights and obligations under this Credit Agreement and the other Loan Documents (including all of its rights and obligations in the Bank Facilities) for an amount equal to the Non-Consenting Lender's Syndication Interest in the Funded Outstandings and all accrued interest and fees with respect thereto through the date of sale (or such other amounts as may be agreed upon by the Non-Consenting Lender and the Purchasing Lender). In such event, such Non-Consenting Lender and such Purchasing Lender agree to execute an Assignment and Assumption Agreement to reflect such purchase and sale, but regardless of whether such Assignment and Assumption Agreement is executed by such Non-Consenting Lender, such Non-Consenting Lender's rights hereunder, except rights under Section 5.14 (i.e. Indemnification by the Borrower) and 11.14 (i.e. Arbitration) with respect to actions prior to such date, shall cease from and after the date of presentation of the Assignment and Assumption Agreement duly executed by such Purchasing Lender and tender by the Purchasing Lender of the amount of the purchase price.

No amendment, modification, termination or waiver of any provision of Article X or any other provision referring to Agent Bank shall be effective without the written concurrence of Agent Bank, but only if such amendment, modification, termination or waiver alters the obligations or rights of Agent Bank. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.01 shall be binding on each assignee, transferee or recipient of Agent Bank's or any Lender's Syndication Interest under this Credit Agreement or the Bank Facilities at the time outstanding. No modification of Section 2.10 shall be made without the consent of the L/C Issuer.

Section 11.02.  Failure to Exercise Rights. Nothing herein contained shall impose upon Banks or Borrower any obligation to enforce any terms, covenants or conditions contained herein. Failure of Banks or Borrower, in any one or more instances, to insist upon strict performance by Borrower or Banks of any terms, covenants or conditions of this Credit Agreement or the other Loan Documents, shall not be considered or taken as a waiver or relinquishment by Banks or Borrower of their right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, strict compliance by Borrower or Banks with all the terms, covenants and conditions of this Credit Agreement and the other Loan Documents. The consent of Banks or Borrower to any act or omission by Borrower or Banks shall not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for Banks' or Borrower's consent to be obtained in any future or other instance.

Section 11.03.  Notices and Delivery.

a.  The Borrower agrees that the Agent Bank may make any material delivered by the Borrower to the Agent Bank, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to the Borrower, any of its Subsidiaries or Affiliates, or any other materials or matters relating to this Credit Agreement, the Notes or any of the transactions contemplated hereby (collectively, the "Communications") available to the Lenders by posting such notices on an electronic delivery system (which may be provided by the Agent Bank, an Affiliate of the Agent Bank, or any Person that is not an Affiliate of the Agent Bank), such as IntraLinks, or a substantially similar electronic system (the "Platform"). The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Agent Bank nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform. The Agent Bank and its Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent Bank or any of its Affiliates in connection with the Platform.

b.  Each Lender agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communication has been posted to the Platform shall for purposes of this Credit Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication. Each Lender agrees (i) to notify, on or before the date such Lender becomes a party to this Credit Agreement, the Agent Bank in writing of such Lender's e-mail address to which a Notice may be sent (and from time to time thereafter to ensure that the Agent Bank has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

c.  Notwithstanding the foregoing, any Communications may be personally served, faxed or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile (or on the next Banking Business Day if such facsimile is received on a non-Banking Business Day or after 5:00 p.m. on a Banking Business Day) or four (4) Banking Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). Notices to Agent Bank pursuant to Articles II shall not be effective until received by Agent Bank.

d.  For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 11.03) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in an Assignment and Assumption Agreement or in a written notice to all of the other parties. All non-electronic deliveries to be made to Agent Bank for distribution to the Lenders shall be made to Agent Bank at the addresses specified for notice on the signature page hereto and in addition, a sufficient number of copies of each such delivery shall be delivered to Agent Bank for delivery to each Lender at the address specified for deliveries on the signature page hereto or such other address as may be designated by Agent Bank in a written notice.

Section 11.04.  Modification in Writing. This Credit Agreement and the other Loan Documents constitute the entire agreement between the parties and supersede all prior agreements whether written or oral with respect to the subject matter hereof, including, but not limited to, any term sheets furnished by any of the Banks to Borrower. Neither this Credit Agreement, nor any other Loan Documents, nor any provision herein, or therein, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

Section 11.05.  Other Agreements. If the terms of any documents, certificates or agreements delivered in connection with this Credit Agreement are inconsistent with the terms of the Loan Documents, Borrower shall use its best efforts to amend such document, certificate or agreement to the satisfaction of Agent Bank to remove such inconsistency.

Section 11.06.  Counterparts. To facilitate execution, this Credit Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Section 11.07.  Rights, Powers and Remedies are Cumulative. None of the rights, powers and remedies conferred upon or reserved to Agent Bank, Banks or Borrower in this Credit Agreement are intended to be exclusive of any other available right, power or remedy, but each and every such right, power and remedy shall be cumulative and not alternative, and shall be in addition to every right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute. Any forbearance, delay or omission by Agent Bank, Banks or Borrower in the exercise of any right, power or remedy shall not impair any such right, power or remedy or be considered or taken as a waiver or relinquishment of the right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, any of said rights, powers and remedies given to Agent Bank, Banks or Borrower herein. The exercise of any right or partial exercise thereof by Agent Bank, Banks or Borrower shall not preclude the further exercise thereof and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Agent Bank or Banks, as the case may be.

Section 11.08.  Continuing Representations. All agreements, representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Bank Facilities hereunder and the execution and delivery of each other Loan Document until and final payment of all sums owing under the Bank Facilities and the Bank Facilities have been irrevocably terminated.

Section 11.09.  Successors and Assigns. All of the terms, covenants, warranties and conditions contained in this Credit Agreement shall be binding upon and inure to the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

Section 11.10.  Assignment of Loan Documents by Borrower or Syndication Interests by Lenders.

a.  This Credit Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, the Agent Bank, each of the Banks, and their respective successors and assigns, except that, Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Any attempted assignment or delegation in contravention of the foregoing shall be null and void. Any Lender may at any time pledge its Syndication Interest in the Bank Facilities, the Credit Agreement and the Loan Documents to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

b.  Each Lender may assign all or any part of its Syndication Interest in the Bank Facilities to any Affiliate of such Lender which is an Eligible Assignee or to any other Lender without consent and to one or more financial institutions that are Eligible Assignees with the prior consent of the Agent Bank and Borrower (so long as no Event of Default has occurred and remains continuing), which consents shall not be unreasonably withheld or delayed; provided, however, that the minimum amount of each such assignment shall be Two Million Five Hundred Thousand Dollars ($2,500,000.00), or such lesser amount as constitutes the remaining amount of a Lender's Syndication Interest in the Bank Facilities (except that there shall be no minimum assignment among the Lenders or to their Affiliates), and each assignee Lender (or assignor if so agreed between the assignee Lender and such assignor) shall pay to the Agent Bank an assignment fee of Three Thousand Five Hundred Dollars ($3,500.00) with respect to each such assignment. Each such assignment shall be evidenced by an assignment substantially in the form of the Assignment and Assumption Agreement. Upon any such assignment, the assignee financial institution shall become a Lender for all purposes under the Credit Agreement and each of the Loan Documents and the assigning Lender shall be released from its further obligations hereunder to the extent of such assignment. Agent Bank agrees to give prompt notice to Borrower of each assignment made under this Section 11.10(b) and to deliver to Borrower each revision to the Schedule of Lenders' Proportions in Bank Facilities made as a consequence of each such assignment. In no event may any Lender sell all or any portion of its Syndication Interest in the C/T Loan or in the Revolving Credit Facility separate and apart from its Syndication Interest in the other. Each Lender shall at all times until Bank Facilities Termination hold an equal Syndication Interest in each of the C/T Loan and the Revolving Credit Facility.

c.  Each Lender may sell participations for all or any part of its Syndication Interest in the Bank Facilities; provided, however, that (i) such Lender shall remain responsible for its total obligations under the Credit Agreement and each of the Loan Documents, (ii) the Borrower and the Agent Bank shall continue to deal solely with such Lender in connection with such Lender's rights and obligations under the Credit Agreement and each of the Loan Documents, and (iii) such Lender shall not sell any participation under which the participant would have rights to approve any amendment or waiver relating to the Credit Agreement or any Loan Document except to the extent any such amendment or waiver would (w) extend the final Maturity Date or the date for the payment or any installments of fees, principal or interest due in respect of the Bank Facilities, (x) reduce the interest rates or fees applicable to the Bank Facilities or (y) release any material portion of the Collateral. Notwithstanding the foregoing, the rights of the Lenders to make assignments and to grant participations shall be subject to the approval by the Gaming Authorities of the assignee or participant, to the extent required by applicable Gaming Laws, and to applicable securities laws.

d.  In the event any Lender is found unsuitable as a Lender under the Bank Facilities by the Colorado Gaming Authorities ("Unsuitable Lender"): (a) Agent Bank shall use its best efforts to find a replacement Lender, (b) Borrower shall have the right to prepay the C/T Loan and reduce the Aggregate RLC Commitment by the amount of the Syndication Interest held by the Unsuitable Lender, and any payments required in connection with such prepayment and reduction shall be made to the Unsuitable Lender and not on a pro rata basis to all Lenders until a replacement Lender, if any, commits to acquire the Syndication Interest of the Unsuitable Lender, at which time the balance of the C/T Loan and the Aggregate RLC Commitment shall be increased by the amount of the prepayment and reduction, and (c) upon full payment of all outstanding amounts of principal and interest owing it, such Unsuitable Lender shall execute such documents as may be required by Agent Bank, Borrower or any applicable gaming authorities to evidence the termination of its Syndication Interest in the Bank Facilities.

Section 11.11.  Action by Lenders. Whenever Banks shall have the right to make an election, or to exercise any right, or their consent shall be required for any action under this Credit Agreement or the Loan Documents, then such election, exercise or consent shall be given or made for all Banks by Agent Bank in accordance with the provisions of Section 11.01. Notices, reports and other documents required to be given by Borrower to Banks hereunder may be given by Borrower to Agent Bank on behalf of Banks, with sufficient copies for distribution to each of the Banks, and the delivery to Agent Bank shall constitute delivery to Banks. In the event any payment or payments are received by a Lender other than Agent Bank, Borrower consents to such payments being shared and distributed as provided herein.

Section 11.12.  Time of Essence. Time shall be of the essence of this Credit Agreement.

Section 11.13.  Choice of Law and Forum. This Credit Agreement and each of the Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Nevada without regard to principles of conflicts of law; provided, however, that Colorado law shall govern the perfection and enforcement of the Security Documentation. Borrower further agrees that the full and exclusive forum for the determination of any action relating to this Credit Agreement, the Loan

Documents, or any other document or instrument delivered in favor of Banks pursuant to the terms hereof, other than the Security Documentation, shall be either an appropriate Court of the State of Nevada or the United States District Court or United States Bankruptcy Court for the District of Nevada. The full and exclusive forum for the determination of any action relating to the Security Documentation or the Collateral shall either be an appropriate court of the State of Colorado or the United States District or the United States Bankruptcy Court for the District of Colorado.

Section 11.14.  Arbitration.

a.  Upon the request of any party, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) ("Dispute") now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with the Credit Agreement, Loan Documents or any related agreements, documents, or instruments (collectively the "Documents"), may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

b.  All Disputes between the parties shall be resolved by binding arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

c.  No provision of, nor the exercise of any rights under this arbitration clause shall limit the rights of any party, and the parties shall have the right during any Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting or foreclosing upon any property, real or personal, which is involved in a Dispute, or which is subject to, or described in, the Documents, including, without limitation, rights and remedies relating to: (i) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under the Security Documentation or other security agreement or instrument, or applicable law, (ii) exercising self-help remedies (including setoff rights) or (iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provision hereof.

Section 11.15.  Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND EACH OF THE BANKS EACH MUTUALLY

HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF BORROWER AND BANKS WITH RESPECT TO THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND EACH OF THE BANKS EACH MUTUALLY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDINGS SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE DEFENDING PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPLAINING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 11.16.  Scope of Approval and Review. Any inspection of the Casino Facility or other documents shall be deemed to be made solely for Banks' internal purposes and shall not be relied upon by the Borrower or any third party. In no event shall Lenders be deemed or construed to be joint venturers or partners of Borrower.

Section 11.17.  Severability of Provisions. In the event any one or more of the provisions contained in this Credit Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 11.18.  Cumulative Nature of Covenants. All covenants contained herein are cumulative and not exclusive of each other covenant. Any action allowed by any covenant shall be allowed only if such action is not prohibited by any other covenant.

Section 11.19.  Costs to Prevailing Party. If any action or arbitration proceeding is brought by any party against any other party under this Credit Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover such costs and attorney's fees as the court in such action or proceeding may adjudge reasonable.

Section 11.20.  Expenses.

a.  Generally. Borrower agrees upon demand to pay, or reimburse Agent Bank for, all of Agent Bank's documented reasonable out-of-pocket costs and expenses of every type and nature (including travel expenses incurred by Agent Bank both before and after the Closing Date in connection with the sale of Syndication Interests in the Bank Facilities) incurred by Agent Bank at any time (whether prior to, on or after the date of this Credit Agreement) in connection with (i) any requests for consent, waiver or other modification of any Loan Document made by Borrower; (ii) the negotiation, preparation and execution of this Credit Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article III), the Security Documentation and the other Loan Documents and the advance of Borrowings; (iii) the subordination of any Collateral, including title charges, recording fees and reasonable attorneys' fees and costs incurred in connection therewith; (iv) any appraisals performed after the occurrence of an Event of Default; (v) the creation, perfection or protection of the Security Documentation on the Collateral (including, without limitation, any fees and expenses for title and lien searches, local counsel in various jurisdictions, filing and recording fees and taxes, duplication costs and corporate search fees); (vi) all reasonable costs and expenses incurred by Agent Bank in connection with the sale of Syndication Interests in the Bank Facilities; and (vii) the protection, collection or enforcement of any of the Obligations or the Collateral, including Protective Advances.

b.  After Event of Default. Borrower further agrees to pay, or reimburse Agent Bank and Lenders, for all reasonable out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees and disbursements incurred by Agent Bank or Lenders after the occurrence of an Event of Default (i) in enforcing any Obligation or in foreclosing against the Collateral or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Credit Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrower and related to or arising out of the transactions contemplated hereby; (iv) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise); (v) in protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any of the Collateral; or (vi) in attempting to enforce or enforcing any lien in any of the Collateral or any other rights under the Security Documentation.

Section 11.21.  Setoff. In addition to any rights and remedies of the Agent Bank provided by law, if any Event of Default exists, Agent Bank is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Agent Bank to or for the credit or the account of Borrower against any and all obligations of Borrower under the Bank Facilities, now or hereafter existing, irrespective of whether or not the Agent Bank shall have made demand under this Credit Agreement or any Loan Document and although such amounts owed may be contingent or unmatured. Agent Bank agrees promptly to notify the Borrower (and Agent Bank shall promptly notify each other Lender) after any such setoff and application made by Agent Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Agent Bank under this Section 11.21 are in addition to the other rights and remedies which Agent Bank may have.

Section 11.22.  Confidentiality. Each Bank agrees to hold any non-public information that it may receive from Borrower pursuant to this Credit Agreement (or pursuant to any other Loan Document) in confidence and consistent with its respective policies for handling material non-public information, except for disclosure: (a) to legal counsel and accountants for Borrower or such Lender; (b) to the other professional advisors to Borrower or such Lender, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.22; (c) to regulatory officials having jurisdiction over such Lender; (d) to any Gaming Authority having regulatory jurisdiction over Borrower, provided that such Lender agrees to endeavor to notify Borrower of any such disclosure; and (e) as required by law or legal process or in connection with any legal proceeding, provided that Lender uses reasonable efforts to notify Borrower prior to any such disclosure. For purposes of the foregoing, "non-public information" shall mean any information respecting Borrower reasonably considered by Borrower to be material and not available to the public, other than (i) information previously filed with any governmental agency and available to the public, (ii) information which is available to the general public at the time of use or disclosure, (iii) information which becomes available to the general public, other than by manner of unauthorized disclosure or use, or (iv) information previously published in any public medium from a source other than, directly or indirectly, Lenders. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of Lenders to Borrower.

Section 11.23.  Security and Loan Documentation. The Security Documentation and other Loan Documents (other than this Credit Agreement) may be held in the name of WFB as the Agent Bank of all Banks hereunder pursuant to the terms of this Credit Agreement.

Section 11.24.  Schedules Attached. Schedules are attached hereto and incorporated herein and made a part hereof as follows:

Schedule 2.01(a)  - Schedule of Lenders' Proportions in Bank Facilities

Schedule 2.03(d) - C/T Loan Reduction Schedule

Schedule 3.13(b)          - Schedule of Significant Litigation

Schedule 4.15  - Schedule of Spaceleases

Schedule 4.16  - Schedule of Equipment Leases and Contracts

Schedule 4.23  - Schedule of Contingent Liabilities

Schedule 5.09(k)          - Schedule of General Contractor Minimum Insurance Requirements

Section 11.25.  Exhibits Attached. Exhibits are attached hereto and incorporated herein and made a part hereof as follows:

Exhibit A - C/T Note

Exhibit B - Revolving Credit Note

Exhibit C - Notice of Borrowing - Form

Exhibit D - Construction Disbursement Request -Form

Exhibit E - Payment Subordination Agreement - Form

Exhibit F - Compliance Certificate - Form

Exhibit G - Legal Opinion - Form

Exhibit H - Management Subordination Agreement - Form

Exhibit I - Authorized Officer Certificate -Form

Exhibit J - Closing Certificate - Form

Exhibit K -  Assignment and Assumption Agreement - Form

Exhibit L - Real Property Description

Exhibit M - Financial Requirement Analysis - Form

Exhibit N - Lender's Disbursement Budget - Form

Exhibit O - Completion Guaranty - Form

Exhibit P -  Cash Collateral Pledge Agreement - Form

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed as of the day and year first above written.

BORROWER:

CC TOLLGATE LLC,
a Delaware limited liability company

By:         CENTURY CASINOS TOLLGATE,
INC., a Delaware corporation,
its Managing Member

By: /s/ Larry Hannappel
                Larry Hannappel,
CEO and Secretary

Address for Borrower:

1263 Lake Plaza Drive
Colorado Springs, CO 80906
Attn: Larry Hannappel

Telephone: (719) 527-8300 #204
Facsimile: (586) 816-1642

BANKS:

WELLS FARGO BANK,
National Association,
Agent Bank, Lender and L/C Issuer

By: /s/ Ryan Edde
Ryan Edde,
Vice President

Address:

5340 Kietzke Lane, Suite 201
Reno, NV 89511

Telephone: (775) 689-6010
Facsimile: (775) 689-6026

MARSHALL BANKFIRST CORP.,
a Minnesota corporation,
Lender

By: /s/ Steve Erickson
Steve Erickson,
Senior Vice President

Address: 150 South 5th Street
                 Suite 3000
                Minneapolis, MN 55402

Telephone: (612) 376-1543
Facsimile: (612) 376-1410

ORIX FINANCIAL SERVICES, INC.,
a New York corporation,
Lender

By: /s/ Mark A. Kassis
Mark A. Kassis,
Senior Vice President

Address: 3500 Mansell Road
                 Suite 375
                 3rd Floor
                Alpharetta, GA 30022

Telephone: (678) 585-5705
Facsimile: (770) 970-6629

SCHEDULE OF LENDERS' PROPORTIONS
IN BANK FACILITIES
AS OF CLOSING DATE

NAME OF LENDER	PROPORTIONATE SYNDICATION INTEREST IN BANK FACILITIES	MAXIMUM AMOUNT OF PRINCIPAL IN C/T LOAN	MAXIMUM AMOUNT OF PRINCIPAL IN REVOLVING CREDIT FACILITY
Wells Fargo Bank, National Association	42.8571429	$13,928,571.44	$1,071,428.57
Marshall BankFirst Corp.	35.7142857	11,607,142.86	892,857.14
ORIX Financial Services, Inc.	21.4285714%	6,964,285.70	535,714.29
TOTAL	100.0%	$32,500,000.00	$2,500,000.00

SCHEDULE 2.01(a)

C/T LOAN REDUCTION SCHEDULE
TERM PAYMENT DATE - last day of applicable Fiscal Quarter	SCHEDULED TERM AMORTIZATION PAYMENTS
1st Full Fiscal Quarter following the Term Out Date	$ 600,000.00
2nd Full Fiscal Quarter following the Term Out Date	600,000.00
3rd Full Fiscal Quarter following the Term Out Date	600,000.00
4th Full Fiscal Quarter following the Term Out Date	600,000.00
5th Full Fiscal Quarter following the Term Out Date	725,000.00
6th Full Fiscal Quarter following the Term Out Date	725,000.00
7th Full Fiscal Quarter following the Term Out Date	725,000.00
8th Full Fiscal Quarter following the Term Out Date	725,000.00
9th Full Fiscal Quarter following the Term Out Date	850,000.00
10th Full Fiscal Quarter following the Term Out Date	850,000.00
11th Full Fiscal Quarter following the Term Out Date	850,000.00
12th Full Fiscal Quarter following the Term Out Date	850,000.00
13th Full Fiscal Quarter following the Term Out Date	1,000,000.00
14th Full Fiscal Quarter following the Term Out Date	1,000,000.00
15th Full Fiscal Quarter following the Term Out Date	1,000,000.00
16th Full Fiscal Quarter following the Term Out Date	1,000,000.00
17th Full Fiscal Quarter following the Term Out Date	1,100,000.00
18th Full Fiscal Quarter following the Term Out Date	1,100,000.00
19th Full Fiscal Quarter following the Term Out Date	1,100,000.00
Fifth Annual Anniversary of the Term Out Date (Maturity Date)	Entire Unpaid Balance

SCHEDULE 2.03(d)

SCHEDULE OF SIGNIFICANT LITIGATION

None.

SCHEDULE 3.13(b)

SCHEDULE OF SPACELEASES

None.

SCHEDULE 4.15

SCHEDULE OF EQUIPMENT LEASES AND CONTRACTS

1.
Standard Form of Agreement between CC Tollgate LLC and Sprung Construction, Inc., AIA Document A111-1997 dated as of April 6, 2005, together with the General Conditions of the Contract for Construction, AIA Document A201-1997.

2.
Standard Form of Agreement between CC Tollgate LLC and CFC Construction, AIA Document A111-1997 dated as of July 21, 2005, together with the General Conditions of the Contract for Construction AIA Document A201-1997.

3.	Standard Form of Agreement between CC Tollgate LLC and Parkhill-Ivins, P.C., AIA Document B141-1997 Part 1 dated December 16, 2004.
4.
City of Central, Colorado, License Fee Rebate Agreement dated as of September 7, 2004, executed by Central City and John Zimpel, as managing member of Tollgate Venture, LLC, which was subsequently assigned to CC Tollgate LLC by that certain General Assignment, Bill of Sale and Assumption Agreement between Tollgate Venture, LLC and CC Tollgate LLC, dated December 30, 2004.

5.	Casino Services Agreement, by and between CC Tollgate LLC and Century Casinos Management, Inc. (as assignee from Century Resorts International Limited), dated October 12, 2004.
6.	Geitner Environmental Management Group, LLC (GEM) Proposal Acceptance and Work Authorization, Proposal D-1085-003, accepted February 4, 2005.

SCHEDULE 4.16

SCHEDULE OF CONTINGENT LIABILITIES

None.

SCHEDULE 4.23

SCHEDULE OF GENERAL CONTRACTOR
MINIMUM INSURANCE REQUIREMENTS

The General Contractor and each Major Subcontractor shall obtain and maintain at it's own cost and expense throughout the period beginning with the commencement of construction of the Casino Project and continuing until the Completion Date, the following coverages and limits:

1.  Property Insurance. All material, equipment and tools (owned, borrowed or leased) of the applicable General Contractor, Major Subcontractor or its employees will be covered for one hundred percent (100%) of the full replacement value thereof. The insurance policy will be written under a standard Special Causes of Loss ("All Risk") perils insurance policy. Each contractor shall agree to waive any and all rights of subrogation against Borrower for loss or damage to any property required to be covered under this provision.

2.  Workers Compensation and Employers Liability Coverage. A statutory Workers Compensation policy covering employees in the State of Colorado and Employers Liability subject to a limit of no less than Five Hundred Thousand Dollars ($500,000.00) each employee, Five Hundred Thousand Dollars ($500,000.00), each accident, Five Hundred Thousand Dollars ($500,000.00) policy limit.

3.  Commercial General Liability (2000 ISO Form or equivalent). The policy shall provide a One Million Dollars ($1,000,000.00) combined single limit for Bodily Injury and Property Damage, including Products Liability, Contractual Liability, Broad Form Property Damage, personal and advertising injury liability and all standard policy form extensions. The policy must provide a Two Million Dollar ($2,000,000.00) general aggregate (per project) and be written on an "occurrence form". The policy shall be endorsed to include Borrower and Agent Bank as Additional Insureds. Definition of additional insured shall include all officers, employees of Borrower and Agent Bank. The coverage for an additional insured shall apply on a Primary basis irrespective of any other insurance whether collectable or not. The policy shall include a severability of interest clause. The policy will include a specific Waiver of Subrogation provision in favor of Borrower.

4.  Automobile Liability Insurance (if applicable). Policy shall provide Liability insurance under coverage Symbol "1" providing a One Million Dollar ($1,000,000.00) combined single limit for Bodily Injury and Property Damage covering all owned, non-owned and hired vehicles of the applicable General Contractor/Major Subcontractor.

SCHEDULE 5.09(k)

5.  Umbrella Liability. The umbrella policy for the General Contractor must be purchased with a limit no less than Five Million Dollars ($5,000,000.00) providing excess coverage over all limits and coverages indicated in paragraphs 2, 3 and 4 above. The umbrella limits for individual Major Subcontractors and other individual Subcontractors shall be in amounts reasonably acceptable to Agent Bank depending on the size and scope of work to be completed at the Casino Project. The limits can be obtained by a combination of Primary and Excess Umbrella policies, provided that all layers follow form with the underlying policies. The policies shall be endorsed to include Borrower and Agent Bank as an additional insureds as defined under paragraph 3 above.

All policies discussed above shall be written with insurance companies licensed and admitted to do business in the State of Colorado and rated no lower than AVIII in the most recent addition of the AM Best's rating guide and "A" in Standard & Poor's or such other carrier reasonably acceptable to Agent Bank. All policies discussed above shall be endorsed to provide that in the event of a cancellation, non-renewal or material modification, Borrower and Agent Bank shall receive thirty (30) days prior written notice by certified mail, return receipt requested.

6.  Compliance Documentation. The General Contractor and each Major Subcontractor shall furnish Borrower and Agent Bank with Certificates of Insurance evidencing compliance with all insurance provisions noted above. All certificates or policy termination notices shall be delivered to:

Wells Fargo Bank,
National Association
Agent Bank
5340 Kietzke Lane, Suite 201
Reno, NV 89511

Attn: Ryan Edde, V.P.

7.  Indemnification/Hold Harmless. Each of the General Contractor and each Major Subcontractor shall, to the fullest extent permitted by law and at its own cost and expense, defend, indemnify and hold Borrower, its directors, officers, employees, representatives and agents harmless from and against any and all claims, loss (including attorneys' fees, witnesses' fees and all court costs), damages, expense and liability (including statutory liability), resulting from injury and/or death of any person or damage to or loss of any property arising out of any negligent or wrongful act, error or omission or breach of contract, in connection with the operations of the General Contractor or Major Subcontractor, as applicable or their respective Subcontractors. The foregoing indemnity shall include injury or death of any employee of the General Contractor or Major Subcontractor, as applicable or any of their Subcontractors and shall not be limited in any way by an amount or type of damages, compensation or benefits payable under any applicable Workers' Compensation, Disability Benefits or other similar employee benefits acts.

8.  Incorporation of Requirements into Contractor Agreements. Each of the above insurance requirements and provisions shall be set forth or otherwise incorporated by reference into the terms of the contractor agreements.

CONSTRUCTION AND TERM PROMISSORY NOTE
(C/T Note)

$32,500,000.00                                                                        November 18, 2005

FOR VALUE RECEIVED, the undersigned, CC TOLLGATE LLC, a Delaware limited liability company (the "Borrower") promises to pay to the order of WELLS FARGO BANK, National Association, as Agent Bank on behalf of itself and the other Lenders as defined and described in the Credit Agreement described hereinbelow (each, together with their respective successors and assigns, individually being referred as a "Lender" and collectively as the "Lenders") such sums as Lenders may hereafter disburse or advance to or for the benefit of the Borrower from time to time during the Construction Period pursuant to the C/T Loan as defined and described in the Credit Agreement, hereinafter defined, up to the maximum principal amount of Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000.00), together with interest on the principal balance outstanding from time to time at the rate or rates set forth in the Credit Agreement.

A.  Incorporation of Credit Agreement.

1.  Reference is made to the Credit Agreement dated concurrently herewith (the "Credit Agreement"), executed by and among the Borrower, the Lenders and L/C Issuer therein named, and Wells Fargo Bank, National Association as administrative and collateral agent for itself, the Lenders and L/C Issuer (the "Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Credit Agreement. This is the Construction and Term Promissory Note ("C/T Note") referred to in the Credit Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Credit Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

2.  The outstanding principal indebtedness evidenced by this C/T Note shall be payable as provided in the Credit Agreement and in any event on the Maturity Date as defined and described in the Credit Agreement.

3.  Interest shall be payable on the outstanding daily unpaid principal amount of each Construction Disbursement hereunder from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Credit Agreement both before and after Default and before and after maturity

EXHIBIT A

and judgment, with interest on overdue interest at the Default Rate, to the fullest extent permitted by applicable law.

4.  The amount of each payment hereunder shall be made to the Agent Bank at the Agent Bank's office as specified in the Credit Agreement for the account of the Lenders at the time or times set forth therein, in lawful money of the United States of America and in immediately available funds.

5.  Construction Disbursements hereunder shall be made in accordance with the terms, provisions and procedures set forth in the Credit Agreement.

B.  Default. The "Late Charges and Default Rate" provisions contained in Section 2.13 and the "Events of Default" provisions contained in Article VII of the Credit Agreement are hereby incorporated by this reference as though fully set forth herein.

C.  Waiver.  Borrower waives diligence, demand, presentment for payment, protest and notice of protest.

D.  Collection Costs. In the event of the occurrence of an Event of Default, the Borrower agrees to pay all reasonable costs of collection, including a reasonable attorney's fee, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such default. In the event legal action is commenced for the collection of any sums owing hereunder the undersigned agrees that any judgment issued as a consequence of such action against Borrower shall bear interest at a rate equal to the Default Rate until fully paid.

E.  Interest Rate Limitation. Notwithstanding any provision herein or in any document or instrument now or hereafter securing this C/T Note, the total liability for payments in the nature of interest shall not exceed the limits now imposed by the applicable laws of the State of Nevada, State of Colorado or the United States of America.

F.  Security. This C/T Note is secured by the Security Documentation described in the Credit Agreement.

G.  Governing Law. This C/T Note shall be governed by and construed in accordance with the laws of the State of Nevada.

H.  Partial Invalidity. If any provision of this C/T Note shall be prohibited by or invalid under any applicable law, such provision shall be in-effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any other provision of this Note.

I.  No Conflict with Credit Agreement. This C/T Note is issued under, and subject to, the terms, covenants and conditions of the Credit Agreement, which Credit Agreement is by this reference incorporated herein and made a part hereof. No reference herein to the Credit Agreement and no provision of this C/T Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this C/T Note at the place, at the respective times, and in the currency prescribed in the Credit Agreement. If any provision of this C/T Note conflicts or is inconsistent with any provision of the Credit Agreement, the provisions of the Credit Agreement shall govern.

IN WITNESS WHEREOF, this C/T Note has been executed as of the date first hereinabove written.

BORROWER:

CC TOLLGATE LLC,
a Delaware limited liability company

By: CENTURY CASINOS TOLLGATE, INC., a Delaware corporation,
its Managing Member

By /s/ Larry Hannappel
    Larry Hannappel,
CEO and Secretary

REVOLVING CREDIT PROMISSORY NOTE

$2,500,000.00                                                                         November 18, 2005

FOR VALUE RECEIVED, the undersigned, CC TOLLGATE LLC, a Delaware limited liability company (the "Borrower") promises to pay to the order of WELLS FARGO BANK, National Association, as Agent Bank on behalf of itself and the other Lenders as defined and described in the Credit Agreement described hereinbelow (each, together with their respective successors and assigns, individually being referred as a "Lender" and collectively as the "Lenders") such sums as Lenders may hereafter loan or advance or re-loan to the Borrowers from time to time pursuant to the Revolving Credit Facility as described in the Credit Agreement, hereinafter defined up to the maximum principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) (or such lesser amount of such loans and advances as may be outstanding from time to time), the unpaid balance of which shall not exceed in the aggregate the Aggregate RLC Commitment at any time, together with interest on the principal balance outstanding from time to time at the rate or rates set forth in the Credit Agreement.
A.  Incorporation of Credit Agreement.

1.  Reference is made to the Credit Agreement dated concurrently herewith (as may be amended, modified, extended, renewed or restated from time to time, the "Credit Agreement"), executed by and among the Borrower, the Lenders and L/C Issuer therein named, and Wells Fargo Bank, National Association, as administrative and collateral agent for itself, for the Lenders and for L/C Issuer (the "Agent Bank"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Credit Agreement. This is the Revolving Credit Promissory Note ("Revolving Credit Note") referred to in the Credit Agreement, and any holder hereof (in accordance with the Credit Agreement) is entitled to all of the rights, remedies, benefits and privileges provided for in the Credit Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

2.  The outstanding principal indebtedness evidenced by this Revolving Credit Note shall be payable as provided in the Credit Agreement and in any event on the Maturity Date.

3.  Interest shall be payable on the outstanding daily unpaid principal amount of each Borrowing hereunder from the date thereof until payment in full and

EXHIBIT B

shall accrue and be payable at the rates and on the dates set forth in the Credit Agreement both before and after Default and before and after maturity and judgment, with interest on overdue interest to bear interest at the Default Rate, to the fullest extent permitted by applicable law.

4.  The amount of each payment hereunder shall be made to the Agent Bank at the Agent Bank's office as specified in the Credit Agreement for the account of the Lenders at the time or times set forth therein, in lawful money of the United States of America and in immediately available funds.

5.  Borrowings hereunder shall be made in accordance with the terms, provisions and procedures set forth in the Credit Agreement.

B.  Default. The "Late Charges and Default Rate" provisions contained in Section 2.13 and the "Events of Default" provisions contained in Article VII of the Credit Agreement are hereby incorporated by this reference as though fully set forth herein.

C.  Waiver.  Borrower waives diligence, demand, presentment for payment, protest and notice of protest.

D.  Collection Costs. In the event of the occurrence of an Event of Default, the Borrower agrees to pay all reasonable costs of collection, including reasonable attorneys fees, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such default. In the event legal action is commenced for the collection of any sums owing hereunder the undersigned agrees that any judgment issued as a consequence of such action against Borrower shall bear interest at a rate equal to the Default Rate until fully paid.

E.  Interest Rate Limitation. Notwithstanding any provision herein or in any document or instrument now or hereafter securing this Revolving Credit Note, the total liability for payments in the nature of interest shall not exceed the limits now imposed by the applicable laws of the State of Nevada or the United States of America.

F.  Security. This Revolving Credit Note is secured by the Security Documentation described in the Credit Agreement.

G.  Governing Law. This Revolving Credit Note has been delivered in Reno, Nevada, and shall be governed by and construed in accordance with the laws of the State of Nevada.

H.  Partial Invalidity. If any provision of this Revolving Credit Note shall be prohibited by or invalid under any applicable law, such provision shall be in-effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of any other provision of this Revolving Credit Note.

I.  No Conflict with Credit Agreement. This Revolving Credit Note is issued under, and subject to, the terms, covenants and conditions of the Credit Agreement, which Credit Agreement is by this reference incorporated herein and made a part hereof. No reference herein to the Credit Agreement and no provision of this Revolving Credit Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Revolving Credit Note at the place, at the respective times, and in the currency prescribed in the Credit Agreement. If any provision of this Revolving Credit Note conflicts or is inconsistent with any provision of the Credit Agreement, the provisions of the Credit Agreement shall govern.

IN WITNESS WHEREOF, this Revolving Credit Note has been executed as of the date first hereinabove written.

BORROWER:

CC TOLLGATE LLC,
a Delaware limited liability company

By: CENTURY CASINOS TOLLGATE, INC., a Delaware corporation,
its Managing Member

By /s/ Larry Hannappel
    Larry Hannappel,
CEO and Secretary

FORM OF
NOTICE OF BORROWING

TO:        WELLS FARGO BANK, National Association, in its capacity as Agent Bank under that certain Credit Agreement, dated as of November 18, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among CC TOLLGATE LLC, a Delaware limited liability company (the "Borrower"), the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders"), WELLS FARGO BANK, National Association, as the issuer of Letters of Credit (herein, in such capacity, called the "L/C Issuer") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the Lenders and L/C Issuer, collectively referred to as the "Banks"). Capitalized terms used herein without definition shall have the meanings attributed to them in Section 1.01 of the Credit Agreement.

Pursuant to Section 2.07(a) of the Credit Agreement, this Notice of Borrowing represents Borrower's request for a Borrowing under the Revolving Credit Facility to be advanced on _____________, 200___ (the "Funding Date") from the Lenders (each to advance in proportion to their respective Syndication Interests) in the aggregate principal amount of _________________________________________ ($_____________). Proceeds of such Borrowing are to be disbursed on the Funding Date in immediately available funds to the Designated Deposit Account at Agent Bank's Branch at __________________, _______, Nevada, Account No. _________________.

Borrower hereby certifies that (i) the representations and warranties contained in Article IV of the Credit Agreement, in each of the Loan Documents and in the Environmental Certificate (other than representations and warranties which expressly speak only as of a different date, which shall be true and correct in all material respects as of such date), shall be true and correct in all material respects on and as of the Funding Date as though made on and as of the Funding Date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by the Credit Agreement or by any other Loan Document or which has been otherwise consented to by the required number of Lenders; (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the making of the requested Borrowing; (iii) Borrower has and shall have satisfied all conditions precedent under Article III of the Credit Agreement required to be performed by it on or before the Funding Date (unless otherwise waived pursuant to the terms of the Credit Agreement); (iv) since the date of the most recent audited financial statements referred to in Section 5.08 of the Credit Agreement, no Material Adverse Change has or

EXHIBIT C

shall have occurred; and (v) the aggregate of all Borrowings does not (and after giving effect to the requested Borrowing, will not) exceed the Maximum RLC Availability then in effect.

Borrower further certifies that as of the Funding Date, without regard to the requested Borrowing:

A. The Aggregate RLC Commitment is   $2,500,000.00

    B. The Funded RLC Outstandings are    $__________

C. The Maximum RLC Availability
 (A minus B) is    $__________

The Borrower has caused this Notice of Borrowing to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this ____ day of _____________, 200___.

CC TOLLGATE LLC, a Delaware limited liability company By: CENTURY CASINOS TOLLGATE, INC., a Delaware corporation, Its Managing Member By /s/ Larry Hannappel Larry Hannappel, CEO and Secretary

2

CONSTRUCTION DISBURSEMENT REQUEST

DATE: ____________________________

TO:
WELLS FARGO BANK, National Association, in its capacity as Agent Bank under that certain Credit Agreement, dated as of November 18, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among CC TOLLGATE LLC, a Delaware limited liability company (the "Borrower"), the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders"), WELLS FARGO BANK, National Association, as the issuer of Letters of Credit (herein, in such capacity, called the "L/C Issuer"), and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the Lenders and L/C Issuer, collectively referred to as the "Banks"). Capitalized terms used herein without definition shall have the meanings attributed to them in Section 1.01 of the Credit Agreement.

The Borrower hereby requests that a Construction Disbursement be made in the aggregate principal amount of $______________________ on __________________, 200__ (the "Requested Funding Date").

Borrower hereby certifies that as of the Requested Funding Date, without regard to the requested Construction Disbursement Request:

A. The amount of the C/T Loan is         $32,500,000.00

B. The Funded C/T Outstandings are   $__________

C. The Amount Available for Construction
 Disbursement (A minus B) is  $__________

D. The Borrower further certifies
and warrants that it
estimates the Construction
Completion Costs as of the
Requested Funding Date to be: $__________

E. The representations and warranties set forth in Article IV of the Credit Agreement are and will be true and correct as if then made, except to the extent such

EXHIBIT D

representations and warranties related solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date);

F. No Default or Event of Default has occurred and remains continuing;

G. No labor controversy, litigation, arbitration or governmental investigation or proceeding is pending or, to the knowledge of Borrower, threatened against Borrower or affecting Borrower's businesses, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of the Credit Agreement, the Notes or any other Loan Document which was not disclosed by the Borrower pursuant to Section 4.03 of the Credit Agreement and no development not so disclosed shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding so disclosed, which, in either event, if adversely determined, reasonably would be expected to result in a Material Adverse Change; and

H. Since the date of the most recently audited financial statements referred to in Section 5.08 of the Credit Agreement, no Material Adverse Change shall have occurred.

Attached hereto or accompanying this Construction Disbursement Request, please find the following:

1. Itemized Draw Request (AIA Forms G-702 or forms substantially similar thereto which have been first approved by Agent Bank);

2. Certifications of Borrower and as appropriate, the Architect;

3. Each and every change, amendment, modification and revision to the Borrower Construction Budget, General Contractor Budgets and Lender's Disbursement Budget made as of the date of this Construction Disbursement Request and not previously provided to Agent Bank; and

4. All other data, documents and information required under Article IX of the Credit Agreement.

The Borrower hereby certifies and warrants that as of the date hereof all of the foregoing documents, certificates and data are true, correct and complete.

Borrower agrees that if prior to the time of the funding of the Construction Disbursement hereby requested, any matters certified herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent Bank. Except

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to the extent, if any, that prior to the time the Construction Disbursement requested hereby the Agent Bank shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Construction Disbursement as if then made.

The Borrower has caused this Construction Disbursement Request to be executed and delivered and the certification and warranties contained herein to be made, by its Authorized Officer as of the day and year first above written.

CC TOLLGATE LLC, a Delaware limited liability company By: CENTURY CASINOS TOLLGATE, INC., a Delaware corporation, Its Managing Member By /s/ Larry Hannappel Larry Hannappel, CEO and Secretary

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PAYMENT SUBORDINATION AGREEMENT

THIS PAYMENT SUBORDINATION AGREEMENT (the "Agreement") is made and entered into as of the ____ day of ____________, 2005, by ______________________ (hereinafter referred to as "Subordinator") and delivered to WELLS FARGO BANK, National Association, as administrative and collateral agent ("Agent Bank") on behalf of itself and each of the Lenders hereinafter described.

R_E_C_I_T_A_L_S:

WHEREAS:

A.  As of the date of this Agreement, there is outstanding and owing by CC Tollgate LLC, a Delaware limited liability company (the "Company") to Subordinator indebtedness in the aggregate amount of ____________________ ($____________) (together with the interest thereon, the "Subordinated Debt") evidenced by that certain unsecured Promissory Note dated _______________ (the "Subordinated Note"), a copy of which is marked "Exhibit A", affixed hereto and by this reference incorporated herein and made a part hereof, which Subordinated Note executed by the Company, payable to the order of Subordinator and other parties, as the lenders.

Now, therefore, in and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Subordinator, the Subordinator hereby agrees as follows:

1.  The Company has entered into a Credit Agreement dated as of November 18, 2005 (as it may be amended, modified or supplemented from time to time, the "Credit Agreement") with the Lenders therein named (each, together with their respective successors and assigns, individually being referred to herein as a "Lender" and collectively as the "Lenders"), WELLS FARGO BANK, National Association, as the issuer of Letters of Credit (herein, in such capacity, called the "L/C Issuer") and Wells Fargo Bank, National Association, as administrative and collateral agent for the Lenders and L/C Issuer (herein, in such capacity, the "Agent Bank" and, together with the Lenders and L/C Issuer, collectively referred to as the "Banks"), under the terms of which Banks agreed to establish and fund a construction and term loan ("C/T Loan") in the amount of Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000.00) and a revolving credit facility (the "Revolving Credit Facility" and, together with the C/T Loan, collectively, the "Bank Facilities") in the initial principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) at any time outstanding, all subject to the terms and conditions set forth in the Credit Agreement. The C/T Loan is evidenced by a

                                                                                                           EXHIBIT E

Construction and Term Note ("C/T Note") in the principal sum of Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000.00). The Revolving Credit Facility is evidenced by a Revolving Credit Note (the "Revolving Credit Note" and, together with the C/T Note, collectively, the "Bank Notes") in the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) executed by the Borrower, payable to the order of Agent Bank on behalf of Lenders.

2.  The Subordinated Note may not be transferred or assigned by Subordinator without the prior written consent of Agent Bank and, unless so transferred or assigned, shall be owned by Subordinator at all times free and clear of any lien, pledge, charge, security interest or other encumbrance.

3.  So long as any monetary obligation or other obligation or commitment to advance funds under the Credit Agreement, the Bank Notes or any other Loan Document, as defined in the Credit Agreement (as such obligations may be amended, modified, restated, renewed, increased or extended, including, without limitation, post petition interest whether or not allowed in any insolvency proceedings, and fees, attorneys costs and indemnities under the Loan Documents, collectively referred to herein as the "Bank Debt") shall remain unpaid or unfunded, in whole or in part, the Subordinator may not:

(a)  [Insert Payment Restrictions]; or

(b)  Receive any payment of interest, directly or indirectly, on the Subordinated Debt, if:

(i)  a Default or Event of Default, as defined in the Credit Agreement, shall have occurred and is continuing under any Bank Debt; or

(ii)  the making of such payment would create a Default or Event of Default, as defined in the Credit Agreement.

4.  In the event that any such payments of principal and/or interest are made in violation of the foregoing provisions, such payments shall not be accepted by Subordinator and, if so accepted, shall be held in trust for the benefit of, and shall be paid forthwith over and delivered to Agent Bank. The subordination provisions set forth hereinabove are made for the benefit of Banks and it is understood by Company and by Subordinator that Banks will take certain actions in reliance upon such subordination provisions. It is further understood that Banks' reliance upon the referenced subordination provisions shall not constitute a waiver by Banks of their right to insist upon strict compliance with all provisions of the Credit Agreement and with all provisions of the Loan Documents as particularly defined by the Credit Agreement.

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5.  (a)In the event of:

(i)  any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to any of the Borrower, its creditors or its property;

(ii)  any proceeding for the liquidation, dissolution or other winding-up of the Borrower, voluntary or involuntary, whether or not involving insolvency, reorganization or bankruptcy proceedings;

(iii)  any assignment by Borrower for the benefit of creditors; or

(iv)  any other marshalling of the assets of Borrower;

all Bank Debt (including any interest thereon accruing after the commencement of any such proceedings and any other sums or premium due) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of any Subordinated Debt or the Subordinated Loan Documents and any payment or distribution, whether in cash, securities or other property which would otherwise, but for these subordination provisions, be payable or deliverable in respect of Subordinated Debt or the Subordinated Loan Documents shall be paid or delivered directly to the holders of Bank Debt until all Bank Debt (including any interest thereon accruing after the commencement of any such proceedings) shall have been indefeasibly paid in full.

The Subordinator shall file in any bankruptcy or other proceeding in which the filing of claims is required by law, all claims which the Subordinator may have against any of the Borrower relating to any Subordinated Debt and will assign to the holders of the Bank Debt all rights of the Subordinator thereunder. If Subordinator does not file any such claim, the holder of the Bank Debt as attorney-in-fact for Subordinator is hereby authorized to do so in the name of Subordinator or, in such holder's discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of such holder's nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The holder of the Bank Debt or its nominee shall have the sole right to accept or reject any plan proposed in any such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the holder of the Bank Debt the amount payable on such claim and, to the full extent necessary for that purpose, the Subordinator hereby assigns to the holder of the Bank Debt all of the Subordinator's rights to any such payments or distributions to which the Subordinator would otherwise be entitled.

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(b) If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by the Subordinator in contravention of any of the terms hereof and before all Bank Debt shall have been indefeasibly paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holder of Bank Debt at the time outstanding for application to the payment of all Bank Debt remaining unpaid, to the extent necessary to pay all such Bank Debt in full. In the event of the failure of the Subordinator to endorse or assign any such payment, distribution or security, each holder of Bank Debt is hereby irrevocably authorized to endorse or assign the same.

(c) The Bank Debt shall not be deemed to have been paid in full unless the holder thereof shall have indefeasibly received cash in lawful currency of the United States of America equal to the amount of Bank Debt then outstanding, together with the occurrence of Bank Facilities Termination, as defined in the Credit Agreement.

(d) The Subordinator will take such action (including, without limitation, the execution and filing of a financing statement with respect to this Agreement and including the execution, verification, delivery and filing of proofs of claim, consents, assignments or other instructions which the holder of Bank Debt may reasonably require in order to prove and realize upon any rights or claims pertaining to Subordinated Debt and to effectuate the full benefit of the subordination contained herein) as may, in the opinion of counsel designated by the Agent Bank, be reasonably necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

(e) The Subordinator understands and acknowledges by its execution hereof that the actions of the Lenders in connection with the Bank Debt are being or have been made in reliance upon the subordination of the Subordinated Debt to Bank Debt as set forth herein.

6.  Subordination Legend; Further Assurances. The Company and the Subordinator will cause each note and instrument (if any) evidencing the Subordinated Debt to be endorsed with the following legend:

"The Indebtedness evidenced by this instrument is subordinated to the prior payment in cash in full of all Bank Debt (as defined in the Payment Subordination Agreement, dated as of _____________, 200__) pursuant to, and to the extent provided in, the Payment Subordination Agreement by the maker hereof and payee named herein in favor of the Agent Bank therein named and its successors and assigns."

The Company and Subordinator each hereby agree to mark its respective books of account in such a manner as shall be effective to give proper notice of the effect of this

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Agreement. The Company and the Subordinator will at their expense and at any time and from time to time promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Agent Bank may reasonably request in order to protect any right or interest granted or purported to be granted hereunder or to enable the Agent Bank to exercise and enforce its rights and remedies hereunder.

7.  Subject to the terms of the Credit Agreement:

(a)  This Agreement shall continue in effect so long as any Bank Debt shall remain unpaid and no action that the holder of the Bank Debt or any of the Borrower, with or without the written consent of the holder of the Bank Debt, may take or refrain from taking with respect to any Bank Debt, any instrument representing the same, any Collateral (as defined in the Credit Agreement) therefor, or any agreement or agreements, including guaranties, in connection therewith, shall affect this Agreement or the obligations of the Subordinator hereunder.

(b)  All rights and interests of the Banks hereunder, and all agreements and obligations of the Subordinator and the Company under this Agreement, shall remain in full force and effect irrespective of:

(i)  any lack of validity or enforceability of the Credit Agreement, the Bank Notes or any other Loan Document, or any agreement or instrument relating thereto;

(ii)  any change in the time, manner or place of payment of, or in any other term of, all or any of the Bank Debt, or any other amendment, modification, revision, restatement, extension or waiver of or any consent to departure from the Credit Agreement, the Bank Notes or any other Loan Document;

(iii)  any taking and holding of Collateral or other security or additional guarantees for all or any of the Bank Debt; or any amendment, alteration, exchange, substitution, restatement, transfer, enforcement, waiver, subordination, termination or release of any Collateral or such guarantees, or any non-perfection of any Collateral, or any consent to departure from any such guaranty;

(iv)  any manner of application of Collateral or proceeds thereof, to all or any of the Bank Debt, or the manner of sale of any Collateral or other security;

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(v)  any consent by any of the Banks or any other Person to the change, restructure or termination of the corporate structure or existence of the Borrower or the Subordinator, or any Subsidiary thereof and any corresponding restructure of the Bank Debt, or any other restructure or refinancing of the Bank Debt or any portion thereof;

(vi)  any modification, compounding, compromise, settlement, release by the Banks or any of them or any other Person (or by operation of law or otherwise), collection or other liquidation of the Bank Debt or of the Collateral or other security in whole or in part, and any refusal of payment to any Bank in whole or in part, from any obligor or guarantor in connection with any of the Bank Debt, whether or not with notice to, or further assent by, or any reservation of rights against the Subordinator; or

(vii)  any other circumstance (including, but not limited to, any statute of limitations) which might otherwise constitute a defense available to, or a discharge of the Borrower or the Subordinator.

Without limiting the generality of the foregoing, the Subordinator hereby consents to and agrees that the rights of each Bank hereunder, and the enforceability hereof, shall not be affected by any release of any Collateral or security from the liens and security interests created by any of the Loan Documents or any other agreement whether for purposes of sales or other dispositions of assets or for any other purpose. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Bank Debt is rescinded or must otherwise be returned by any Bank upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

(c)  The Subordinator waives the right to require the Banks to proceed against the Borrower or any other person liable on the Bank Debt, to proceed against or exhaust any security held from any Borrower or any other person, or to pursue any other remedy in the Banks' power whatsoever and the Subordinator waives the right to have the property of the Borrower first applied to the discharge of the Bank Debt. The Banks may, at their election, exercise any right or remedy they may have against the Borrower or any security held by the Banks, including, without limitation, the right to foreclosure upon any such security by one or more judicial or nonjudicial sales, without affecting or impairing in any way the obligations of the Subordinator hereunder, except to the extent the Bank Debt has been paid, and the Subordinator waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of the Subordinator against the

                                                                                                              6

Borrower or any such security, whether resulting from such election by the Banks or otherwise. The Subordinator waives any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (including, without limitation, any intervention or omission by the Lender) of the liability either in whole or in part, of the Borrower to the Banks for the Bank Debt.

(d)  Until the Bank Debt is fully and indefeasibly paid, the Subordinator shall not proceed against the Company for the recovery of all or any portion of the Subordinated Debt, or proceed against or exhaust any security held from the Company or any other person, or pursue any other right or remedy in the Subordinator's power whatsoever for the collection of all or any portion of the Subordinated Debt.

8.  In case of a breach by the Subordinator of this Agreement, the Subordinator hereby agrees to be responsible for and to pay all costs and expenses, including, without limitation, attorneys' fees and costs and accountants' fees, incurred by the holder of the Bank Debt in connection with the enforcement by the holder of the Bank Debt of its rights or the protection of the holder of the Bank Debt of its interests as a result of such breach under this Agreement, whether incurred pre-trial, at trial or on appeal.

9.  Time shall be of the essence of this Agreement.

10.  This Agreement shall be governed by and construed in accordance with the law of the State of Nevada. The parties hereto further agree that, subject to the Arbitration provisions set forth below in paragraph 11, the full and exclusive forum for the determination of any action relating to this Agreement shall be either an appropriate Court of the State of Nevada or the United States District Court or United States Bankruptcy Court for the District of Nevada.

11.  Arbitration.

(a)  Upon the request of any party, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) ("Dispute") now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with this Agreement, the Credit Agreement, Bank Notes, Loan Documents or any related agreements, documents, or instruments (collectively the "Documents"), may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

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(b)  All Disputes between the parties shall be resolved by binding arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

(c)  No provision of, nor the exercise of any rights under this arbitration clause shall limit the rights of any party, and the parties shall have the right during any Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting or foreclosing upon any property, real or personal, which is involved in a Dispute, or which is subject to, or described in, the Documents, including, without limitation, rights and remedies relating to: (i) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under the Documents or other security agreement or instrument, or applicable law, (ii) exercising self-help remedies (including setoff rights) or (iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provision hereof.

12.  Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BANKS, THE COMPANY AND SUBORDINATOR EACH MUTUALLY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, THE CREDIT AGREEMENT, THE BANK NOTES OR ANY OF THE LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF BANKS, THE COMPANY AND SUBORDINATOR WITH RESPECT TO THIS AGREEMENT, THE CREDIT AGREEMENT, THE BANK NOTES OR ANY OF THE LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BANKS, THE COMPANY AND SUBORDINATOR EACH MUTUALLY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDINGS SHALL BE DECIDED BY A BENCH TRIAL WITHOUT A JURY AND THAT THE DEFENDING PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPLAINING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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13.  In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14.  The Company joins in the execution of this Agreement to evidence its agreement to the terms hereof and to be legally bound hereby. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed this Agreement, as of the day and year first above written.

SUBORDINATOR:

___________________________

By_________________________

Name______________________

Title________________________

COMPANY:

CC TOLLGATE LLC,
a Delaware limited liability company

By:      CENTURY CASINOS TOLLGATE, INC.,
a Delaware corporation,
Its Managing Member

By /s/ Larry Hannappel
             Larry Hannappel,
 CEO and Secretary

AGENT BANK: WELLS FARGO BANK, National Association, as administrative and collateral agent on behalf of itself and each of the Lenders and L/C Issuer By /s/ Ryan Edde Ryan Edde, Vice President

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STATE OF ___________ )
           ) ss.
COUNTY OF _________ )

This instrument was acknowledged before me on _______________, 2005, by __________________________ as _____________________________of/for ______________________.

__________________________ Notary Public

STATE OF ___________ )
                                               ) ss.
COUNTY OF __________)

This instrument was acknowledged before me on _______________, 2005, by Larry Hannappel as CEO and Secretary of Century Casinos Tollgate, Inc.

__________________________ Notary Public

STATE OF NEVADA          )
                                                ) ss.
COUNTY OF WASHOE     )

This instrument was acknowledged before me on _______________, 2005, by Ryan Edde as Vice President of Wells Fargo Bank, National Association.

__________________________ Notary Public

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COMPLIANCE CERTIFICATE

TO:  WELLS FARGO BANK, National Association,
         as Agent Bank

Reference is made to that certain Credit Agreement, dated as of November 18, 2005 (as may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among CC TOLLGATE LLC, a Delaware limited liability company (the "Borrower"), the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders"), WELLS FARGO BANK, National Association, as the issuer of Letters of Credit (herein, in such capacity, called the "L/C Issuer") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the Lenders and L/C Issuer, collectively referred to as the "Banks"). Terms defined in the Credit Agreement and not otherwise defined in this Compliance Certificate ("Certificate") shall have the meanings defined and described in the Credit Agreement. This Certificate is delivered in accordance with Section 5.08(c) of the Credit Agreement.

The period under review is the Fiscal Quarter ended    [INSERT DATE] , together with, unless otherwise indicated, the three (3) immediately preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis.

I.

COMPLIANCE WITH AFFIRMATIVE COVENANTS

A. FF&E (Section 5.01): Please state whether or not all FF&E has been purchased and installed in the Casino Facility free and clear of all liens, encumbrances or claims, other than Permitted Encumbrances.
yes/no
B. Liens Filed (Section 5.03): Report any liens filed against the Casino Facility and the amount claimed in such liens. Describe actions being taken with respect thereto.

EXHIBIT F

C. Subordinated Debt and Management Fees (Section 5.04):
a. Report the amount of any payments made on the CCVLLC Subordinated Note during the fiscal period under review:
Interest	$______________
Principal	$______________
Requirement: Only allowed to extent permitted in the Payment Subordination Agreement (CCVLLC).
b. Report the amount of payments made on the Management Agreement during the fiscal period under review:	$______________
Requirement: Only allowed to extent permitted in the Management Subordination Agreement.
c. Report the amount of any payments made on all other Subordinated Debt during the fiscal period under review:
Interest	$______________
Principal	$______________
None permitted.
D. Additional Real Property (Section 5.06): Attach a legal description of any other real property or rights to the use of real property acquired subsequent to the Closing Date which is used in any material manner in connection with the Casino Facility and describe such use. Attach evidence that such real property or rights to the use of such real property has been added as Collateral under the Credit Agreement.
_____________
E. Insurance (Section 5.09):
a. Has there been any change in the insurance coverages or the insurance companies underwriting such insurance coverages since the last set of certificates of insurance delivered to Agent Bank?

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b. Are the insurance coverages in place as of the end of the Fiscal Quarter under review in compliance with the requriements of Section 5.09?	_____________
c. For Annual Certificate: Please complete the Insurance Schedule set forth below and list all currently effective insurance policies, including reference to the policy number, policy expiration date and reference to each policy maintained under subsection of Section 5.09 of the Credit Agreement. Attach a separate sheet if necessary.

Insurance Schedule
Policy No.	Issuer	Expiration Date

F. Permitted Encumbrances (Section 5.11): Describe any Lien attachment, levy, distraint or other judicial process or burden affecting the collateral other than the Permitted Encumbrances. Describe any matters being contested in the manner described in Sections 5.03 and 5.10 of the Credit Agreement.
_____________
G. Suits or Actions (Section 5.17): Describe on a separate sheet any matters requiring advice to Banks under Section 5.17.	_____________
H. Tradenames, Trademarks and Servicemarks (Section 5.19): Describe on a separate sheet any matters requiring advice to Banks under Section 5.19.	_____________
I. Notice of Hazardous Materials (Section 5.20): State whether or not to your knowledge there are any matters requiring notice to Agent Bank under Section 5.20. If so, attach a detailed summary of such matter(s).
______________

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J. Compliance with Management Agreement (Section 5.22): Describe all defaults, if any, which occurred during the period under review under the Management Agreement. Describe any modifications or amendments to the Management Agreement. State whether or not such modifications or amendments have been consented to by Agent Bank as required under Section 5.22 of the Credit Agreement.
_____________

II.

FINANCIAL COVENANTS OF THE BORROWER

A.  Total Leverage Ratio (Section 6.01): To be calculated with reference to the Borrower as of each Fiscal Quarter commencing with the first full Fiscal Quarter following the Term Out Date, to be calculated: (i) as of the end of the first full Fiscal Quarter for a fiscal period consisting of the first full Fiscal Quarter following the Term Out Date, (ii) as of the end of the second full Fiscal Quarter for a fiscal period consisting of the first and second full Fiscal Quarters following the Term Out Date, (iii) as of the end of the third full Fiscal Quarter for a fiscal period consisting of the first, second and third full Fiscal Quarters following the Term Out Date, and (iv) as of the end of the fourth full Fiscal Quarter following the Term Out Date and as of each Fiscal Quarter end thereafter occurring, for a fiscal period consisting of each such Fiscal Quarter and the most recently ended three (3) preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis:

TOTAL FUNDED DEBT:
a. The Funded RLC Outstandings and L/C Exposure on the Revolving Credit Facility as of the last day of the Fiscal Quarter under review.	$

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b. Plus the amount of the Funded C/T Outstandings as of the last day of the Fiscal Quarter under review.	+ $
c.  Plus the total, as of the last day of the Fiscal Quarter under review, of both the long-term and current portions (without duplication) of all other Indebtedness (including Contingent Liabilities and all Indebtedness owing to the Subordinated Lenders under the Subordinated Debt but excluding accrued but unpaid Management Fees).
+ $___________
d. Plus the total, as of the last day of the Fiscal Quarter under review of both the long-term and current portions (without duplication) of all Capitalized Lease Liabilities.	+ $
e. TOTAL FUNDED DEBT (a + b + c + d)	$
Divided (÷) by:	÷

EBITDAM

To be calculated on a cumulative basis with respect to the Fiscal Quarter under review and the most recently ended three (3) preceding Fiscal Quarters on a four (4) Fiscal Quarter basis; provided that until the occurrence of four (4) full consecutive Fiscal Quarters following the Term Out Date, the calculation of EBITDAM shall be annualized as set forth below.

f. Net Income, including Device Fee Rebates actually received.	$
g. Plus Interest Expense (expensed and capitalized) to the extent deducted in the determination of Net Income.	+ $___________

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h.  Plus the aggregate amount of federal and state taxes on or measured by income for the period under review (whether or not payable during such period) to the extent deducted in the determination of Net Income.
+ $
i. Plus depreciation, amortization and all other non-cash expenses for the period under review to the extent deducted in the determination of Net Income.	+ $
j.  Less all cash and non-cash income (including, but not limited to, interest income), transfers, loans and advances from CCI or any of its Subsidiaries to the extent added in the determination of Net Income.
- $
k. Less all other non-cash income from any source not specified in (j) above to the extent added in the determination of Net Income.	- $
l. Plus Management Fees to the extent deducted in the determination of Net Income.	+ $
m. Total Annualized EBITDAM (f + g + h + i - j - k + l)
Provided, however, for the first three (3) full Fiscal Quarters following the Term Out Date, Adjusted EBITDAM shall be determined on an annualized basis using the following calculations:
(i) EBITDAM for first (1st) full Fiscal Quarter following the Term Out Date shall be multiplied by four (4);
(ii) EBITDAM for the first (1st) and second (2nd) full Fiscal Quarters following the Term Out Date shall be multiplied by two (2); and

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(iii) EBITDAM for the first (1st), second (2nd) and third (3rd) full Fiscal Quarters following the Term Out Date shall be multiplied by four-thirds (4/3).
Total Leverage Ratio (e ÷ m)		:1.0
Maximum Permitted:
Fiscal Quarter End	Maximum Total Leverage Ratio
As of the end of the first (1st) full Fiscal Quarter ending subsequent to the Term Out Date and as of each Fiscal Quarter end through the fourth (4th) Fiscal Quarter ending subsequent to the Term Out Date
4.75 to 1.00
As of the fifth (5th) through eighth (8th) Fiscal Quarter ends occurring subsequent to the Term Out Date	4.50 to 1.00
As of the ninth (9th) through twelfth (12th) Fiscal Quarter ends occurring subsequent to the Term Out Date	4.00 to 1.00
As of the thirteenth (13th) through sixteenth (16th) Fiscal Quarter ends occurring subsequent of the Term Out Date	3.25 to 1.00
As of the seventeenth (17th) Fiscal Quarter end occurring subsequent to the Term Out Date and as of each Fiscal Quarter end thereafter occurring until Bank Facilities Termination	2.75 to 1.00

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B.  Senior Leverage Ratio (Section 6.02): To be calculated with reference to the Borrower as of the last day of each Fiscal Quarter commencing with the first full Fiscal Quarter following the Term Out Date, to be calculated: (i) as of the end of the first full Fiscal Quarter for a fiscal period consisting of the first full Fiscal Quarter following the Term Out Date, (ii) as of the end of the second full Fiscal Quarter for a fiscal period consisting of the first and second full Fiscal Quarters following the Term Out Date, (iii) as of the end of the third full Fiscal Quarter for a fiscal period consisting of the first, second and third full Fiscal Quarters following the Term Out Date, and (iv) as of the end of the fourth full Fiscal Quarter following the Term Out Date and as of each Fiscal Quarter end thereafter occurring, for a fiscal period consisting of each such Fiscal Quarter and the most recently ended three (3) preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis:

SENIOR FUNDED DEBT:
a. The Funded RLC Outstandings and L/C Exposure on the Credit Facility as of the last day of the Fiscal Quarter under review.	$
b. Plus the amount of Funded C/T Outstandings as of the last day of the Fiscal Quarter under review.	+ $
c.  Plus the total, as of the last day of the Fiscal Quarter under review, of both the long-term and current portions (without duplication) of all other Indebtedness (including Contingent Liabilities, but excluding all Indebtedness owing to the Subordinated Lenders under the Subordinated Debt and excluding accrued but unpaid Management Fees).
+ $

8

d. Plus the total, as of the last day of the Fiscal Quarter under review of both the long-term and current portions (without duplication) of all Capitalized Lease Liabilities.		+ $
e. TOTAL SENIOR DEBT (a + b + c + d)		$
Divided (÷) by:		÷
f. ANNUALIZED EBITDAM (Enter II A(m) above)		$
g. Senior Leverage Ratio (e ÷ f)		:1.0
Maximum Permitted:
Fiscal Quarter End	Maximum Senior Leverage Ratio
As of the first (1st) through fourth (4th) Fiscal Quarter ends occurring subsequent to the Term Out Date	4.25 to 1.00
As of the fifth (5th) through eighth (8th) Fiscal Quarter ends occurring subsequent to the Term Out Date	3.75 to 1.00
As of the ninth (9th) through twelfth (12th) Fiscal Quarter ends occurring subsequent to the Term Out Date	3.25 to 1.00
As of the thirteenth (13th) through sixteenth (16th) Fiscal Quarter ends occurring subsequent of the Term Out Date	2.75 to 1.00
As of the seventeenth (17th) Fiscal Quarter end occurring subsequent to the Term Out Date and as of each Fiscal Quarter end thereafter occurring until Bank Facilities Termination	2.25 to 1.00

9

C.  Adjusted Fixed Charge Coverage Ratio (Section 6.03): Commencing as of the first full Fiscal Quarter end following the Term Out Date and continuing as of each Fiscal Quarter end until Bank Facilities Termination, the Borrower shall maintain an Adjusted Fixed Charge Coverage Ratio, to be calculated: (i) as of the end of the first full Fiscal Quarter for a fiscal period consisting of the first full Fiscal Quarter following the Term Out Date, (ii) as of the end of the second full Fiscal Quarter for a fiscal period consisting of the first and second full Fiscal Quarters following the Term Out Date, (iii) as of the end of the third full Fiscal Quarter for a fiscal period consisting of the first, second and third full Fiscal Quarters following the Term Out Date, and (iv) as of the end of the fourth full Fiscal Quarter following the Term Out Date and as of each Fiscal Quarter end thereafter occurring, for a fiscal period consisting of each such Fiscal Quarter and the most recently ended three (3) preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis:

Numerator
a. Total Annualized EBITDAM (Enter II A(m) above).	$
b. Less the aggregate amount of actually paid Distributions, including, without limitation, all Tax Distributions actually paid.	- $
c. Less the aggregate amount of Maintenance Capital Expenditures.	- $
d. Less the aggregate amount of Management Fees paid in cash.	- $
e. Total Numerator (a - b - c - d)	$
Divided (÷) by the sum of:
Denominator

10

f. The aggregate amount of actually paid Interest Expense (expensed and capitalized).		$
g. Plus the aggregate amount of actually paid principal payments or reductions (without duplication) required to be made on all outstanding Indebtedness (exclusive of any Excess Cash Flow Payments).		+ $
h. Plus the current portion of Capitalized Lease Liabilities.		+ $
i. Total Denominator (e + f + g)		$
Adjusted Fixed Charge Coverage Ratio (d ÷ h)		:1
Minimum required:
Fiscal Quarter End	Minimum Adjusted Fixed Charge Coverage
As of the first (1st) through fourth (4th) Fiscal Quarter ends occurring subsequent to the Term Out Date	1.10 to 1.00
As of the fifth (5th) Fiscal Quarter end occurring subsequent to the Term Out Date and as of each Fiscal Quarter end thereafter occurring until Bank Facilities Termination	1.15 to 1.00
D.  Minimum Annualized EBITDAM (Section 6.04): Commencing with the first full Fiscal Quarter ending subsequent to the Term Out Date and continuing as of each Fiscal Quarter end set forth Annualized EBITDAM of the Borrower

Enter Total Annualized EBITDAM (See II A(m) above):
Minimum Required:

11

Fiscal Quarter End	Minimum Amount of Annualized EBITDAM
As of the first (1st) through eighth (8th) Fiscal Quarter ends occurring subsequent to the Term Out Date	$8,000,000.00
As of the ninth (9th) through sixteenth (16th) Fiscal Quarter ends occurring subsequent to the Term Out Date	$8,250,000.00
As of the seventeenth (17th) Fiscal Quarter end occurring subsequent to the Term Out Date and as of each Fiscal Quarter end thereafter occurring until Bank Facilities Termination	$8,500,000.00
E. Limitation on Indebtedness (Section 6.05):
a. Set forth the aggregate amount of Secured Interest Rate Hedges.		$
Maximum Permitted: $
b. Set forth the aggregate amount of:
(i) Secured purchase money Indebtedness		$
(ii) Capital Lease Liabilities		$
Total		$
Maximum aggregate permitted under Section 6.05(d): $500,000.00
c. Set forth aggregate amount of Unsecured Indebtedness (other than trade payables and Subordinated Debt).		$
Maximum Permitted: $1,000,000.00
d. Set forth the aggregate amount of Subordinated Debt owing by the Borrower		$
e. Set forth amount of Subordinated Debt, if any, which is not CCVLLC Subordinated Debt or CCI Subordinated Debt.		$

12

f. Set forth the amount and a brief description of any Indebtedness of the Borrower not permitted under Section 6.05.	$
F. Restriction on Distributions (Section 6.06):
a. Set forth aggregate amount of Distributions made by Borrower other than Tax Distributions.	$
b. Set forth aggregate amount of Tax Distributions.	$
c. Total Distributions (a + b)	$
Maximum Permitted:
Attach on a separate sheet a pro forma calculation of the Adjusted Fixed Charge Coverage Ratio of the Borrower as of the most recently ended Fiscal Quarter prior to the Fiscal Quarter under review, based on the assumption that such Distributions (including Tax Distributions) had occurred during such prior Fiscal Quarter.

Set forth the Pro Forma Adjusted Fixed Charge Coverage Ratio	:1.00
Must not be less than coverages required under Section 6.03.
None permitted prior to occurrence of December 31, 2006 as a Tax Distribution for the 2006 Fiscal Year.
G. Capital Expenditures Requirements (Section 6.07):
a.  Commencing as of the first full Fiscal Quarter ending subsequent to the Term Out Date and continuing as of each Fiscal Quarter end until Bank Facilities Termination, set forth the aggregate amount of Maintenance Capital Expenditures to the Casino Facility during the Fiscal Year under review
$

13

b. Set forth the amount of prior Fiscal Year gross gaming revenues.			$
Minimum Maintenance Cap Ex Requirement:
Fiscal Quarter End	Minimum Maintenance Cap Ex Requirement	Maximum Maintenance Cap Ex Limit
As of the first (1st) through fourth (4th) Fiscal Quarter ends occurring subsequent to the Term Out Date	1.0%	6.0%
As of the fifth (5th) through eighth (8th) Fiscal Quarter ends occurring subsequent to the Term Out Dat	1.5%	6.0%
As of the ninth (9th) through twelfth (12th) Fiscal Quarter ends occurring subsequent to the Term Out Date and as of each four consecutive Fiscal Quarter period ending thereafter until Bank Facilities Termination	2.0%	6.0%
Maximum Maintenance Cap Ex Limits:
6% of prior Fiscal Year gross gaming revenues.
H. Contingent Liabilities (Section 6.08):
a. Set forth the cumulative aggregate amount of Contingent Liabilities incurred by the Borrower.			$
Maximum allowed: None without prior written consent of Requisite Lenders.
I. Investment Restrictions (Section 6.09):

14

a. Set forth the date, amount and a brief description of each Investment made by the Borrower not permitted under Section 6.09.	$
J. Total Liens (Section 6.10): On a separate sheet describe in detail any and all Liens on any assets of the Borrower not permitted under Section 6.10.
K. Change of Control (Section 6.11): State whether or not a Change of Control has occurred.	yes/no
L. Sale of Assets, Consolidation, Merger or Liquidation (Section 6.12):
a. On a separate sheet describe any and all mergers, consolidations, liquidations and/or dissolutions not permitted under Section 6.12.
b.  With respect to the determination of Excess Capital Proceeds, please set forth the amount of Net Proceeds received by the Borrower during the current Fiscal Year from the disposition of FF&E and other items of Collateral which have not been replaced with purchased or leased FF&E of equivalent value and utility.

Requirement: On or before 30 days following such disposition, must make a Mandatory Prepayment for amount of Excess Capital Proceeds in excess of $10,000 during any Fiscal Year.
M. ERISA (Section 6.13): Describe on a separate sheet any matters requiring notice to Agent Bank under Section 6.13.
N. Margin Regulations (Section 6.14): Set forth the amount(s) of and describe on a separate sheet of paper any proceeds of the Bank Facilities used by Borrower in violation of Section 6.14.	$
O. Transactions with Affiliates (Section 6.15): Describe on a separate sheet any transactions with Affiliates not permitted under Section 6.15.

15

P.  Limitation on Subsidiaries (Section 6.16): On a separate sheet, describe any Subsidiaries created by Borrower. State whether or not the creation of such Subsidiaries has been consented to by the Requisite Lenders as required under Section 6.16 of the Credit Agreement.

III.

NONUSAGE FEE CALCULATION

(Section 2.12(b)): To be calculated with respect to the Fiscal Quarter under review:
a. Aggregate RLC Commitment, less the daily average of the Funded RLC Outstandings.	$
b. Until the occurrence of the Term Out Date, $32,500,000.00 less the daily average of the Funded Term Outstandings.	$
c. Amount of Nonusage. (a plus b)	$
d. Applicable Nonusage Percentage.	0.75%
e. Gross Nonusage Fee. (c times d)	$
f. Number of days in Fiscal Quarter under review
g. Nonusage Fee for Fiscal Quarter under review. (e ÷ 360 x f)	$

IV.

EXCESS CASH FLOW CALCULATION

Commencing with the first full Fiscal Quarter ending subsequent to the Term Out Date and continuing as of each Fiscal Quarter end until Bank Facilities Termination set forth the amount, if any, of Excess Cash Flow realized by the Borrower during such Fiscal Quarter.

16

EBITDAM for the Fiscal Quarter under review:
a. Net Income, including Device Fee Rebates actually received.	$
b. Plus Interest Expense (expensed and capitalized) to the extent deducted in the determination of Net Income.	+ $___________
c.  Plus the aggregate amount of federal and state taxes on or measured by income for the period under review (whether or not payable during such period) to the extent deducted in the determination of Net Income.
+ $
d. Plus depreciation, amortization and all other non-cash expenses for the period under review to the extent deducted in the determination of Net Income.	+ $
e.  Less all cash and non-cash income (including, but not limited to, interest income), transfers, loans and advances from CCI or any of its Subsidiaries to the extent added in the determination of Net Income.
- $
f. Less all other non-cash income from any source not specified in (e) above to the extent added in the determination of Net Income.	- $
g. Plus Management Fees to the extent deducted in the determination of Net Income.	+ $
h. EBITDAM (a + b + c + d - e - f + g)	$
i. Less, the aggregate amount of Maintenance Capital Expenditures	- $
j. Less, the aggregate amount of Interest Expense actually paid	- $

17

k. Less, the aggregate of Scheduled Term Amortization Payments.	- $
l. Less, the aggregate of principal payments or reductions (without duplication) required to be made on all other outstanding Indebtedness (exclusive of any Excess Cash Flow Payments).	- $
m. Total Excess Cash Flow. (h - i - j - k - l )	$
n. Excess Cash Flow Payment. (m times 50%)	$
Requirement: Due within 60 days of Fiscal Quarter end unless as of such Fiscal Quarter end the Senior Leverage Ratio is less than 2.50 to 1.00. (See II B(g))

V.

PERFORMANCE OF OBLIGATIONS

A review of the activities of the Borrower during the fiscal period covered by the attached financial statements has been made under my supervision with a view to determining whether during such fiscal period any Default or Event of Default has occurred and is continuing. Except as described in an attached document or in an earlier Certificate, to the best of my knowledge, as of the date of this Certificate, there is no Default or Event of Default that has occurred and remains continuing.

VI.

NO MATERIAL ADVERSE CHANGE

To the best of my knowledge, except as described in an attached document or in an earlier Certificate, no Material Adverse Change has occurred since the date of the most recent Certificate delivered to the Banks.

18

DATED this ____ day of _____________, _____.

CC TOLLGATE LLC, a Delaware limited liability company By: CENTURY CASINOS TOLLGATE, INC., a Delaware corporation, Its Managing Member By /s/ Larry Hannappel Larry Hannappel, CEO and Secretary

19

FORM OF LEGAL OPINION
[Letterhead of Borrower's Counsel]

_______________, 2005

Wells Fargo Bank,
National Association,
Agent Bank, Lender and L/C Issuer
5340 Kietzke Lane, Suite 201
Reno, NV 89511

Attn: Ryan Edde, V.P.

and each of the Banks described on Schedule 1 hereto, and their successors and assigns

Re:
Credit Agreement dated as of November 18, 2005 (the "Credit Agreement"), by and among CC Tollgate LLC, a Delaware limited liability company (the "Borrower"), the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders"), Wells Fargo Bank, National Association, as the issuer of Letters of Credit (herein, in such capacity, called the "L/C Issuer") and Wells Fargo Bank, National Association, as sole lead arranger, administrative and collateral agent for the Lenders and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the Lenders and L/C Issuer, collectively referred to as the "Banks")

Ladies and Gentlemen:

We are special Colorado counsel to Borrower and Century Casinos, Inc., a Delaware corporation ("CCI") and have acted in such capacity in connection with the preparation, execution and delivery of the Credit Agreement and each of the Loan Documents. This opinion is delivered to you at the request of Borrower pursuant to Section 3.06 of the Credit Agreement for the reliance of each of the Banks and their respective successors and assigns.

EXHIBIT G

All capitalized terms which are used herein, and which are not otherwise defined herein, shall have the meaning which is set forth by Section 1.01 of the Credit Agreement.

We have examined:

1.	the Credit Agreement;

2.	the Revolving Credit Note;

3.	the Construction and Term Promissory Note;

4.	the Completion Guaranty

5.	the Assignment of Entitlements, Contracts, Rents and Revenues;

6.	the Deed of Trust;

7.	the Financing Statements;

8.	the Payment Subordination Agreement (CCI);

9.	the Payment Subordination Agreement (CCVLLC);

10.	the Environmental Certificate;

11.	the Assignment, Assumption and Consent;

12.	the Management Subordination Agreement;

13.	the Assignment of Architect's Contract;

14.	the Assignment of Casino General Contractor's Agreement;

15.	the Assignment of Garage General Contractor’s Agreement; (Documents 1 to 15, inclusive, are referred to hereinafter as the "Loan Documents.")

16.	Articles of Organization and Operating Agreement for Borrower;

17.	Articles of Incorporation and Bylaws for Century Casinos Tollgate, Inc., a Delaware corporation ("CCTI");

18.	Articles of Incorporation and Bylaws for CCI;

19.	Good Standing Certificates of Borrower, CCTI and CCI from the Delaware Secretary of State and of Borrower and CCTI from the Colorado Secretary of State;

20.	Resolutions of the Managers of Borrower and CCTI certified by an Officer of CCTI;

21.	Resolution of CCI authorizing the execution of the Completion Guaranty; and

22.	Certificate of the Incumbency of Borrower’s Officer and Authorized Manager by an Officer of CCTI.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures (other than the signature of members or officers signing on behalf of Borrower or its manager CCTI and CCI), the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein.

As used herein, the phrase "the best of our knowledge" means only such actual knowledge as we have obtained from consultation with attorneys presently in our firm whom we have determined are likely, in the ordinary course of their respective duties, to have knowledge of the matters covered by such opinions. Except as expressly provided otherwise herein, we have not conducted any other investigation or review in connection with the opinions rendered herein, including without limitation a review of any of our files or the files of Borrower.

We are not expressing any opinion as to the effect of the compliance or noncompliance of any of the Banks with any state or federal laws or regulations which are applicable because of the legal or regulatory status, or the nature of the business of any of the Banks.

Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

1. Borrower is a limited liability company and each of CCI and CCTI is a corporation, each duly formed, validly existing and in good standing under the laws of the State of Delaware. Each of Borrower, CCTI and CCI (i) have all requisite power to execute and deliver the Loan Documents, to consummate the transactions and perform its obligations under the Loan Documents, and to own and operate the Casino Facility, and (ii) have taken all necessary action to authorize the execution, delivery and performance of the Loan Documents and to consummate the transactions contemplated thereby.

2. Each of Borrower, CCTI and CCI have duly authorized the execution, delivery and performance of the Loan Documents to which it is a party and the taking of any and all action necessary to carry out and give effect to the transactions contemplated to be performed under the Loan Documents.

3. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated under the Loan Documents, or the compliance with or performance of the terms and conditions in the Loan Documents, conflicts in any material respect with, or will result in a material breach or violation of, or a material default (with due notice or lapse of time or both) under, or the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of their respective property or assets by virtue of, the terms, conditions or provisions of (a) the Articles of Organization or Operating Agreement of Borrower, (b) the Articles of Incorporation and Bylaws of CCTI or CCI, (c) to the best of our knowledge any indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument of whatever nature to which Borrower or CCI is a party or by which Borrower or CCI is bound, (d) any provision of any existing Colorado law or regulation, or (e) to the best of our knowledge any order, writ, injunction or decree of any Colorado court or Colorado Governmental Authority to which Borrower or CCI is subject, where in the case of (a), (b), (c) or (d) above such breach, violation or default could reasonably be expected to result in a Material Adverse Change.

4. Each of the Loan Documents to be executed by the Borrower have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable against Borrower in accordance with their respective terms.

5. The Completion Guaranty has been duly executed and delivered by CCI and constitutes the legal, valid and binding obligations of CCI enforceable against CCI in accordance with its terms.

6. The Deed of Trust has been fully executed and delivered and will, when recorded in the office of the County Recorder of Gilpin County, Colorado, create a valid and legally binding: (i) encumbrance lien on the real property Collateral therein described; and (ii) security interest in the personal property Collateral therein described. No other filing or other registration of any document or instrument is necessary or advisable to protect the priority of the lien so created in the real property Collateral and it is not necessary to re-file or re-record the Deed of Trust in order to maintain such priority until ten years after the debt secured by the Deed of Trust according to the terms thereof or any recorded extension thereof becomes wholly due. Although there is no case law on point, we believe that in the case of installment obligations the above-mentioned ten year period runs from the due date of the last installment.

7. Upon the filing of the Financing Statement listing the FF&E and other Collateral therein described, in the office of the Secretary of State of Delaware, the security interest granted by the Deed of Trust will be perfected to the extent that such security interest may be perfected by the filing of a financing statement in Delaware under the Delaware and Colorado Uniform Commercial Code, and no refiling or re-recording of such Financing Statement is required in order to maintain the security interest of Agent Bank in said Collateral, except continuation statements which are required to be filed within six (6) months prior to the expiration of five (5) years from the date of the filing of the original Financing Statement. The security interest of the Lender in that portion of the Collateral described in the Deed of Trust which constitutes fixtures will be perfected upon the recording of the Deed of Trust in the County Recorder of Gilpin County, Colorado.

8. It is not necessary under any Gaming Law by reason of the execution, delivery or performance of the Loan Documents, that Agent Bank or any of the Banks be licensed, qualified or authorized to carry on business in any such jurisdiction. All necessary authorizations, consents and approvals of all applicable Gaming Authorities have been procured by Borrower for the execution and delivery by them of the Loan Documents, and for the advance of Borrowings and Construction Disbursements under the Credit Agreement, and for the performance by Borrower of its obligations, under the Loan Documents to which it is a party.

9. The transactions contemplated by the Credit Agreement will not violate the usury laws of the State of Colorado.

10. A court of the State of Colorado (or a federal court sitting in the State of Colorado) in a properly presented case should give effect to the choice of Nevada law set forth in the Loan Documents stated to be governed by Nevada law, except as to certain provisions of law that may constitute mandatory provisions of law or that may embody a strong public policy of the State of Colorado or with respect to which there may exist a strong governmental interest in the application of the laws of the State of Colorado. The foregoing opinion is based on the assumptions that:

a. The Loan Documents provide that they are governed by the internal laws of the State of Nevada; and

b. In selecting the laws of the State of Nevada to govern the Loan Documents, the Banks acted in good faith and without an intent to evade the law. The transactions described in the Loan Documents bear a substantial relationship to Nevada and a reasonable basis exists for the choice of Nevada law to govern the Loan Documents.

The opinions set forth in Paragraphs (6) and (7) above are further subject to the additional qualifications that: (a) the enforcement of the Loan Documents may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors' rights generally; (b) certain of the provisions contained in the Loan Documents may be unenforceable in whole or in part, to the extent that any such provision may contravene the public policy of the State of Nevada or State of Colorado, as applicable; and (c) certain waivers contained in the Loan Documents may be unenforceable in whole or in part under the laws of the State of Nevada or State of Colorado, as applicable, but the inclusion of such provisions, as described in (b) and (c) above, does not affect the validity of such Loan Documents and such Loan Documents contain adequate provisions for enforcing payment of all monetary obligations thereunder and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada or State of Colorado, as applicable. We express no opinion as to the title to any real or personal property, or as to the priority of any lien or security interest created by any of the Loan Documents. Furthermore, in rendering the opinions hereunder, we have assumed that one, or more, of the Borrower and/or CCTI, as applicable, have an interest in the Collateral which constitutes personal property.

This opinion is rendered to the Banks, and their respective successors and assigns, in connection with the transactions referred to herein and may not be relied on in any other context; nor may it be relied on by any other Person. This opinion may not be quoted nor may copies hereof be furnished to any other Person without the prior written consent of the undersigned, except that the Banks, and their respective successors and assigns, and any of them, may furnish a copy hereof: (i) to their respective independent auditors and attorneys; (ii) to any governmental authority or authority having regulatory jurisdiction over Banks, or their respective successors and assigns; (iii) pursuant to order or legal process of any court or governmental authority; (iv) in connection with any legal action to which a Bank, or its successors and assigns, are a party arising out of the transactions referred to above; or (v) to a third party in connection with a proposed assignment of any interest in the Loan Documents.

Sincerely,

AFTER RECORDING THIS
INSTRUMENT SHOULD BE
RETURNED TO:

Timothy J. Henderson
Henderson & Morgan, LLC
4600 Kietzke Lane, Suite K228
Reno, NV 89502

SUBORDINATION AGREEMENT
(Management Agreement)

THIS SUBORDINATION AGREEMENT ("Agreement"), made this 18th day of November, 2005, by and among CC TOLLGATE LLC, a Delaware limited liability company (hereinafter referred to as "Borrower"), party of the first part, CENTURY CASINOS MANAGEMENT, INC., a Delaware corporation (hereinafter referred to as "Operator"), party of the second part, and WELLS FARGO BANK, National Association, as Agent Bank on behalf of itself and each of the Lenders, as defined and described in the Credit Agreement, described hereinbelow, hereinafter referred to as "Agent Bank", party of the third part.

R_E_C_I_T_A_L_S:

WHEREAS:

A.  Borrower owns all of that certain real property situate in Central City, Colorado, that is more particularly described on that certain exhibit marked "Exhibit A", affixed hereto and by this reference incorporated herein and made a part hereof, together with all buildings, structures and other improvements constructed or to be constructed thereon (hereinafter referred to as the "Casino Facilities").

B.  In this Agreement all capitalized words and terms shall have the respective meanings and be construed herein as provided in Section 1.01 of the Credit Agreement dated as of November 18, 2005 (as may be amended, modified, extended, renewed or restated from time to time, the "Credit Agreement"), executed by and among the Borrower and the Lenders and L/C Issuer therein named, and Agent Bank, as administrative and collateral agent for itself and for the Lenders.

EXHIBIT H

C.  Pursuant to the Credit Agreement and subject to the terms and conditions specified therein, Lenders have agreed to establish and fund a construction and term loan ("C/T Loan") in the amount of Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000.00) and a revolving credit facility, including a subfacility for the issuance of letters of credit (the "Revolving Credit Facility" and, together with the C/T Loan, collectively, the "Bank Facilities") in the initial principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) at any time outstanding, all subject to the terms and conditions set forth in the Credit Agreement. The C/T Loan is evidenced by a Construction and Term Note ("C/T Note") in the principal sum of Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000.00). The Revolving Credit Facility is evidenced by a Revolving Credit Note (the "Revolving Credit Note" and, together with the C/T Note, collectively, the "Bank Notes") in the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) executed by the Borrower, payable to the order of Agent Bank on behalf of Lenders. The Bank Facilities are to be secured by the Deed of Trust, Financing Statements and Assignment of Entitlements, Contracts, Rents and Revenues each executed by Borrower in favor of Agent Bank and recorded in the Official Records of Gilpin County, Colorado, together with all other documents and instruments collectively referred to in the Credit Agreement and hereinafter collectively referred to as the "Security Documentation".

D.  On or about October 12, 2004, Borrower entered into a Casino Services Agreement with Century Resorts International Limited, a Mauritian corporation ("CRIL"), which Casino Services Agreement was assigned by CRIL to Operator by Assignment of Management Agreement dated as of September 12, 2005 (together with the Casino Services Agreement, as it may be amended or modified from time to time, collectively the "Management Agreement"), under the terms of which Operator has agreed, in exchange for certain payments, compensation and considerations therein specified, to provide specified management services to Borrower in connection with the Casino Facility.

E.  It is a condition to establishing the Bank Facilities that the Security Documentation to be given in favor of Agent Bank on behalf of Lenders shall unconditionally be at all times a lien or charge upon the following (collectively, the "Collateral"): (i) the Casino Facility; (ii) the present and future tangible and intangible personal property which is situate at, or used in operation of, the Casino Facility; and (iii) the rents, issues, profits, income and revenues of the Casino Facility and the activities conducted thereon; all prior and senior to the rights of Operator under the terms of the Management Agreement.

F.  It is a further condition to establishing the Bank Facilities that Operator shall not receive any payments, service fees or management fees

                                                                                                                             2

(collectively, "Management Fees") under the Management Agreement unless the payments owing Banks under the terms of the Credit Agreement and Notes are current and there are no Defaults or Events of Default existing under the terms and conditions of the Credit Agreement, as more particularly described hereinbelow.

G.  It is to the mutual benefit of the parties hereto that Lenders consent to the Management Agreement and Operator is willing to agree that the Bank Facilities, Credit Agreement and Security Documentation shall remain at all times prior to Bank Facilities Termination unconditionally paramount and superior to the rights and interests of Operator under the Management Agreement.

H.  It is to the mutual benefit of the parties hereto that Lenders consent to the Management Agreement, and Operator is willing to immediately cease receiving payments under the Management Agreement if any payment owing Banks is not current under the terms of the Credit Agreement and Bank Notes and/or there is a Default or Event of Default existing under the terms of the Credit Agreement, as more particularly described hereinbelow.

I.  The provisions of Section 1.02 of the Credit Agreement shall be applied to this Agreement in the same manner as applied therein to the Credit Agreement.

NOW, THEREFORE, in consideration of Lenders' consent to the Management Agreement, the mutual benefits accruing to the parties hereto and other good and valuable considerations, the receipt of which is hereby acknowledged, the parties hereto do promise, covenant and agree as follows:

1.  That Banks would not consent to the Management Agreement and establish the Bank Facilities but for this Agreement.

2.  That the Security Documentation securing the Bank Facilities in favor of Banks and any and all renewals, amendments, modifications, restatements and extensions thereof shall unconditionally be and remain at all times a lien or charge on the Collateral and business operations conducted in connection therewith prior and superior to all right, title and interest which Operator may have or hereafter acquire therein under the terms of the Management Agreement. Operator acknowledges that it is familiar with the terms and conditions of all of the Security Documentation and hereby consents to execution, delivery, filing and recording thereof. In this regard it is understood and hereby agreed that, notwithstanding anything contained in the Management Agreement to the contrary, upon the consummation of any foreclosure or deed in lieu of foreclosure, the Management Agreement shall be terminated and of no further force or effect.

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3.  So long as any monetary obligation or other obligation or commitment to advance funds under the Credit Agreement, the Bank Notes or any other Loan Documents, as defined in the Credit Agreement (as such obligations may be renamed, increased or extended, including, without limitation, post petition interest whether or not allowed in any insolvency proceedings, and fees, attorney costs and indemnities under the Loan Documents, collectively the "Bank Debt") shall remain unpaid or unfunded, in whole or in part, Operator shall not receive any payments or Management Fees from the Borrower in connection with the Management Agreement:

(a)  if a Default or Event of Default, as defined in the Credit Agreement, shall have occurred and is continuing under any Bank Debt; or

(b)  if the making of such payment would create a Default or Event of Default, as defined in the Credit Agreement.

4.  In the event that any such payments or Management Fees are made in violation of Section 3 hereinabove, such payments shall not be accepted by Operator and, if so accepted, shall be held in trust for the benefit of, and shall be paid forthwith over and delivered to Agent Bank. The subordination provisions set forth hereinabove are made for the benefit of Lenders and it is understood by Borrower and by Operator that Banks will take certain actions in reliance upon such subordination provisions. It is further understood that Banks' reliance upon the referenced subordination provisions shall not constitute a waiver by Banks of their right to insist upon strict compliance with all provisions of the Credit Agreement and with all provisions of the Loan Documents as particularly defined by the Credit Agreement.

5.  (a)In the event of:

(i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Borrower, its creditors or its property;

(ii)  any proceeding for the liquidation, dissolution or other winding-up of the Borrower, voluntary or involuntary, whether or not involving insolvency, reorganization or bankruptcy proceedings;

(iii)  any assignment by the Borrower for the benefit of creditors; or

(iv) any other marshalling of the assets of the Borrower;

4

all Bank Debt (including any interest thereon accruing after the commencement of any such proceedings and any other sums or premium due) shall first be paid in full before any payment, whether in cash, securities or other property, shall be made in connection with the Management Agreement. Any payment or distribution, whether in cash, securities or other property which would otherwise, but for these subordination provisions, be payable or deliverable in respect of the Management Agreement shall be paid or delivered directly to the holders of Bank Debt until all Bank Debt (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full.

(b) If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by Operator in contravention of any of the terms hereof and before all Bank Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holder of Bank Debt at the time outstanding for application to the payment of all Bank Debt remaining unpaid, to the extent necessary to pay all such Bank Debt in full. In the event of the failure of Operator to endorse or assign any such payment, distribution or security, each holder of Bank Debt is hereby irrevocably authorized to endorse or assign the same.

(c) The Bank Debt shall not be deemed to have been paid in full unless the holder thereof shall have indefeasibly received cash in lawful currency of the United States of America equal to the amount of Bank Debt then outstanding.

(d) Operator will take such action (including, without limitation, the execution and filing of a financing statement with respect to this Agreement and including the execution, verification, delivery and filing of proofs of claim, consents, assignments or other instructions which the holder of the Bank Debt may require in order to prove and realize upon any rights or claims pertaining to the Management Agreement and to effectuate the full benefit of the subordination contained herein) as may be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

(e) Operator understands and acknowledges by its execution hereof that the actions of the Lenders in connection with the Bank Debt are being or have been made in reliance upon the absolute subordination of the Management Agreement to Bank Debt as set forth herein.

6.  Subject to the terms of the Credit Agreement and any amendment, revision, restatement or modification thereof:

5

(a)  This Agreement shall continue in effect so long as any Bank Debt shall remain unpaid or Lenders have any obligation to lend under the Credit Agreement and no action that the holder of the Bank Debt or the Borrower, with or without the written consent of the holder of the Bank Debt, may take or refrain from taking with respect to any Bank Debt, any instrument representing the same, any collateral therefor, or any agreement or agreements, including guaranties, in connection therewith, shall affect this Agreement or the obligations of Operator hereunder.

(b)  All rights and interests of the Lenders hereunder, and all agreements and obligations of Operator and the Borrower under this Agreement, shall remain in full force and effect irrespective of:

(i) any change in the time, manner or place of payment of, or in any other term of, all or any of the Bank Debt, or any other amendment or waiver of or any consent to departure from the Credit Agreement, the Bank Notes or any other Loan Document;

(ii) any taking and holding of Collateral or other security or additional guarantees for all or any of the Bank Debt; or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination or release of any Collateral or such guarantees, or any non-perfection of any Collateral, or any consent to departure from any such guaranty;

(iii) any manner of application of Collateral or proceeds thereof, to all or any of the Bank Debt, or the manner of sale of any Collateral or other security;

(iv) any consent by any of the Banks or any other Person to the change, restructure or termination of the corporate structure or existence of the Borrower or Operator, or any Subsidiary thereof and any corresponding restructure of the Bank Debt, or any other restructure of the Bank Debt or any portion thereof; or

(v) any modification, compounding, comprise, settlement, release by the Banks or any of them or any other Person (or by operation of law or otherwise), collection or other liquidation of the Bank Debt or of the Collateral or other security in whole or in part, and any refusal of payment to any Bank in whole or in part, from any obligor or guarantor in
6

connection with any of the Bank Debt, whether or not with notice to, or further assent by, or any reservation of rights against Operator.

Without limiting the generality of the foregoing, Operator hereby consents to and agrees that the rights of each Bank hereunder, and the enforceability hereof, shall not be affected by any release of any Collateral or security from the liens and security interests created by any of the Loan Documents or any other agreement whether for purposes of sales or other dispositions of assets or for any other purpose. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Bank Debt is rescinded or must otherwise be returned by any Bank upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

(c)  Operator waives the right to require the Banks to proceed against the Borrower or any other person liable on the Bank Debt, to proceed against or exhaust any security held from the Borrower or any other person, or to pursue any other remedy in the Banks' power whatsoever and Operator waives the right to have the property of the Borrower first applied to the discharge of the Bank Debt. The Banks may, at their election, exercise any right or remedy they may have against the Borrower or any security held by the Banks, including, without limitation, the right to foreclosure upon any such security by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, without affecting or impairing in any way the obligations of Operator hereunder, except to the extent the Bank Debt has been paid, and Operator waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of Operator against the Borrower or any such security, whether resulting from such election by the Lenders.

7.  Operator hereby irrevocably agrees that any legal action or proceedings initiated by Operator or against it by Lenders or Agent Bank with respect to this Agreement shall be brought in the courts of the State of Colorado or in the United States District Courts of Colorado and, by execution and delivery of this Agreement, Operator consents to such jurisdiction and hereby irrevocably waives any and all objections which it may have as to venue in any of the above courts.

8.  Operator hereby agrees to be responsible for and to pay all costs and expenses, including, without limitation, attorneys' fees and costs and accountants' fees, incurred by the holder of the Bank Debt in connection with the successful enforcement by the holder of the Bank Debt of its rights or the protection of the holder of the Bank Debt of its interests under this Agreement, whether incurred pre-trial, at trial or on appeal.
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9.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

10.  Borrower joins in the execution of this Agreement to evidence its agreement to the terms hereof and to be legally bound hereby. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns.

11.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document with the same effect as if all parties had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

12.  It is understood and agreed that, by virtue of its execution and delivery of this Agreement, Operator shall not be deemed to be a maker, surety or other obligor of any of Borrower's Obligations (as defined by the Credit Agreement); however, nothing contained in this Paragraph 12 shall relieve Operator from its obligations to comply with the terms and conditions hereof.

IN WITNESS WHEREOF, the undersigned has executed this Agreement, as of the day and year first above written.

OPERATOR: CENTURY CASINOS MANAGEMENT, INC., a Delaware corporation By Name Title
BORROWER:

CC TOLLGATE LLC,
a Delaware limited liability company

By: CENTURY CASINOS TOLLGATE, INC., a Delaware corporation,
Its Managing Member

By /s/ Larry Hannappel
Larry Hannappel,
CEO and Secretary

 8

AGENT BANK: WELLS FARGO BANK, National Association, Agent Bank By /s/ Ryan Edde Ryan Edde, Vice President

STATE OF ___________ )
                                               ) ss.
COUNTY OF __________)

This instrument was acknowledged before me on November ____, 2005, by _____________________________ as ________________________ of CENTURY CASINOS MANAGEMENT, INC.

__________________________ Notary Public

9

STATE OF ___________ )
                                               ) ss.
COUNTY OF __________ )

This instrument was acknowledged before me on November ____, 2005, by LARRY HANNAPPEL as CEO and Secretary of CENTURY CASINOS TOLLGATE, INC. the Managing Member of CC TOLLGATE LLC.

__________________________ Notary Public

STATE OF NEVADA        )
                                               ) ss.
COUNTY OF WASHOE    )

This instrument was acknowledged before me on November ____, 2005, by RYAN EDDE as Vice President of WELLS FARGO BANK, NATIONAL ASSOCIATION.

__________________________ Notary Public

10

AUTHORIZED OFFICER'S CERTIFICATE OF
CENTURY CASINOS TOLLGATE, INC., a Delaware corporation,
IN ITS CAPACITY AS THE MANAGING MEMBER OF
CC TOLLGATE LLC, a Delaware limited liability company

The undersigned hereby certify that the following persons currently have been authorized to act on behalf of CENTURY CASINOS TOLLGATE, INC., a Delaware corporation, in its capacity as the Managing Member of CC TOLLGATE LLC, a Delaware limited liability company (the "Borrower"), holding the positions indicated next to their names, that the signatures appearing opposite their names below are true and genuine signatures of such persons, and that each of such persons shall be deemed an "Authorized Officer" as defined in and for the purposes used in connection with the Credit Agreement (as may be supplemental, amended or otherwise modified from time to time, the "Credit Agreement"), dated as of November 18, 2005, executed by and among the Borrower, the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders"), WELLS FARGO BANK, National Association, as the issuer of Letters of Credit (herein, in such capacity, called the "L/C Issuer") and WELLS FARGO BANK, National Association, as arranger, administrative and collateral agent for the Lenders and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the Lenders and L/C Issuer, collectively referred to as the "Banks"), and such Authorized Officers are authorized to deliver on behalf of the Borrower the Notices of Borrowings, Compliance Certificates, Construction Disbursement Requests and all other notices, requests, reports, consents, certifications and authorizations on behalf of the Borrower under the Credit Agreement, and have been duly authorized by each of the Borrower as "Authorized Officers" for all purposes under the Credit Agreement and each related Loan Document.

All capitalized terms used but not otherwise defined in this Certificate shall have the same meanings as set forth in the Credit Agreement.

NAME	POSITION IN CENTURY CASINOS TOLLGATE, INC.	SIGNATURE
Richard S. Rabin	Chief Operating Officer
Larry Hannappel	CEO and Secretary

IN WITNESS WHEREOF, the undersigned secretary of Century Casinos Tollgate, Inc. has executed the foregoing Certificate on behalf of Century Casinos Tollgate, Inc. in its capacity as the Managing Member of Borrower as of the 18th day of November, 2005.

BORROWER: CC TOLLGATE LLC, a Delaware limited liability company By: CENTURY CASINOS TOLLGATE, INC., a Delaware corporation its Managing Member By /s/ Larry Hannappel Larry Hannappel, CEO and Secretary

CLOSING CERTIFICATE

TO: WELLS FARGO BANK, National Association, in its capacity as Agent Bank under that certain Credit Agreement, dated as of November 18, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among CC TOLLGATE LLC, a Delaware limited liability company (the "Borrower"), the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders"), WELLS FARGO BANK, National Association, as the issuer of Letters of Credit (herein, in such capacity, called the "L/C Issuer") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the Lenders and L/C Issuer, collectively referred to as the "Banks"). Capitalized terms used herein without definition shall have the meanings attributed to them in Section 1.01 of the Credit Agreement.

THE UNDERSIGNED, as an Authorized Officer of Borrower, does hereby make the following certifications effective as of the Closing Date pursuant to Article IIIA of the Credit Agreement:

(a) the representations and warranties contained in Article IV of the Credit Agreement and contained in each of the other Loan Documents (other than representations and warranties which speak only as of a different date, which shall be true and correct as of such date) are true and correct on and as of the Closing Date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by this Credit Agreement or by any other Loan Document, or which is otherwise consented to by Agent Bank upon the approval of Requisite Lenders;

(b) no event (i) has occurred and is continuing or (ii) would occur as a result of any Borrowing contemplated under the Credit Agreement on the Closing Date, or (iii) would result from the making thereof, which (in the case of (i), (ii) or (iii) above) constitutes a Default or Event of Default under the terms of the Credit Agreement;

(c) Borrower has, as of the Closing Date, performed and complied with all agreements and conditions that are contained in the Credit Agreement and that the Credit Agreement requires Borrower to perform and comply with prior to or as of the advance of the Closing Disbursement;

(d) The Credit Agreement, the Revolving Credit Note and each of the other Loan Documents required to be executed and delivered on or prior to the Closing Date have been duly authorized by all necessary action of Borrower's Board of Managing

EXHIBIT J

Members and have been executed and delivered on behalf of Borrower by a duly authorized representative thereof; and

(e) Concurrently herewith, Borrower has delivered to Agent Bank a true and correct copy of the articles of organization and operating agreement of the Borrower, together with all amendments thereto adopted through the date hereof.

IN WITNESS WHEREOF, the undersigned have executed this Closing Certificate as of the 18th day of November, 2005.

BORROWER:

CC TOLLGATE LLC,
a Delaware limited liability company

By: CENTURY CASINOS TOLLGATE, INC., a Delaware corporation,
its Managing Member

By /s/ Larry Hannappel
    Larry Hannappel,
CEO and Secretary

2

ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT
(Form)

THIS ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT ("Assignment") is made as of the ___ day of _____________, 200__, by and between ________________________________ (hereinafter referred to as "Assignor"), party of the first part, and ____________________________ (hereinafter referred to as "Assignee"), party of the second part.

R_E_C_I_T_A_L_S:

A. Reference is made to that certain Credit Agreement, dated as of November 18, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among CC Tollgate LLC, a Delaware limited liability company (the "Borrower"), the Lenders therein named (herein together with their respective successors and assigns collectively the "Lenders"), WELLS FARGO BANK, National Association, as the issuer of Letters of Credit (herein, in such capacity, called the "L/C Issuer") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the Lenders and L/C Issuer, collectively referred to as the "Banks").

B. In this Assignment, all capitalized words and terms not otherwise defined herein shall have the respective meanings to be construed herein as provided in Section 1.01 of the Credit Agreement and any reference to a provision of the Credit Agreement shall be deemed to incorporate such provision as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.

C. As of the date of this Assignment and as of the Effective Date, as hereinafter defined, but before giving effect to the assignment contemplated hereby, Assignor is and shall be the owner and holder of a ___________ percent (____%) Syndication Interest in the Bank Facilities.

D. As of the Effective Date, as hereinafter defined, Assignor desires to assign to Assignee and Assignee desires to assume a ____________ percent (____%) Syndication Interest in the Bank Facilities.

E. This Assignment is made, executed and delivered pursuant to Section 11.10 of the Credit Agreement and shall also constitute notice to Borrower and Agent Bank of the assignment and delegation to Assignee of the Syndication Interest particularly described hereinbelow.

EXHIBIT K

NOW, THEREFORE, in consideration of the foregoing and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree as follows:

1. As of the Effective Date, as hereinafter defined, Assignor does hereby transfer, convey, set over and assign unto Assignee, without recourse, warranty or representation other than as set forth in Paragraph 5 hereinbelow (the "Assigned Interest"), $________________ of the outstanding unpaid balance of the Bank Facilities, representing an undivided _______________ percent (_____%) Syndication Interest.

2. From and after the Effective Date, Assignee shall and does hereby assume and agree to perform all of the promises and covenants of Assignor as to the Assigned Interest particularly described in Paragraph 1 hereinabove arising or performable from and after the Effective Date and further agrees to indemnify and hold Assignor harmless from any and all liabilities, damages, costs or expenses which Assignor may incur by reason of the failure of Assignee to fund or perform any obligation of Assignor as to the Assigned Interest assigned hereunder arising or performable from and after the Effective Date at the time and in the manner set forth in the Loan Documents, and does further agree to assume and be bound by each and every term, condition, provision and covenant contained in the Credit Agreement and each of the Loan Documents, effective as of the Effective Date, to the same extent and manner as if Assignee had originally been named in the Credit Agreement as a Lender holding the Assigned Interest therein and Assignee shall be deemed to be a Lender party to the Credit Agreement for all purposes thereof.

3. The "Effective Date" as used herein shall mean ___________, 200__, provided that each of the following conditions precedent have been satisfied on or before the Effective Date: (a) Assignor and Assignee have executed this Assignment, (b) Borrower and Agent Bank have joined in the execution of this Assignment for the purpose of evidencing their respective acknowledgment and consent to the assignment by Assignor of the Assigned Interest in favor of Assignee, (c) Assignee has delivered to Assignor _______________________ Dollars ($________________) in immediately available funds, and (d) Assignee has delivered to Agent Bank in immediately available funds the Three Thousand Five Hundred Dollar ($3,500.00) assignment fee in accordance with Section 11.10b of the Credit Agreement. Interest accrued but remaining unpaid on the portion of the outstanding principal balance under the Bank Facilities which is allocable to the Assigned Interest assigned hereby and is owing to Assignor as of the Effective Date shall be prorated to the Effective Date and disbursed by Agent Bank to Assignor and Assignee, as applicable, from the next payment of accrued interest under the Notes.

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4. On the Effective Date, the respective aggregate Syndication Interests of the Lenders in the Bank Facilities shall be as set forth on the Schedule of Lenders' Proportions in Bank Facilities, a copy of which is marked "Schedule 2.01(a)" affixed hereto and by this reference incorporated herein and made a part hereof, which shall restate the Schedule of Lenders' Proportions in Bank Facilities attached as Schedule 2.01(a) to the Credit Agreement, and all previous amendments and reinstatements thereof, for the purpose of showing the Assigned Interest as a decrease in Assignor's applicable Syndication Interest and evidencing Assignee's applicable Syndication Interest in the Bank Facilities.

5. Assignor represents and warrants that:

a. (i) it is the owner of the Assigned Interest being assigned and transferred hereunder free and clear of any liens or other charges of any kind, (ii) it is duly organized and existing and has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or hereby obtained) for its due execution, delivery and performance of this Assignment, and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment has been duly executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

b. Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Loan Documents or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, the Loan Documents or any other instrument or document furnished in connection therewith.

6. Assignee represents and warrants that:

a. (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this

3

Assignment and any other documents required or permitted to be executed or delivered by it in connection with this Assignment, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; (iii) this Assignment has been fully executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is eligible under the Credit Agreement to be an assignee in accordance with the terms hereof.

b. (i) under applicable law and treaties no tax will be required to be withheld by Borrower or any Bank with respect to any payments to be made to the Assignee under the Credit Agreement, (ii) it agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent Bank and the Borrower prior to the time that the Agent Bank or Borrower are required to make any payment of principal, interest or fees hereunder, duplicate executed original of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service From 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (iii) it agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

7. The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Loan Documents, together with copies of the most recent financial statements referred to in Section 5.08 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment; (b) agrees that it will, independently and without reliance upon the Assignor, the Agent Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement; and (c) appoints and authorizes the Agent Bank to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent Bank by the terms thereof, together with such powers as are reasonably incidental thereto.

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8. Assignee hereby advises Borrower and Agent Bank of the following administrative details with respect to the Assigned Interest:

a. Address for notices:

____________________________
____________________________
____________________________
____________________________

b. Telephone:

____________________________

c. Facsimile:

____________________________

d. Payment (wire) instructions:

____________________________
____________________________
____________________________

9. Borrower and Agent Bank join in the execution of this Assignment for the purpose of evidencing and acknowledging their respective consents to the transfer by Assignor to Assignee of the Assigned Interest and agree to recognize Assignee as a Lender under the Credit Agreement and each of the Loan Documents to the same extent as if Assignee were originally named as a Lender therein as to the Assigned Interest. Borrower and Agent Bank further agree that as of the Effective Date and consummation of each of the items specified in Paragraph 3 hereinabove, Assignor shall be and is hereby fully released and discharged from all liabilities, responsibilities and obligations with respect to the Assigned Interest hereby assigned arising or performable on and after the Effective Date.

10. Any interest, commissions, fees and other payments accrued to but excluding the Effective Date with respect to the Assigned Interest hereby assigned shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Interest hereby assigned shall be for the account of the Assignee. Each of the Assignor and the Assignee agree that it will hold in trust for the other party any interest and other amounts which it may receive to which the

5

other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

11. This Assignment may be signed in any number of counterparts, and signatures to all counterparts thereto, when assembled together, shall constitute signatures to this entire agreement with the same effect as if all signatures were on the same document.

12. This Assignment shall, in all respects, be governed by the laws of the State of Nevada and if any action is taken to enforce the terms hereof, such action shall be commenced and maintained within the State of Nevada.

13. Any amendment or waiver of any provision of this Assignment shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment shall be without prejudice to any rights with respect to any other or further breach thereof.

IN WITNESS WHEREOF, the parties hereto have executed the foregoing Assignment as of the day and year first above written.

ASSIGNOR: ____________________________ By__________________________ Title_______________________	ASSIGNEE: ____________________________ By__________________________ Title_______________________

6

Borrower and Agent Bank hereby join in the execution of this Assignment for the purpose of evidencing and acknowledging their respective consent as set forth in Paragraph 9 above.

DATED as of the ____ day of _______________, 200__.

BORROWER: CC TOLLGATE LLC, a Delaware limited liability company By: CENTURY CASINOS TOLLGATE, INC., a Delaware corporation its Managing Member By /s/ Larry Hannappel Larry Hannappel, CEO and Secretary
AGENT BANK: WELLS FARGO BANK, National Association By________________________ Name_____________________ Title_______________________

7

LEGAL DESCRIPTION

All that certain real property situate in the County of Gilpin, State of Colorado described as follows:

Lot 1 and Lot 2,
Golden Rose-Tollgate Casino Final Plat,
As shown on the Plat recorded November 15, 2005, at Reception No. 128127,
City of Central,
County of Gilpin,
State of Colorado

FINANCIAL REQUIREMENT ANALYSIS

BORROWER: CC Tollgate LLC        Loan #
CASINO CONTRACTOR: Sprung Construction, Inc.
GARAGE CONTRACTOR: CFC Construction

			(A) TOTAL COSTS (b + c - d)	(B) COSTS PAID BY BORROWER	(C) COSTS TO BE PAID BY BORROWER	(D) DISBURSEMENT BUDGET (a - b - c)
	1	LAND COSTS
*		Construction Cost of Improvements ($____ sq. ft.)
*		Tenant Improvement Costs ($____ sq. ft.)
*		Site Work Costs ($____ sq. ft.)
*		Offsite Costs ($____ sq. ft.)
Architect & Engineering
Government Fees (permits, bonds, etc.)
Construction costs not in Contract
Contingency (___% of #s 2 thru 5)
Other:
a. FF&E
b.
c.
TOTAL HARD COSTS (Lines 2 thru 10)
Interest during Loan
Taxes during Loan
Insurance during Loan
Construction Loan Fee
Permanent Loan Fee
Title, Recording & Escrow Expenses
Legal Fees/Bonding
Promotion & Advertising
Commission Expense
Organization Expenses (Developer Overhead)
Contingency (Soft Costs)
Other:
a. Appraisal & Review
b. Costing and Inspections
c. Environmental & Review
Total Soft Costs (Lines 12 thru 23)
CUMULATIVE TOTALS (Lines 1, 11 & 24)

Footnotes:

EXHIBIT M
TO CREDIT AGREEMENT

LENDER’S DISBURSEMENT BUDGET

DEVELOPER: CC Tollgate LLC CASINO CONTRACTOR: Sprung Construction, Inc. GARAGE CONTRACTOR: CFC Construction	PROJECT: Casino and Parking Garage AGENT FOR LENDERS: Wells Fargo Bank	REQUEST #: DATE:

ITEM #	CLASSIFICATION	ORIGINAL ESTIMATE	PREVIOUSLY APPROVED CHANGES	PROPOSED CHANGES	ADJUSTED CONTRACT	PERCENT COMPLETE	COMPLETION TO DATE	PREVIOUS PAYMENTS	THIS REQUEST	CONTRACT BALANCE	RETENTION
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CUMULATIVE TOTAL COSTS

COMPLETION GUARANTY

THIS COMPLETION GUARANTY (this "Completion Guaranty") dated as of November 18, 2005, is executed and delivered by CENTURY CASINOS, INC., a Delaware corporation (hereinafter referred to as the "Completion Guarantor"), in favor of WELLS FARGO BANK, National Association, as administrative and collateral agent for those commercial lending institutions party to the hereinafter-described Credit Agreement.

R_E_C_I_T_A_L_S:

WHEREAS:

A.  Reference is made to that certain Credit Agreement, dated as of November 18, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among CC Tollgate LLC, a Delaware limited liability company (the "Borrower"), the Lenders therein named (herein together with their respective successors and assigns collectively the "Lenders"), Wells Fargo Bank, National Association, as the issuer of Letters of Credit (herein, in such capacity, called the "L/C Issuer") and Wells Fargo Bank, National Association, as administrative and collateral agent for the Lenders and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the Lenders and L/C Issuer, collectively referred to as the "Banks").

B.  For the purpose of this Completion Guaranty, all capitalized terms not otherwise specifically defined herein shall have the same meaning given them in Section 1.01 of the Credit Agreement as though fully restated verbatim.

C.  Under the terms of the Credit Agreement, a portion of the proceeds of the Credit Facility are to be used for the purpose of financing a portion of the costs of constructing the Construction Projects in accordance with the Construction Budgets and the Plans and Specifications.

D.  Under the terms of the Credit Agreement, the Borrower is required to cause the Completion Date of the Construction Projects to occur no later than the Construction Completion Deadline.

E.  As a condition precedent to the Lenders establishing the Bank Facilities, Lenders have required that the Agent Bank, on behalf of the Lenders, shall have received from the Completion Guarantor a completion guarantee in form and substance satisfactory to the Agent Bank.

NOW, THEREFORE, IN CONSIDERATION OF THE BANK FACILITIES ESTABLISHED IN FAVOR OF BORROWER PURSUANT TO THE CREDIT AGREEMENT AND WITH THE KNOWLEDGE THAT THE LENDERS WOULD NOT MAKE OR COMMIT TO MAKE OR ESTABLISH THE BANK FACILITIES FOR THE BENEFIT OF BORROWER BUT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPLETION GUARANTOR HEREUNDER, UPON WHICH THE COMPLETION GUARANTOR ACKNOWLEDGES THAT THE AGENT BANK AND THE LENDERS ARE RELYING IN ENTERING INTO THE CREDIT AGREEMENT AND ESTABLISHING THE BANK FACILITIES, THE COMPLETION GUARANTOR HEREBY REPRESENTS, WARRANTS AND COVENANT AS FOLLOWS:

1.  Guarantied Obligations. The Completion Guarantor unconditionally and irrevocably guarantees to the Lenders and the Agent Bank (collectively the "Guarantied Obligations"):

a.  to complete or cause completion of construction of each of the Construction Projects pursuant to and substantially in accordance and compliance with the applicable Plans and Specifications, including all off-site work (if any), in a timely manner and otherwise in the manner provided in the Credit Agreement free of any and all Liens other than the Permitted Encumbrances, in accordance with all applicable zoning, building, environmental, land use and other laws, statutes, ordinances, regulations and rules of all Governmental Authorities, including, without limitation, the following:

(i)  to perform, complete and pay for (or cause to be performed, completed and paid for), in full when due, the construction of each such Construction Project and all other costs and expenses associated therewith;

(ii)  If the Agent Bank or the Lenders exercise their rights under the Credit Agreement and the Deed of Trust to take possession of the Construction Projects and complete the construction thereof, promptly to reimburse the Agent Bank and the Lenders for all costs and expenses incurred by them in so taking possession of the Construction Projects and completing construction or causing completion of construction of the Construction Projects to occur;

(iii)  If any mechanics' or materialmen's liens should be filed, or should attach, with respect to the Construction Projects by reason of the construction thereof, to cause the removal of such liens in the manner provided in the Credit Agreement;

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(iv)  The payment of all costs and expenses, including attorneys' fees and disbursements, incurred in enforcing this Completion Guaranty,

b.  that the Completion Date of the Construction Projects shall occur on or before the Construction Completion Deadline; and

c.  to not permit any change in any applicable Plans and Specifications to be made or any change order to become effective without the prior approval of the Agent Bank, except as expressly permitted under the Credit Agreement.

2.  Indemnification of Banks. Completion Guarantor shall and does hereby indemnify, defend and hold free and harmless each of the Agent Bank and the Lenders (each, an "Indemnified Party") from and against any and all losses, costs, claims, damages, liabilities and expenses, including court costs and reasonable attorneys' fees, which any Indemnified Party may sustain by reason of the Completion Guarantor's failure to cause prompt and complete performance of the Guarantied Obligations, and shall pay (or reimburse each Indemnified Party for) any and all costs and expenses incurred in causing the Completion Date so to occur, or, if the Completion Date cannot then occur, to cause it to occur as soon as possible thereafter. The Agent Bank or any other Indemnified Party will notify the Completion Guarantor of any legal proceeding brought against an Indemnified Party for which any Indemnified Party will seek indemnification and the Completion Guarantor shall have the right to seek to intervene in any such proceedings. Upon the occurrence of an Event of Default under the Credit Agreement, each of the Agent Bank and the Lenders may (but without any obligation to do so, and either before, following or during the institution of any foreclosure or other proceedings with respect to the Real Property) exercise any and all remedies described in the Credit Agreement, provided at law or otherwise available to them, without in any way affecting any of their rights hereunder.

3.  Waivers. Completion Guarantor hereby waives, for the benefit of Lenders and Agent Bank:

a.  any right to require Agent Bank or Lenders, as a condition of payment or performance by Completion Guarantor, to (i) proceed against the Borrower, any other guarantor of the Bank Facilities or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor of the Bank Facilities or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of Agent Bank or any Lenders in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of Agent Bank or any Lender whatsoever;

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b.  any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower, including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Bank Facilities, the General Contractor Agreements or any agreement or instrument relating to the Bank Facilities or by reason of the cessation of the liability of the Borrower from any cause other than prompt and complete performance of the Guarantied Obligations;

c.  any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

d.  any defense based upon Agent Bank's or any Lender's errors or omissions in the administration of the Bank Facilities, except for behavior which amounts to gross negligence or willful misconduct;

e.  (i)any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Completion Guaranty and any legal or equitable discharge of Completion Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting Completion Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Agent Bank or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto;

f.  notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Completion Guaranty, notices of default under the Credit Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Bank Facilities or any agreement related thereto, notice of any Construction Disbursement or any Construction Disbursement Request received by Agent Bank, any other extensions of credit to Borrower and any right to consent to any thereof; and

g.  any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate guarantors or sureties, or that may conflict with the terms of this Completion Guaranty, including without limitation the provisions of Nevada Revised Statutes Sections 40.430-40.459, 40.475 and 40.485 and any successor provisions.

4.  Absolute Liability. Completion Guarantor's liability hereunder shall be in no way affected, diminished or released by (a) acceptance by the Agent Bank or the Lenders of security or additional security for the performance by the Borrower of its obligations under the Credit Agreement or the Loan Documents or any increase, substitution or change therein, (b) the release by the Agent Bank or the Lenders of any such security or any withdrawal thereof or decrease therein, or (c) the exercise by the

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Agent Bank or the Lenders of any or all of the remedies described in the Credit Agreement or otherwise available to them.

5.  No Election. The Agent Bank and the Lenders shall have the right, at their option, either before, during or after commencing foreclosure proceedings (whether judicial or through a power of sale contained in the Deed of Trust) and before, during and after pursuing any right or remedy against the Borrower or any other guarantor, to perform all of the obligations of the Borrower and/or any other guarantor by or through any agent, contractor or subcontractor of its or their selection, all as they in their sole determination deem proper, and the Completion Guarantor shall indemnify, defend and hold the Agent Bank and the Lenders free and harmless against any and all loss, damage, cost, expense, injury or liability that any of them may suffer or incur in connection with the exercise of their rights under this Completion Guaranty and the completion of construction of the Construction Projects. Furthermore, neither the Agent Bank nor any of the Lenders shall have any obligation to protect or insure any Collateral for the Bank Facilities, nor shall any of them have any obligation to perfect its or their security interest in any Collateral for the Bank Facilities.

6.  Direct Proceeding. Completion Guarantor hereby waives any right or claim of right to cause the Agent Bank or the Lenders to proceed against any of the security or Collateral held by any of them before proceeding against the Completion Guarantor and the Completion Guarantor hereby waives any and all legal requirements that the Banks shall institute any action or proceeding at law or in equity against the Completion Guarantor, or anyone else, with respect to the Credit Agreement or any of the other documents identified therein or delivered in connection therewith or the transactions described therein, or with respect to any other security held by the Agent Bank or the Lenders, as a condition precedent to bringing any action against the Completion Guarantor upon this Completion Guaranty.

7.  Remedies. Completion Guarantor hereby agrees that in the event of the failure to complete construction of the Construction Projects as provided in the Credit Agreement and Paragraph 1 hereof, the Agent Bank shall be immediately entitled to enforce the obligations of the Completion Guarantor hereunder after written notice to Completion Guarantor of such failure. Upon the failure of the Completion Guarantor, to comply with the covenants and agreements under this Completion Guaranty, including, but not limited to its covenants to perform and complete the Guarantied Obligations, the Agent Bank may, without waiving or releasing the Completion Guarantor from its obligations hereunder, and without prejudice to any other right or remedy of the Agent Bank or the Lenders hereunder, whether or not expressly set forth herein, perform such covenants or agreements in respect of which there shall be a default hereunder and in that regard the Agent Bank may pay such money as it may deem appropriate. All such monies paid by the Agent Bank as aforesaid, together with interest thereon at the Default Rates provided for under the Credit Agreement, shall be due and payable by the

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Completion Guarantor to the appropriate party on demand. Without limiting the generality of the foregoing, during the course of any construction of the Construction Projects undertaken by the Agent Bank or any other party on behalf of Agent Bank, the Completion Guarantor shall pay on demand all amounts due to contractors, subcontractors and material suppliers for the Construction Projects and for permits and licenses necessary in connection with the Construction Projects. The Completion Guarantor's obligations, in connection with such work shall not be affected by any errors or omissions of the Borrower's general contractor, engineer or architect, the Lenders' Consultant or any subcontractor or agent or employee of any of the foregoing in the design, supervision and performance of any of the work comprising the construction of the Construction Projects; it being understood and agreed that such risk is assumed by the Completion Guarantor.

8.  Amendments. No delay on the part of the Agent Bank or the Lenders in exercising any of their rights, powers, or privileges or partial or single exercise thereof under the Credit Agreement or any of the other documents identified therein or delivered in connection therewith or the transactions described therein shall operate as a waiver of any privileges, powers or rights hereunder, and no modifications or amendments of this Completion Guaranty shall be deemed to be made by the Agent Bank or the Lenders unless the same shall be in writing, duly signed by the Agent Bank, and each such waiver, if any, shall apply only with respect to the specified instance involved, and shall in no way impair the rights of the Agent Bank or the Lenders or the obligations of the Completion Guarantor to such parties in any other respect at any other time.

9.  Subordination. Until the Bank Facilities shall have been paid in full and completely performed by Borrower or otherwise and the Banks obligation to advance funds thereunder indefeasibly terminated and Bank Facilities Termination shall have occurred, Completion Guarantor shall withhold exercise of:

a.  any claim, right or remedy, direct or indirect, that Completion Guarantor now has or may hereafter have against Borrower or any of its assets in connection with this Completion Guaranty or the performance by Completion Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, including without limitation under Nevada Revised Statutes Section 40.475 or 40.485, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that Completion Guarantor now has or may hereafter have against Borrower, (ii) any right to enforce, or to participate in, any claim, right or remedy that Agent Bank or any Lender now has or may hereafter have against Borrower, and (iii) any benefit of, and any right to participate in, any Collateral or security now or hereafter held by Agent Bank or any Lender, and

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b.  any right of contribution Completion Guarantor may have against any other guarantor of the Bank Facilities.

Completion Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Completion Guarantor may have against Borrower or against any Collateral or security, and any rights of contribution Completion Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Agent Bank or Lenders may have against Borrower, to all right, title and interest Agent Bank or Lenders may have in any such Collateral or security, and to any right Agent Bank or Lenders may have against such other guarantor.

10.  Payments; Application. All payments to be made hereunder by Completion Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by Completion Guarantor hereunder shall be applied as follows: first, to all reasonable costs and expenses (including attorneys' fees) incurred by Agent Bank and the Lenders in enforcing this Completion Guaranty or in collecting the Guarantied Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Agent Bank and the Lenders constituting Guarantied Obligations; and third, to the balance of the Guarantied Obligations.

11.  Costs and Expenses. Completion Guarantor agrees to pay Banks' reasonable out-of-pocket costs and expenses, including, but not limited to, legal fees and disbursements, incurred in any effort (which shall include those incurred in investigations of and advising on matters relating to the Banks' rights and remedies) to collect or enforce any of sums owing under this Completion Guaranty whether or not any lawsuit is filed. Until paid to the Agent Bank and the Lenders such sums will bear interest at the Default Rate set forth in the Credit Agreement.

12.  Costs to Prevailing Party. If any action or proceeding is brought by any party against any other party under this Completion Guaranty, the prevailing party shall be entitled to recover such costs and attorney's fees as the court in such action or proceeding may adjudge reasonable.

13.  Completion Notice. Upon Completion Guarantor's written request and Agent Bank's confirmation that the Completion Date has occurred and all costs of constructing the Construction Projects have been fully paid, Agent Bank shall provide Completion Guarantor, at Completion Guarantor's expense, with written confirmation of the completion of the Construction Projects and upon such written confirmation

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 Completion Guarantor shall be deemed released from its obligations under this Completion Guaranty.

14.  Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by telefacsimile, telexed, or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telefacsimile or telex or five (5) Banking Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 13) shall be as set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties:

If to Completion Guarantor: 1263 Lake Plaza Drive
Colorado Springs, CO 80906
Attn: Larry Hannappel, Sr.V.P.

With a copy to:   Doug Wright, Esq.
Faegre & Benson, LLP
1700 Lincoln Street, Suite 3200
Denver, CO 80203

If to Lenders
c/o Agent Bank:  Wells Fargo Bank,
National Association
Commercial Banking Division
5340 Kietzke Lane, Suite 201
Reno, NV 89511
Attn: Ryan Edde, V.P.

With a copy to:   Timothy J. Henderson, Esq.
Henderson & Morgan, LLC
4600 Kietzke Lane, Suite K228
Reno, NV 89502

15.  Cumulative Remedies. No remedy under this Completion Guaranty, under the Credit Agreement, the C/T Note, the Revolving Credit Note or any Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Completion Guaranty, under the Credit Agreement, the C/T Note, the Revolving Credit Note, the Continuing Guaranty, or any other Loan Document, and those provided by law. No delay or omission by Banks to exercise any right under this Completion

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Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Banks to exercise, and no delay in exercising, any right under this Completion Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Completion Guaranty preclude any other or further exercise thereof or the exercise of any other right.

16.  Severability of Provisions. Any provision of this Completion Guaranty which is prohibited or unenforceable under applicable law, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

17.  Entire Agreement; Amendments. This Completion Guaranty, together with the Credit Agreement and the Loan Documents, constitutes the entire agreement between Completion Guarantor and Banks pertaining to the subject matter contained herein. This Completion Guaranty may not be altered, amended, or modified, nor may any provisions hereof be waived or noncompliance therewith consented to, except by means of a writing executed by Completion Guarantor and Banks. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Completion Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

18.  Successors and Assigns. This Completion Guaranty shall be binding upon Completion Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of Banks; provided, however, Completion Guarantor shall not assign this Completion Guaranty or delegate any of its duties hereunder without Banks' prior written consent and any unconsented to assignment shall be absolutely void. In the event of any assignment or other transfer of rights by Banks, the rights and benefits herein conferred upon Banks shall automatically extend to and be vested in such assignee or other transferee.

19.  Choice of Law and Venue; Service of Process. THE VALIDITY OF THIS COMPLETION GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF COMPLETION GUARANTOR AND BANKS, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPLETION GUARANTOR WITH RESPECT TO THIS COMPLETION GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS COMPLETION GUARANTY, COMPLETION GUARANTOR ACCEPTS, FOR ITSELF AND IN CONNECTION WITH

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ITS ASSETS, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS COMPLETION GUARANTY FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE.

20.  Arbitration.

a.  Upon the request of any party, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) ("Dispute") now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with the Credit Agreement, Loan Documents or any related agreements, documents, or instruments (collectively the "Documents"), may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

b.  All Disputes between the parties shall be resolved by binding arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

c.  No provision of, nor the exercise of any rights under this arbitration clause shall limit the rights of any party, and the parties shall have the right during any Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting or foreclosing upon any property, real or personal, which is involved in a Dispute, or which is subject to, or described in, the Documents, including, without limitation, rights and remedies relating to: (i) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under the Security Documentation or other security agreement or instrument, or applicable law, (ii) exercising self-help remedies (including setoff rights) or (iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provision hereof.

21.  Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, COMPLETION GUARANTOR AND EACH OF THE BANKS EACH MUTUALLY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING

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UNDER OR WITH RESPECT TO THIS COMPLETION GUARANTY, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF COMPLETION GUARANTOR AND BANKS WITH RESPECT TO THIS COMPLETION GUARANTY, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, COMPLETION GUARANTOR AND EACH OF THE BANKS EACH MUTUALLY HEREBY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDINGS SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE DEFENDING PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPLAINING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

22.  Counterparts. To facilitate execution, this Completion Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Completion Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Completion Guaranty as of the day and year first written above.

CENTURY CASINOS, INC., a Delaware corporation By /s/ Larry Hannappel Larry Hannappel, Senior Vice President

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STATE OF       )
                           ) ss.
COUNTY OF   )

This instrument was acknowledged before me on November ____, 2005, by LARRY HANNAPPEL as Senior Vice President of CENTURY CASINOS, INC.

__________________________ Notary Public

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PLEDGE AND ASSIGNMENT OF
SAVINGS ACCOUNT AGREEMENT

THIS PLEDGE AND ASSIGNMENT OF SAVINGS ACCOUNT AGREEMENT ("Pledge Agreement") is made and entered into as of this 18th day of November, 2005, by and among CC TOLLGATE LLC, a Delaware limited liability company, Debtor and Assignor, hereinafter referred to as "Borrower", party of the first part, and WELLS FARGO BANK, National Association, hereinafter referred to as "L/C Issuer" party of the second part.

R_E_C_I_T_A_L_S:

WHEREAS:

A.  In this Pledge Agreement all capitalized words and terms not otherwise specifically herein defined shall have the respective meanings and be construed herein as provided in or incorporated into Section 1.01 entitled "Definitions" of the Credit Agreement (as may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated concurrently herewith by and among Borrower, L/C Issuer and the Banks therein described, and any reference to a provision of the Credit Agreement shall be deemed to incorporate that provision as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.

B.  Pursuant to the Credit Agreement, L/C Issuer has agreed, subject to the terms and conditions specified therein, to issue Letters of Credit on behalf of Borrower up to the maximum aggregate Stated Amount of One Million Dollars ($1,000,000.00) at any time outstanding. As security for the prompt payment of each and every L/C Reimbursement Obligation arising after the occurrence of an Event of Default, L/C Issuer may establish a restricted depository savings account for the account of Borrower (the "Cash Collateral Account"). It is a condition of the Credit Agreement and the issuance of Letters of Credit that all Borrowings, Cash, securities and other property of Borrower which may hereafter be deposited into the Cash Collateral Account be presently and irrevocably pledged and assigned to L/C Issuer to be held by L/C Issuer in the manner and for the purposes set forth in the Credit Agreement and L/C Agreements.

NOW, THEREFORE, in consideration of the Letters of Credit issued and to be issued by L/C Issuer for the benefit of Borrower, the receipt and sufficiency of which consideration is hereby acknowledged, the Borrower hereby pledges and assigns to L/C Issuer all of its right, title and interest in and to the Cash Collateral Account and any Borrowings, Cash, securities and other property of Borrower hereafter held or deposited therein, as follows:

1.  Borrower shall and does hereby agree that L/C Issuer shall have the right, on and after the occurrence of an Event of Default, to establish and maintain the Cash Collateral Account for the purpose set forth herein and in the Credit Agreement. The Borrower by these presents does hereby presently and irrevocably grant, bargain, sell, assign, transfer and set over unto L/C Issuer, its successors and assigns, all of Borrower's right, title and interest in and to the Cash Collateral Account and any Borrowings, Cash, securities and other property of Borrower hereafter held or deposited therein on the terms and subject to the conditions set forth herein.

2.  In addition to all rights of setoff for repayment of any L/C Reimbursement Obligation against any Borrowings held in the Cash Collateral Account, monies, securities or other property given to L/C Issuer by law, L/C Issuer shall have a right of setoff for the repayment of any L/C Reimbursement Obligation against any Borrowings, monies, securities and other property of Borrower now or hereafter held or deposited in the Cash Collateral Account or on deposit with L/C Issuer whether held in a general or special account or deposit, or for safekeeping or otherwise; and every such right of setoff for the repayment of any L/C Reimbursement Obligation may be exercised without demand upon or notice to Borrower. No right of setoff shall be deemed to have been waived by any act or conduct on the part of L/C Issuer or by any neglect to exercise such right of setoff, or by any delay in doing so; and every right of setoff shall continue in full force and effect until specifically waived or released by an instrument in writing executed by L/C Issuer.

3.  No delay or failure by L/C Issuer, Agent Bank or any of the Banks to exercise any right or remedy against the Borrower under the Loan Documents shall be construed as a waiver of such right or remedy. All remedies of L/C Issuer, Agent Bank and Banks against the Borrower under the Loan Documents are cumulative.

4.  This Pledge Agreement may not be amended, changed or terminated except by an agreement in writing signed by the party or parties against whom enforcement of the change is sought. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and if any action is taken to enforce the terms of this Pledge Agreement such action shall be commenced and maintained within the State of Nevada.

5.  If and to the extent that the amounts held from time to time in the Cash Collateral Account (including any interest) exceed the Stated Amount of all undrawn Letters of Credit and all unpaid L/C Reimbursement Obligations, L/C Issuer shall, on or before ten (10) days following receipt of written request by Borrower, apply such excess in the order of priority set forth in Section 7.03 of the Credit Agreement.

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6.  This Pledge Agreement may be executed in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have executed the foregoing instrument on the day and year first above written.

BORROWER:

CC TOLLGATE LLC,
a Delaware limited liability company

By: CENTURY CASINOS TOLLGATE, INC., a Delaware corporation,
its Managing Member

By /s/ Larry Hannappel
  Larry Hannappel,
  CEO and Secretary

L/C ISSUER: WELLS FARGO BANK, National Association, Agent Bank By /s/ Ryan Edde Ryan Edde, Vice President

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